As filed with the Securities and Exchange Commission on June 28, 2017

1940 Act File No. 811-07074

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

Registration Statement Under The Securities Act of 1933: ☐

Pre-Effective Amendment No.

Post-Effective Amendment No.

 Registration Statement Under The Investment Company Act of 1940: ☒

Amendment No. 1

180 DEGREE CAPITAL CORP.
(Exact Name of Registrant as Specified in its Charter)

7 N. Willow Street
Suite 4B
Montclair, New Jersey, 07042
(Address of Principal Executive Offices)

(973) 746-4500
(Registrant’s Telephone Number, including Area Code)

Daniel B. Wolfe
President and Chief Financial Officer
7 N. Willow Street
Suite 4B
Montclair, New Jersey, 07042
(Name and Address of Agent for Service)

Copies to:

John J. Mahon
Schulte Roth & Zabel LLP
1152 Fifteenth Street, NW
Suite 850
Washington, DC 20005
(202) 729-7477

PART A - INFORMATION REQUIRED IN A PROSPECTUS

Item 1. Outside Front Cover.

Not applicable.

Item 2. Cover Pages; Other Offering Information.

Not applicable.

Item 3. Fee Table and Synopsis.

Item 3.1. Fee Table.

The following table is intended to assist you in understanding the various costs and expenses that an investor in180 Degree Capital Corp. ("we", "us", "180", or the "Company") will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of our future expenses. The footnotes to the table state which items are estimates, and actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this registration statement contains a reference to fees or expenses paid by "you," "us," or "180 Degree Capital Corp.," or that "we" will pay fees and expenses, shareholders will indirectly bear such fees or expenses as investors in 180 Degree Capital Corp.; however, your responsibility for such fees or expenses is limited to your investment in 180 Degree Capital Corp.

Estimated Annual Expenses (as a percentage of net assets attributable to common stock):(1)
Other Expenses	5.5%	(2)
Salaries & Benefits	2.7%	(3(4)
Administration & Operations	1.9%	(5)
Professional Fees	0.9%	(6)
Acquired Fund Fees and Expenses	0.0%	(7)
Interest Payments on Borrowed Funds	0.0%	(8)
Total Estimated Annual Expenses	5.5%	(9)

(1)	“Net assets attributable to common stock” equals the weighted average net assets for the twelve-month period ended March 31, 2017, which was $77,367,989.

(2)	“Other Expenses” are based on projected amounts for the fiscal year ended December 31, 2017.

(3)
“Salaries and Benefits” includes non-cash, stock-based compensation expenses. We do not have an investment adviser and are internally managed by our executive officers under the supervision of our Board of Directors. As a result, we do not pay investment advisory fees. Instead, we pay the operating costs associated with employing investment management professionals. This figure reflects our estimated “Salaries and Benefits” expense for the fiscal year ending December 31, 2017.

(4)
"Salaries and Benefits" does not include a non-cash, stock-based compensation credit of approximately $580,000 generated in 2017. This amount is owing primarily to the reversal of non-cash, stock based compensation expense realized in prior quarters for restricted stock with performance based vesting that were canceled prior to a conversion to a Registered Closed-End Fund, offset in part by the expense expected to be realized upon acceleration of certain time and performance vesting restricted stock. Additionally, this line item includes severance-related expenses of approximately $400,000 in 2017.

(5)	“Administration and Operations” includes expenses incurred for administration, operations, rent, directors’ fees and expenses, depreciation and custodian fees.

(6)	“Professional Fees” includes legal and accounting expenses.

(7)
Amount reflects or estimated expenses for the twelve months ending December 31, 2017, relating to the temporary investment of cash pending investment in portfolio companies in accordance with our investment objective and strategies described in this registration statement.

(8)	We do not currently expect to incur any leverage or borrow funds for investment purposes during the next twelve months.

(9)	This figure includes all of the fees and expenses of our consolidated subsidiaries.

The following examples illustrate the dollar amount of cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These amounts are based upon payment by us of expenses at levels set forth in the above table.

On the basis of the foregoing, you would pay the following expenses on a hypothetical $1,000 investment, assuming a 5% annual return:

1 Year	3 Years	5 Years	10 Years
$55	$164	$272	$536

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of our common stock. The above example should not be considered a representation of future expenses. Actual expenses and annual rates of return may be more or less than those assumed for purposes of the example.

Item 3.2. Synopsis

Not applicable.

Item 4. Financial Highlights.

Not applicable.

Item 5. Plan of Distribution.

Not applicable.

Item 6. Selling Shareholders.

Not applicable.

Item 7. Use of Proceeds.

Not applicable.

Item 8. General Description of Registrant.

This registration statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about 180 Degree Capital Corp., our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital; and

•	the timing of cash flows, if any, from the operations and/or monetization of our positions in our portfolio companies.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•	a contraction of available credit and/or an inability to access the equity markets could impair our investment activities;

•	interest rate volatility could adversely affect our results, particularly if we elect to use leverage as material part of our venture debt investment strategy;

•
currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this registration statement and in our other filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this registration statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this registration statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this registration statement. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, to reflect events or circumstances occurring after the date of this registration statement. In this regard, we will update this registration statement in the event of any material change to the information contained herein during the pendency of any offering as required by the federal securities laws.

Item 8.1. General Description.

180 Degree Capital Corp. (the "Company," "180", "us," "our," and "we"), is an internally managed, non-diversified, registered closed-end management investment company ("Registered Closed-End Fund" or "CEF") under the Investment Company Act of 1940, (the "1940 Act"). For tax purposes, we have elected to be treated as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). However, as is discussed in detail in Note 10 to our Consolidated Financial Statements included herein in Item 25. Financial Statements and Exhibits, we did not qualify as a RIC in 2016, but we had no net taxable income during our 2016 tax year. We were incorporated under the laws of the state of New York in August 1981. We are overseen by our Board of Directors and managed by our officers and have no external investment adviser.

Item 8.2. Investment Objectives and Policies.

Our investment objective is to generate capital appreciation and current income from investments and investment-related activities such as managed funds. The restrictions identified as fundamental below, along with our investment objective, are our only fundamental policies as a registered closed-end investment company. Fundamental policies may not be changed without the approval of the holders of a majority of our outstanding voting securities, as defined in the 1940 Act. As a matter of fundamental policy, we will not:

(1)
Issue senior securities, borrow money from banks, brokers or other lenders, or engage in transactions involving the issuance by us of "senior securities" representing indebtedness, except to the extent permitted under the 1940 Act or the rules, regulations or interpretations thereof.

(2)
Underwrite securities of other issuers, except insofar as we may be deemed an underwriter under the Securities Act in connection with the disposition of our portfolio securities. We may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act or the rules, regulations or interpretations thereof.

(3)
Invest more than 25% of our total assets in the securities of companies or entities engaged in any one industry, or group of industries. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities.

(4)
Purchase or sell real estate or interests in real estate (except that we may (a) purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments, or in connection with foreclosure on collateral, or (b) own the securities of companies that are in the business of buying, selling or developing real estate).

(5)
Purchase or sell commodities or commodity contracts, but we may purchase and sell foreign currency and enter into foreign currency forward contracts, and may engage in other transactions in financial instruments, in each case to the extent permitted under the Company's investment policies as in effect from time to time.

(6)
Make loans of money or securities to other persons, except through purchasing fixed-income securities or other debt instruments, lending portfolio securities or entering into repurchase agreements in a manner consistent with our investment policies.

With respect to these investment restrictions, if a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of our total assets, unless otherwise stated or required by law, will not constitute a violation of the restriction or policy.

In accordance with the foregoing, we may also purchase securities on margin, sell securities short, and write call options with respect to securities in our portfolio, in each case to the extent we are permitted to do so under the 1940 Act. In addition, in connection with the issuance of any senior securities, we will be required as a registered closed-end investment company to maintain an asset coverage ratio of at least 300%, generally reflecting the ratio of our total assets to senior securities that are indebtedness (or 200% in the case of senior securities representing stock, generally reflecting the ratio of our total assets to total senior securities outstanding).

In addition to the above fundamental policies and as discussed in more detail below, we may invest up to 100% of our assets in equity securities issued by publicly-traded or privately held operating companies, which may be acquired directly in privately negotiated transactions or in secondary market purchases.

Securities Lending Activities

Although we do not currently intend to engage in securities lending, we may do so in the future. Prior to engaging in securities lending, we will enter into securities lending agreements. Once we enter into such agreements, we may lend our portfolio securities in an amount not exceeding one-third of our total assets to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable regulations. Under the present regulatory requirements which govern loans of portfolio securities, the loan collateral must, on each business day, at least equal the value of the loaned securities and must consist of cash, letters of credit of domestic banks or domestic branches of foreign banks, or securities of the U.S. Government or its agencies. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by us if the demand meets the terms of the letter. Such terms and the issuing bank would have to be satisfactory to us. Any loan might be secured by any one or more of the three above-referenced types of collateral. Our Board of Directors has a fiduciary obligation to recall a loan in time to vote proxies if it has knowledge that a vote concerning a material event regarding the securities will occur. As such, the terms of our loans must permit us to reacquire loaned securities on five days’ notice or in time to vote on any serious matter and must meet certain tests under the Code.

The primary risk in securities lending is a default by the borrower during a sharp rise in price of the borrowed security resulting in a deficiency in the collateral posted by the borrower. We will seek to minimize this risk by requiring that the value of the securities loaned be computed each day and additional collateral be furnished each day if required. In addition, we are exposed to the risk of delay in recovery of the loaned securities or possible loss of rights in the collateral should the borrower become insolvent. As well, all investments made with the collateral received are subject to the risks associated with such investments. If such investments lose value, we will have to cover the loss when repaying the collateral.

The costs of securities lending will not appear in the fee table and we will bear the entire risk of loss on any reinvested collateral received in connection with securities lending.

Investment Strategy

Historically, our investment strategy was to achieve long-term capital appreciation investing in venture capital investments. We then provided strategic, operational and management resources, and creative financial solutions to these companies. While we will continue to provide such resources to our existing portfolio companies, our investment strategy on future new investments is focused on generating capital appreciation and current income from investments in what we believe are deeply undervalued, small publicly traded companies where we believe we can positively impact the business and valuation through constructive activism. This investment strategy is not a fundamental policy and may be changed without requiring approval from shareholders prior to making such change.

We believe we combine new perspectives with the historical knowledge and experience of managing the current portfolio. We believe these complementary sets of experiences and skills in investment management and in working with management teams to build businesses can be a foundation for future growth. We believe we will be able to generate income and grow net asset value per share for shareholders over shorter, more predictable timeframes than we have experienced historically.

While there are multiple fund managers that invest in smaller publicly traded companies, we believe that these managers are often not able to engage or interested in engaging with such companies on an active basis. We believe our expertise and focus on constructive activism could be an attractive complement to other investors in the space. Our new simplified structure and focus could lead to partnerships or other opportunities. We believe that the universe of potential partners on this strategy is substantially larger than those focused on privately held investments. We believe we will be in a strong position to seek these strategic partnership opportunities with the current and future assets of our company.

Our investment approach is comprised of a patient examination of available opportunities thorough due diligence and close involvement with management of our portfolio companies. We currently invest our capital directly into portfolio companies or through purchases of securities of publicly traded companies directly and through open-market purchases. We have in the past and may in the future seek to invest our capital alongside capital from other investors through co-investment funds that we control. Such funds could provide benefits to us including 1) the generation of income from management fees; 2) the potential to participate economically in the returns of the funds invested above and beyond the returns generated from investment of our capital; 3) the ability for us to increase the amount of capital under our control invested per portfolio company; and 4) in cases where we may partner with others, we gain access to market intelligence and distribution and manufacturing expertise that complements our expertise in identifying disruptive innovations and building companies.

We believe we provide four core benefits to our shareholders. First, our go-forward investment strategy offers investors the opportunity to leverage our experience, extensive diligence and active portfolio management of what we believe are significantly undervalued publicly traded companies that may be difficult to replicate on an individual basis. Second, we provide shareholders with access to an existing privately held portfolio of disruptive companies that we believe may yield significant returns on invested capital in the future. Third, we provide access for accredited investors to co-invest with us in our portfolio companies when we determine that such co-investment is appropriate for us and such investors. Fourth, we are able to invest opportunistically in multiple types of securities to take advantage of market inefficiencies.

Neither our investments, nor an investment in us, is intended to constitute a balanced investment program. We expect to be risk seeking rather than risk averse in our investment approach. To such end, we reserve the fullest possible freedom of action, subject to our Certificate of Incorporation, Amended and Restated By-laws, applicable law and regulations, and policy statements contained herein. There is no assurance that our investment objectives will be achieved.

Investment Securities

We have discretion in the investment of our capital to achieve our objectives within the restrictions of our fundamental policies. Historically, we invested a substantial portion of our assets in securities that we consider to be private equity investments. While we are limiting our future investments in such securities, our privately held portfolio investments currently constitute a majority of the value of our investment portfolio. These private equity investments usually do not pay interest or dividends and typically are subject to legal or contractual restrictions on resale that may adversely affect the liquidity and marketability of such securities. Some of our convertible bridge notes may result in payment-in-kind ("PIK") interest, which typically accrues over the life of the bridge note and often converts into equity of the portfolio company upon a financing event.

While we plan to continue to make investments in securities of existing privately held portfolio companies, we plan to focus future new investments on what we believe are deeply undervalued, small publicly traded companies where we believe we can positively impact the business and valuation through constructive activism. These businesses can range in stage from pre-revenue to generating positive cash flow.

We do not currently limit our investments to any security type. Our securities investments may consist of private, public or governmental issuers of any type, subject to the restrictions imposed on us as a Registered Closed-End Fund under the 1940 Act. Investments may include the following:

•	Equity, equity-related securities (including warrants and options) and debt with equity features from either private or public issuers;

•	Debt obligations of all types having varying terms with respect to security or credit support, subordination, purchase price, interest payments and maturity;

•	Foreign securities;

•	Miscellaneous investments.

The following is a summary description of the types of assets in which we may invest, the investment strategies we may use, and the attendant risks associated with our investments and strategies.

Equity, Equity-Related Securities and Debt with Equity Features

We may invest in equity, equity-related securities and debt with equity features. These securities include common stock or units, preferred stock or units, debt instruments convertible into common or preferred stock or units, limited partnership interests, other beneficial ownership interests and warrants, options or other rights to acquire or agreements to sell any of the foregoing.

Our investments in publicly traded securities of whatever nature, may include relatively small, emerging growth companies that management believes are deeply undervalued. These investments may be through open-market transactions, through secondary offerings of primary securities or through private placements in publicly traded companies ("PIPEs"). Securities purchased in

PIPE transactions are typically subject to a lock-up agreement for 180 days or longer, or are issued as unregistered securities that are not freely tradable for at least six months.

Our investments in privately held companies are often in companies with operating histories that are unprofitable or marginally profitable, that have negative net worth, or that are involved in bankruptcy or reorganization proceedings. In addition, we may make investments in connection with the acquisition or divestiture of companies or divisions of companies. There is a significantly greater risk of loss with these types of securities than is the case with traditional investment securities.

Warrants, options and convertible or exchangeable securities generally give the investor the right to acquire specified equity securities of an issuer at a specified price during a specified period or on a specified date. Warrants and options fluctuate in value in relation to the value of the underlying security and the remaining life of the warrant or option, while convertible or exchangeable securities fluctuate in value both in relation to the intrinsic value of the security without the conversion or exchange feature and in relation to the value of the conversion or exchange feature, which is like a warrant or option. When we invest in these securities, we incur the risk that the option feature will expire worthless, thereby either eliminating or diminishing the value of our investment.

Investments in equity securities of private companies often involve securities that are restricted as to sale and cannot be sold in the open market without registration under the Securities Act of 1933 or pursuant to a specific exemption from these registrations. Opportunities for sale are more limited than in the case of marketable securities, although these private investments may be purchased at more advantageous prices and may offer attractive investment opportunities. Even if one of our portfolio companies completes an initial public offering ("IPO"), we are typically subject to a lock-up agreement for 180 days or longer, and the stock price may decline substantially before we are free to sell or enter into contracts to sell these shares. These lock-up restrictions apply to us and our shares of the portfolio company owned prior to the IPO and may include shares purchased by us in an IPO. These restrictions generally include provisions that stipulate that we are not permitted to offer, pledge or sell our shares, including selling covered call options on our shares, prior to the expiration of the lock-up period.  We are also prohibited from entering into new securities lending arrangements for these securities during the lock-up period. We may also own securities of privately held companies that complete public listings through reverse mergers into publicly traded shell companies. Our shares of the privately held company prior to the reverse merger may be subject to additional restrictions on their sale under Rule 144.

We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in market conditions, currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions.

Even if we have registration rights to make our investments in privately held and publicly traded companies more marketable, a considerable amount of time may elapse between a decision to sell or register the securities for sale and the time when we are able to sell the securities. The prices obtainable upon sale may be adversely affected by market conditions, by the level of average trading volume of the underlying stock as compared with the position offered for sale or negative conditions affecting the issuer during the intervening time. We may elect to hold formerly restricted securities after they have become freely marketable, either because they remain relatively illiquid or because we believe that they may appreciate in value. During this holding period, the value of these securities may decline and be especially volatile. If we need funds for investment or working capital purposes, we might need to sell marketable securities at disadvantageous times or prices.

Debt Investments

We may hold debt securities, including in privately held and thinly traded public companies. Debt obligations may include U.S. government and agency securities, commercial paper, bankers’ acceptances, receivables or other asset-based financing, notes, bonds, debentures, or other debt obligations of any nature and repurchase agreements related to these securities. These obligations may have varying terms with respect to security or credit support, subordination, purchase price, interest payment and length of time to maturity from private, public or governmental issuers of any type located anywhere in the world. We may invest in debt obligations of companies with operating histories that are unprofitable or marginally profitable, that have negative net worth or are involved in bankruptcy or reorganization proceedings, or that are start-up or development-stage small businesses. In addition, we may participate in the acquisition or divestiture of companies or divisions of companies through issuance or receipt of debt obligations. Our convertible bridge notes generally do not generate cash payments to us, nor are they held for that purpose. Our convertible bridge notes and the interest accrued thereon are generally held for the purpose of potential conversion into equity at a future date.

Our investments in debt obligations may be of varying quality, including non-rated, unsecured and highly speculative debt investments with limited marketability. Investments in lower-rated and non-rated securities, commonly referred to as "junk bonds," including our non-convertible debt investments, are subject to special risks, including a greater risk of loss of principal and non-payment of interest. Generally, lower-rated and non-rated securities offer a higher return potential than higher-rated securities, but involve greater volatility of price and greater risk of loss of income and principal, including the possibility of default or bankruptcy of the issuers of these securities. Lower-rated securities and comparable non-rated securities will likely have large uncertainties or major risk exposure to adverse economic conditions and are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. In addition, issuers of lower-rated securities and comparable non-rated securities are often highly leveraged and may not have more traditional methods of financing available to them; therefore, their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss owing to default by these issuers is significantly greater because lower-rated securities and comparable non-rated securities generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. We may incur additional expenses to the extent that we are required to seek recovery upon a default in the payment of principal or interest on our portfolio holdings. In addition, many of the companies in which we invest have limited cash flows and no income, which may limit our ability to recover in the event of a default.

The markets in which lower-rated securities or comparable non-rated securities are traded generally are more limited than those in which higher-rated securities are traded. The existence of limited markets for these securities may restrict our ability to obtain accurate market quotations for the purposes of valuing lower-rated or non-rated securities and calculating net asset value or to sell securities at their fair value. The market values of lower-rated and non-rated securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. The occurrence of adverse conditions and uncertainties to issuers of lower-rated securities would likely reduce the value of lower-rated or non-rated securities held by us, with a commensurate effect on the value of our shares, when applicable.

The market values of investments in debt securities that carry no equity conversion rights usually reflect yields generally available on securities of similar quality and type at the time purchased. When interest rates decline, the market value of a debt portfolio already invested at higher yields can be expected to rise if the securities are protected against early call. Similarly, when interest rates increase, the market value of a debt portfolio already invested at lower yields can be expected to decline. Deterioration in credit quality also generally causes a decline in market value of the security, while an improvement in credit quality generally leads to increased value.

Foreign Securities

We may make investments in securities of issuers whose principal operations are conducted outside the United States, and whose earnings and securities are stated in foreign currency. In comparison with otherwise comparable investments in securities of U.S. issuers, currency exchange risk of securities of foreign issuers is a significant variable. The value of these investments to us will vary with the relation of the currency in which they are denominated to the U.S. dollar, as well as with intrinsic elements of value such as credit risk, interest rates and performance of the issuer. Investments in foreign securities also involve risks relating to economic and political developments, including nationalization, expropriation of assets, currency exchange freezes and local recession. Securities of many foreign issuers are less liquid and more volatile than those of comparable U.S. issuers. In addition, accounting and financial reporting standards that prevail outside of the U.S. generally may differ from U.S. standards and, consequently, less information is typically available concerning companies located outside of the U.S. than for those located in the U.S. Interest, dividend or other income and capital gains on our foreign securities may be subject to withholding and other taxes that may not be recoverable by us. We may seek to hedge all or part of the currency risk of our investments in foreign securities through the use of futures, options and forward currency purchases or sales.

Item 8.3. Risk Factors.

Investing in our securities involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our securities. The risk factors described below are the principal risk factors associated with an investment in our securities, as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition, the risk factors described below also describe the special risks of investing in a Registered Closed-End Fund, including the risks associated with investing in a portfolio that includes small and developing or financially troubled businesses and/or thinly traded publicly traded securities of small publicly traded companies. Although the risks described below represent our material risks, they are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our Company and an investment in our securities.

Regulations governing our operation as a Registered Closed-End Fund may limit our ability to, and the way in which we, raise additional capital, which could have a material adverse impact on our liquidity, financial condition and results of operations.

Our business in the future may require a substantial amount of capital. We may acquire additional capital from the issuance of senior securities (including debt and preferred stock), the issuance of additional shares of our common stock or from securitization transactions. However, we may not be able to raise additional capital in the future on favorable terms or at all. Additionally, we may only issue senior securities up to the maximum amount permitted by the 1940 Act. The 1940 Act permits us to issue senior securities only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 300 percent after such issuance or incurrence. If our assets decline in value and we fail to satisfy this test, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales or repayment may be disadvantageous, which could have a material adverse impact on our liquidity, financial condition and results of operations.

•
Senior Securities. As a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred securities, such securities would rank “senior” to common stock in our capital structure, resulting in preferred shareholders having separate voting rights and possibly rights, preferences or privileges more favorable than those granted to holders of our common stock. Furthermore, the issuance of preferred securities could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our common shareholders or otherwise be in your best interest.

•
Additional Common Stock. Our Board of Directors may decide to issue common stock to finance our operations rather than issuing debt or other senior securities. As a CEF, we are generally not able to issue our common stock at a price below net asset value without first obtaining required approvals from our shareholders and our independent directors. In any such case, the price at which our securities are to be issued and sold may not be less than a price, that in the determination of our Board of Directors, closely approximates the market value of such securities at the relevant time. We may also make rights offerings to our shareholders at prices per share less than the net asset value per share, subject to the requirements of the 1940 Act. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, the percentage ownership of our shareholders at that time would decrease, and such shareholders may experience dilution.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. We do not have fixed guidelines for diversification, and therefore our investments could be concentrated in relatively few portfolio companies.

When we are a debt or minority equity investor in a portfolio company, we are often not in a position to exert influence on the entity, and other equity holders and management of the company may make decisions that could decrease the value of our portfolio holdings.

When we make debt or minority equity investments, we are subject to the risk that a portfolio company may make business decisions with which we disagree and the other equity holders and management of such company may take risks or otherwise act in ways that do not serve our interests. As a result, a portfolio company may make decisions that could decrease the value of our investment.

Our business model depends upon the development and maintenance of strong referral relationships with asset managers, investment banking firms and other entities active in working with small publicly traded and privately held companies.

We are substantially dependent on our informal relationships, which we use to help identify and gain access to investment opportunities. If we fail to maintain our relationships with key firms, or if we fail to establish strong referral relationships with other firms or other sources of investment opportunities, we will not be able to grow our portfolio of equity investments and achieve our investment objective. In addition, persons with whom we have informal relationships are not obligated to inform us of investment opportunities, and therefore such relationships may not lead to the origination of equity or other investments. Any loss or diminishment of such relationships could effectively reduce our ability to identify attractive portfolio companies that meet our investment criteria, either for direct equity investments or for investments through private secondary market transactions or other secondary transactions.

Ineffective internal controls could impact our business and operating results.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of our portfolio may decrease if we are required to write down the values of our investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results. We experienced to some extent such effects as a result of the economic downturn that occurred from 2008 through 2009 and may experience such effects again in any future downturn or recession.

We may in the future choose to pay dividends in our common stock, in which case you may be required to pay tax in excess of the cash you receive.

We may distribute taxable dividends that are payable in part in our common stock. In accordance with certain applicable Treasury regulations and private letter rulings issued by the Internal Revenue Service ("IRS"), a RIC may treat a distribution of its own common stock as fulfilling the RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or common stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20 percent of the aggregate declared distribution. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in common stock). In no event will any stockholder, that elects to receive cash, receive less than 20 percent of his or her entire distribution in cash. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in common stock will be equal to the amount of cash that could have been received instead of common stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain capital from realized investments to reinvest or obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.

Any working capital reserves we maintain and capital obtained from realized investments may not be sufficient for investment purposes, and we may require debt or equity financing to operate. Accordingly, in the event that we develop a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to us. If we cannot obtain capital from realized investments or obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected. In such cases, we could be unable to make follow-on investments in existing portfolio companies (which could result in the dilution of our position and/or other punitive actions on our securities of those companies), which may negatively impact our net asset value per share, our investment returns and our ability to make distributions to our shareholders.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and we will generally be prohibited from buying or selling any securities from or to such affiliate. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), without prior approval of the SEC. If a person becomes our affiliate, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC.

Our business may be adversely affected by the small size of our market capitalization.

Changes in regulations of the financial industry have adversely affected coverage of small capitalization companies such as ours by financial analysts. A number of analysts that have covered us in the past are no longer able to continue to do so owing to changes in employment, to restrictions on the size of companies they are allowed to cover and/or their firms have shut down operations. An inability to attract analyst coverage may adversely affect the liquidity of our stock and our ability to raise capital from investors, particularly institutional investors. Our inability to access the capital markets on favorable terms, or at all, may adversely affect our future financial performance. The inability to obtain adequate financing could force us to seek debt financing, self-fund strategic initiatives or even forgo certain opportunities, which in turn could potentially harm our current and future performance.

Because there is generally no established market in which to value our privately held investments, our Valuation Committee’s value determinations may differ materially from the values that a ready market or third party would attribute to these investments.

There is generally no public market for our private equity securities. Pursuant to the requirements of the 1940 Act, we value all of the privately held equity and debt securities in our portfolio at fair value as determined in good faith by the Valuation Committee, a committee made up of all of the independent members of our Board of Directors, pursuant to Valuation Procedures established by the Board of Directors. Determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment pursuant to specified valuation principles and processes. We are required by the 1940 Act to value specifically each individual investment on a quarterly basis and record unrealized depreciation for an investment that we believe has become impaired. Conversely, we must record unrealized appreciation if we believe that a security has appreciated in value. Our valuations, although stated as a precise number, are necessarily within a range of values that vary depending on the significance attributed to the various factors being considered.

We currently use option pricing models to determine and/or allocate the fair value of a significant portion of the privately held securities in our portfolio. Option pricing models, including the Black-Scholes-Merton model, require the use of subjective input assumptions, including expected volatility, expected life, expected dividend rate, and expected risk-free rate of return. In the Black-Scholes-Merton model, variations in the expected volatility or expected term assumptions have a significant impact on fair value. Because the privately held securities in our portfolio are not publicly traded, many of the required input assumptions are more difficult to estimate than they would be if a public market for the underlying securities existed.

Without a readily ascertainable market value and because of the inherent uncertainty of valuation, the fair value that we assign to our investments may differ from the values that would have been used had an efficient market existed for the investments, and the difference could be material. Any changes in fair value are recorded in our Consolidated Statement of Operations as a change in the “Net (decrease) increase in unrealized depreciation on investments.”

Even when a portfolio of early-stage, high-technology investments proves to be profitable over the portfolio’s lifetime, it is common for the portfolio’s value to undergo a so-called “J-curve” valuation pattern. This means that when reflected on a graph, the portfolio’s valuation would appear in the shape of the letter “J,” declining from the initial valuation prior to increasing in valuation. This J-curve valuation pattern results from write-downs and write-offs of portfolio investments that appear to be unsuccessful, prior to write-ups for portfolio investments that prove to be successful. Because early-stage small businesses typically have negative cash flow and are by their nature inherently fragile, a valuation process can more readily substantiate a loss of value than an increase in value. Even if our privately held investments prove to be profitable in the long run, such J-curve valuation patterns could have a significant adverse effect on our net asset value per share and the value of our common stock in the interim. Over time, as we continue to make additional investments, this J-curve pattern may be less relevant for our portfolio as a whole, because the individual J-curves for each investment, or series of investments, may overlap with previous investments at different stages of their J-curves.

Our financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.

Our investment portfolio includes investments that may be significant individually or in the aggregate. If a significant investment in one or more companies fails to perform as expected, such a failure could have a material adverse effect on our financial condition and results of operations, and the magnitude of such effect could be more significant than if we had further diversified our portfolio.

We expect to continue to experience material write-downs of securities of portfolio companies.

Write-downs of securities of our privately held companies have always been a by-product and risk of our historical business. We may continue to experience material write-downs of securities of privately held portfolio companies. Write-downs of such companies occur at all stages of their development. Such write-downs may increase in dollar terms, frequency and as a percentage of our net asset value if our dollar-weighted value of our privately held companies increases. We believe these potential write-downs from privately held companies will decrease as we shift our invested assets into securities of publicly traded companies.

Option pricing models place a high weighting on liquidation preferences, which means that small differences in how the preferences are structured can have a material effect on the fair value of our securities at the time of valuation and also on future valuations should additional rounds of financing occur with senior preferences. As such, valuations calculated by option pricing models may not increase if (1) rounds of financing occur at higher prices per share, (2) liquidation preferences include multiples on investment, (3) the amount of invested capital is small and/or (4) liquidation preferences are senior to prior rounds of financing.

Unfavorable regulatory changes could impair our ability to engage in liquidity events and dampen our returns.

We rely on the ability to generate realized returns on our privately held investments through liquidity events such as IPOs and M&A transactions.

When companies in which we have invested as private entities complete IPOs of their securities, these newly issued securities are by definition unseasoned issues. Unseasoned issues tend to be highly volatile and have uncertain liquidity, which may negatively affect their price. In addition, we are typically subject to lock-up provisions that prohibit us from selling our investments into the public market for specified periods of time after IPOs. The market price of securities that we hold may decline substantially before we are able to sell these securities. Government reforms that affect the trading of securities in the United States have made market-making activities by broker-dealers less profitable, which has caused broker-dealers to reduce their market-making activities, thereby making the market for unseasoned stocks less liquid than they might be otherwise.

We have and may continue to make investments in companies that may complete public listings through reverse mergers with publicly traded shell companies. The securities owned prior to the completion of the reverse merger are subject to sale restrictions of at least one year from the effective date of the reverse merger as long as the publicly traded company continues to comply with the requirements of Rule 144. In addition, shareholders deemed to be affiliates of the publicly traded company are subject to volume restrictions once the stock owned by those entities is tradable. Furthermore, in 2011, the SEC established new rules for “seasoning periods” for former shell companies to uplist to a national exchange. These rules may negatively affect the liquidity of our stock of these companies as well as the ability of the publicly traded companies to raise additional capital, if needed. These factors could negatively affect the performance of the publicly traded companies and our returns on investments in these companies.

In addition, the structural changes in the public markets that currently value near-term cash flows and predictable revenues versus long-term prospects for growth, and the regulatory burden imposed on publicly traded companies by governments worldwide, have reduced the appetite for some of our privately held portfolio companies to pursue IPOs or other steps that would increase the liquidity of our ownership in these portfolio companies. This trend may lengthen the time that our portfolio companies remain as privately held entities in our portfolio, and our returns on these investments may be dampened by the need or choice to seek monetization of such illiquid assets.

An inability to generate realized returns on our investments could negatively affect our liquidity, our reinvestment rate in new and follow-on investments and the value of our investment portfolio.

We are subject to risks associated with our strategy of increasing assets under management by raising third-party funds to manage.

We have announced our strategy to grow assets under management by raising one or more third-party funds to manage. It is possible that we will invest our capital alongside or through these funds in portfolio companies. There is no assurance when and if we will be able to raise such fund(s) or, if raised, whether they will be successful.

Our executive officers and employees, in their capacity as the investment adviser of a fund, may manage other investment funds in the same or a related line of business as we do. Accordingly, they may have obligations to such other entities, the fulfillment of which obligations may not be in the best interests of us or our shareholders.

Our shares of common stock are trading at a discount from net asset value and may continue do so in the future.

Shares of closed-end investment companies have frequently traded at a market price that is less than the net asset value that is attributable to those shares. In part as a result of adverse economic conditions and increasing pressure within the financial sector of which we are a part, our common stock traded below our net asset value per share during some periods in 2010 and consistently throughout 2011 through 2017. Our common stock may continue to trade at a discount to net asset value in the future. The possibility that our shares of common stock may trade at a discount from net asset value over the long term is separate and distinct from the risk that our net asset value will decrease. We cannot predict whether shares of our common stock will trade above, at, or below our net asset value. On March 31, 2017, our stock closed at $1.45 per share, a discount of $0.98, or 40.3 percent, to our net asset value per share of $2.43 as of March 31, 2017. On June 27, 2017, our stock closed at 1.57 per share, a discount of $(0.86), or 35.4 percent, to our net asset value per share as of March 31, 2017.

Because we do not choose investments based on a strategy of diversification, nor do we rebalance the portfolio should one or more investments increase in value substantially relative to the rest of the portfolio, the value of our portfolio is subject to greater volatility than the value of companies with more broadly diversified investments.

We do not choose investments based on a strategy of diversification. We also do not rebalance the portfolio should one of our portfolio companies increase in value substantially relative to the rest of the portfolio. Therefore, the value of our portfolio may be more vulnerable to events affecting a single sector or industry and, therefore, subject to greater volatility than a company that follows a diversification strategy. Accordingly, an investment in our common stock may present greater risk to you than an investment in a diversified company.

We are dependent upon key management personnel for future success, and may not be able to retain them.

None of our employees are subject to employment agreements. Our ability to attract and retain personnel with the requisite credentials, experience and skills will depend on several factors including, but not limited to, our ability to offer competitive wages, benefits and professional growth opportunities. Many of the entities with which we will compete for experienced personnel, including investment funds and traditional financial services companies, will have greater resources than us.

We are dependent upon the diligence and skill of our senior management and other key advisers for the selection, structuring, closing and monitoring of our investments. We utilize lawyers, and we utilize outside consultants to assist us in conducting due diligence when evaluating potential investments. We rely significantly on the diligence of our employees and advisers to obtain information in connection with our investment decisions. Our future success, to a significant extent, depends on the continued service and coordination of our senior management team. The departure of any of our senior management or key advisers could materially adversely affect our ability to implement our business strategy. We do not maintain for our benefit any key-person life insurance on any of our officers or employees.

The failure in cyber-security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or shareholder dissatisfaction or loss.

We are dependent on information systems and systems failures could disrupt our business, which may, in turn, negatively affect the market price of our common stock.

Our business is dependent on our and third party communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control, and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our common stock.

Our failure to make follow-on investments in our portfolio companies, particularly our privately held portfolio companies, could impair the value of our portfolio.

We may make additional investments in our portfolio companies as “follow-on” investments, in order to: (1) increase or maintain in whole or in part our ownership percentage; (2) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or (3) attempt to preserve or enhance the value of our investment.

We may elect not to make follow-on investments or lack sufficient funds to make such investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make a follow-on investment may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, may result in a missed opportunity for us to increase our participation in a successful operation, or may cause us to lose some or all preferred rights pursuant to “pay-to-play” provisions that have become common in financing transactions of privately held companies. These provisions require proportionate investment in subsequent rounds of financing in order to preserve preferred rights such as anti-dilution protection, liquidation preferences and preemptive rights to invest in future rounds of financing. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with our industry diversification requirements or the desire to maintain our tax status.

Bank borrowing or the issuance of debt securities or preferred stock by us, to fund investments in portfolio companies or to fund our operating expenses, would make our total return to shareholders of our common stock more volatile.

Use of debt or preferred stock as a source of capital entails two primary risks. The first is the risk of leverage, which is the use of debt to increase the pool of capital available for investment purposes. The use of debt leverages our available common equity capital, magnifying the impact on net asset value of changes in the value of our investment portfolio. For example, a Registered Closed-End Fund that uses 33% leverage (that is, $50 of leverage per $100 of common equity) will show a 1.5% increase or decline in net asset value for each 1% increase or decline in the value of its total assets. The second risk is that the cost of debt or preferred stock financing may exceed the return on the assets the proceeds are used to acquire, thereby diminishing rather than enhancing the return to shareholders of our common stock. If we issue preferred shares or debt, the shareholders of our common stock would bear the cost of this leverage. To the extent that we utilize debt or preferred stock financing for any purpose, these two risks would likely make our total return to shareholders of our common stock more volatile. In addition, we might be required to sell investments, in order to meet dividend, interest or principal payments, when it might be disadvantageous for us to do so.

As provided in the 1940 Act and subject to some exceptions, we can issue debt or preferred stock so long as our total assets immediately after the issuance, less some ordinary course liabilities, exceed 300% of the sum of the debt and any preferred stock outstanding. The debt or preferred stock may be convertible in accordance with SEC guidelines, which might permit us to obtain leverage at more attractive rates. The requirement under the 1940 Act to pay, in full, dividends on preferred shares or interest on debt before any dividends may be paid on our common stock means that dividends on our common stock from earnings may be reduced or eliminated. An inability to pay dividends on our common stock could conceivably result in our ceasing to qualify as a RIC under the Code, which would, in most circumstances, be materially adverse to the holders of our common stock.

As of June 28, 2017, we had no debt or preferred stock outstanding.

We may expose ourselves to risks if we engage in hedging transactions.

If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in market conditions, currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. It may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

We are authorized to issue preferred stock, which would convey special rights and privileges to its owners senior to those of common stock shareholders.

We are currently authorized to issue up to 2,000,000 shares of preferred stock, under terms and conditions determined by our Board of Directors. These shares would have a preference over our common stock with respect to dividends and liquidation. The statutory class voting rights of any preferred shares we would issue could make it more difficult for us to take some actions that might, in the future, be proposed by the Board and/or holders of common stock, such as a merger, exchange of securities, liquidation or alteration of the rights of a class of our securities, if these actions were perceived by the holders of the preferred shares as not in their best interests. The issuance of preferred shares convertible into shares of common stock might also reduce the net income and net asset value per share of our common stock upon conversion.

Loss of status as a RIC could reduce our net asset value and distributable income.

We have elected to be treated as a RIC under the Code; however, we did not qualify as a RIC in 2016 owing to failing the 90% Income Test (as defined in Item 10.4). As a RIC, for taxable years in which we qualify, we do not have to pay federal income taxes on our income (including realized gains) that is distributed to our shareholders. Accordingly, we are not permitted under accounting rules to establish reserves for taxes on our unrealized capital gains. Since we failed to qualify for RIC status in 2016, and if we fail in any subsequent year, we would be taxed in the same manner as an ordinary corporation and distributions to our shareholders would not be deductible in computing our taxable income, which could materially adversely impact the amount of cash available for distribution to our shareholders. In addition, to the extent that we had unrealized appreciation, we would have to establish reserves for taxes, which would reduce our net asset value accordingly. We do not expect to have a material tax liability in 2016 owing to net operating and capital losses that offset income and realized gains on investments during the year.

To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, we could be subject to tax on any unrealized net built-in gain in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent 10 years (or shorter applicable period), unless we made a special election to pay corporate-level tax at the time of our requalification as a RIC.

We will not be eligible to be treated as a RIC if we are not able to qualify as a RIC in any given year. In order to qualify for the special treatment accorded to RICs, we must meet certain income source, asset diversification and annual distribution requirements. Recent changes in our business, including our strategy of taking larger positions in our portfolio companies and increased holding periods to exit through IPOs or M&A transactions, have created more risk specifically relating to the asset diversification requirements of maintaining our RIC status.

To qualify as a RIC, among other requirements, we must meet certain asset diversification requirements at the end of each quarter of our taxable year. Failure to meet these tests in any year may result in the loss of RIC status. In general, as long as the aggregate values of our non-qualifying assets remain below 50 percent of total assets, we will continue to satisfy the asset diversification test necessary for us to qualify as a RIC. It becomes more difficult to pass this test when companies in our portfolio are successful and we want to invest more capital in those companies to increase our investment returns. Rather than selling portfolio companies that are performing well in order to pass our RIC diversification tests, we may opt instead to not qualify as a RIC. If we fail to qualify for special tax treatment accorded to RICs for failure to satisfy the RIC asset diversification test, the income source test (as was the case in 2016) or for any other reason, we will be subject to corporate-level income tax on our income.

A deemed dividend election could affect the value of our stock.

If we, as a RIC, decide to make a deemed distribution of realized net capital gains and retain the net realized capital gains for any taxable year, also referred to as a deemed dividend, we would have to establish appropriate reserves for taxes that we would have to pay on behalf of shareholders. It is possible that establishing reserves for taxes could have a material adverse effect on the value of our common stock. Additionally, if we decide to make a deemed distribution and changes in tax law occur that would increase the dividend tax rates for individuals and corporations, the net benefit to shareholders from a deemed distribution could be adversely affected. Such changes, therefore, could reduce the overall benefit to our shareholders from our status as a RIC.

We operate in a heavily regulated environment, and changes to, or non-compliance with, regulations and laws could harm our business.

We are subject to substantive SEC regulations as a Registered Closed-End Fund. Securities and tax laws and regulations governing our activities may change in ways adverse to our and our shareholders’ interests, and interpretations of these laws and regulations may change with unpredictable consequences. Any change in the laws or regulations that govern our business could have an adverse impact on us or on our operations. Changing laws, regulations and standards relating to corporate governance, valuation, public disclosure and market regulation, including the Sarbanes-Oxley Act of 2002 and the Dodd Frank Act, new SEC regulations, new federal accounting standards and Nasdaq Stock Market rules, create additional expense and uncertainty for publicly traded companies in general, and for Registered Closed-End Funds in particular. These new or changed laws, regulations and standards are subject to varying interpretations in many cases because of their lack of specificity, and as a result, their application in practice may evolve over time, which may well result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have and will continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our transition from a business development company to a Registered Closed-End Fund has decreased the amount of regulation applicable to our business. Future changes in regulations could result in us to incurring significant additional expenses and diversion of time of management to regulation and compliance related tasks, which could have a material adverse effect on our financial performance. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, our reputation may be harmed.

Market prices of our common stock will continue to be volatile.

We expect that the market price of our common stock price will continue to be volatile. The price of the common stock may be higher or lower than the price you pay for your shares, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	stock market and capital markets conditions;

•	internal developments in our Company with respect to our personnel, financial condition and compliance with all applicable regulations;

•	announcements regarding any of our portfolio companies;

•	announcements regarding developments in the life sciences-, energy- or electronics-related fields in general;

•	announcements regarding government funding and initiatives associated with the development of life sciences-, energy- or electronics-related products;

•	a mismatch between the long-term nature of our business and the short-term focus of many investors;

•	significant volatility in the market price and trading volume of securities of registered closed-end funds, RICs or other financial services companies;

•	changes in regulatory policies or tax guidelines with respect to registered closed-end funds or RICs; general economic conditions and trends; and/or

•	departures of key personnel.

We will not have control over many of these factors, but expect that our stock price may be influenced by them. As a result, our stock price may be volatile, and you may lose all or part of your investment. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Quarterly results fluctuate and are not indicative of future quarterly performance.

Our quarterly operating results fluctuate as a result of a number of factors. These factors include, among others, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we and our portfolio companies encounter competition in our markets and general economic and capital markets conditions. As a result of these factors, results for any one quarter should not be relied upon as being indicative of performance in future quarters.

Investment in foreign securities could result in additional risks.

We may invest in foreign securities, and had one investment in a foreign security as of March 31, 2017. When we invest in securities of foreign issuers, we may be subject to risks not usually associated with owning securities of U.S. issuers. These risks can include fluctuations in foreign currencies, foreign currency exchange controls, social, political and economic instability, differences in securities regulation and trading, expropriation or nationalization of assets and foreign taxation issues. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of our securities and could favorably or unfavorably affect our operations. It may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by us must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

Although most of our investments are denominated in U.S. dollars, our investment that is denominated in a foreign currency is subject to the risk that the value of a particular currency may change in relation to the U.S. dollar, in which currency we maintain financial statements and valuations. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments.

Investing in our stock is highly speculative and an investor could lose some or all of the amount invested.

Our investment objectives and strategies may result in losses in the value of our investment portfolio. Our investments in small businesses, particularly our privately held portfolio companies, are highly speculative and, therefore, an investor in our common stock may lose his or her entire investment. The value of our common stock may decline and may be affected by numerous market conditions, which could result in the loss of some or all of the amount invested in our common stock. The securities markets frequently experience extreme price and volume fluctuations that affect market prices for securities of companies in general, and technology and very small capitalization companies in particular. Because of our focus on very small capitalization sectors, and because we are a very small capitalization company ourselves, our stock price is especially likely to be affected by these market conditions. General economic conditions may also affect the price of our common stock.

Our strategy of writing covered calls and buying put options on public portfolio company securities held by us could result in us receiving a lower return for such investments than if we had not employed such strategy.

There are several risks associated with transactions in options on securities. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. As the writer of a covered call option, the Company forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

As the buyer of a put option, we may incur losses if the price per share of the underlying stock to that option is above the strike price of the put option at the time of expiration, which would result in our put option expiring without value. Such expiration would reduce our overall returns on our investment in those publicly traded securities once they are sold.

Our compensation structure as an internally managed Registered Closed-End Fund could be materially different than our compensation structure if we were externally managed.

As an internally managed registered CEF, our compensation structure is determined by our Board of Directors. This structure currently includes salary and bonus. We are not generally permitted to employ an incentive compensation structure that directly ties performance of our investment portfolio and results of operations to compensation owing to our status as a CEF under the 1940 Act. We are also not permitted to issue incentive compensation in the form of stock or stock options.

This compensation structure contrasts to that of an externally managed CEF, where management fees used to pay salaries and bonuses of the employees of the external adviser are determined based on a percentage of total (gross) assets, and cash-based incentive compensation is determined based on the performance of the CEF's investment portfolio and operating performance.

The differences between the compensation structure of our internally managed CEF and that of an externally managed CEF could lead to material differences in the compensation of our management team when compared with such compensation that would have been due if we were externally managed. For example, for the fiscal year ended December 31, 2016 salaries and benefits (excluding compensation costs related to restricted stock granted prior to the Company's transition to a CEF on March 30, 2017) accounted for approximately 3.2 percent of total assets. Owing primarily to a reduction in the number of full-time employees, we currently expect salaries and benefits to be lower for the fiscal year ending December 31, 2017. That said, this percentage could be higher if our total assets decrease as of the end of 2017 or could be lower if our total assets increase as of the end of 2017. If we were externally managed, the management fees that would be used to pay such expenses would be fixed based on the investment advisory agreement between the CEF and the adviser. This percentage is commonly set at 2.0 percent of total assets. If we were externally managed, we would likely pay our adviser in cash a portion of our net realized investment income. This percentage is commonly set at 20 percent. If we were externally managed in 2016, we would not have paid incentive compensation to our adviser.

Future sales of our common stock in the public market, if any, could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in offerings, such as follow-on public offerings, registered direct or PIPE transactions, or rights offerings, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

You have no right to require us to repurchase your shares.

You do not have the right to require us to repurchase your shares of common stock.

Risks Related to Our Investments.

Approximately 46 percent of the net asset value attributable to our equity-focused portfolio company investments, or 35 percent of our net asset value, as of December 31, 2016, is concentrated in D-Wave Systems, Inc., AgBiome, LLC, and HZO, Inc.

Approximately 42 percent of the net asset value attributable to our equity-focused portfolio company investments, or 35 percent of our net asset value, as of March 31, 2017, is concentrated in D-Wave Systems, Inc., AgBiome, LLC, and Adesto Technologies Corporation.

At December 31, 2016, we valued our investment in D-Wave Systems, Inc., which had a historical cost to us of $5,689,311, at $9,714,459, our investment in AgBiome, LLC, which had a historical cost to us of $3,021,746, at $9,214,997, and our investment in HZO, Inc., which had a historical cost to us of $9,132,398, at $6,613,046.

At March 31, 2017, we valued our investment in D-Wave Systems, Inc., which had a historical cost to us of $5,689,311, at $9,841,411, our investment in AgBiome, LLC, which had a historical cost to us of $3,021,746, at $9,220,047, and our investment in Adesto Technologies Corporation, which had a historical cost to us of $11,482,417, at $7,344,952.

Any downturn in the business outlook and/or substantial changes in the funding requirements of our largest portfolio companies by value, could have a significant effect on the value of our current investments in those companies, and the overall value of our portfolio, and could have a significant adverse effect on the value of our common stock.

The difficult investment and capital market climates for the types of companies in which we have historically invested could increase the non-performance risk for our portfolio companies.

The potential for future global instabilities remains of concern. Even with signs of economic improvement, the availability of capital for firms that focus on investing in capital-intensive, small businesses, such as the ones in which we have historically invested and continue to hold positions in, continues to be limited. Historically, difficult financing environments have resulted in a higher than normal number of small businesses not receiving capital and being subsequently closed down with a loss to investors, and other small businesses receiving capital but at significantly lower valuations than the preceding financing rounds. Additionally, tightening the liquidity environment for companies seeking financings, sales, IPOs or M&A transactions and the currently volatile public markets in general may negatively affect the available capital to the types of companies we invest in. Further, many of our portfolio companies receive non-dilutive funding through government contracts and grants. Reductions in government spending could have a direct and significant reduction in our portfolio companies' contract or grant awards. Such reductions can also result in reduced budgets at research facilities, which would reduce the volume of products they could potentially purchase from our portfolio companies.

We believe that these factors continue to contribute to the potential for non-performance risk for our portfolio companies that need to raise additional capital or that require substantial amounts of capital to execute on their business plans, as measured on an individual portfolio company basis. We define non-performance as the risk that the price per share (or implied valuation of a portfolio company) or the effective yield of a debt security of a portfolio company, as applicable, does not appropriately represent the risk that a portfolio company that requires or seeks to raise additional capital will be: (a) unable to raise capital, will need to be shut down and will not return our invested capital; or (b) able to raise capital, but at a valuation significantly lower than the implied post-money valuation of the most recent round of financing. In these circumstances, the portfolio company could be recapitalized at a valuation significantly lower than the post-money valuation implied by our valuation method, sold at a loss to our investment or shut down. In addition, significant changes in the capital markets, including periods of extreme volatility and disruption, have had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. We believe further that the long-term effects of the difficult private investment market, the volatility and limited capital flowing into small capitalization publicly traded companies and difficult, but improving, liquidity environments will continue to affect negatively the fundraising ability of some small businesses regardless of near-term improvements in the overall global economy and public markets.

Changes in valuations of early-stage small businesses tend to be more volatile than changes in prices of established, more mature securities.

Investments in early- and mid-stage small businesses may be inherently more volatile than investments in more mature businesses. Such immature businesses are inherently fragile and easily affected by both internal and external forces. Our investee companies can lose much or all of their value suddenly in response to an internal or external adverse event. Conversely, these immature small businesses can gain suddenly in value in response to an internal or external positive development. Moreover, because of the lack of daily pricing mechanisms of our privately held companies, our ownership interests in such investments are generally valued only at quarterly intervals by our Valuation Committee. Thus, changes in valuations from one valuation point to another may be larger than changes in valuations of marketable securities that are revalued in the marketplace much more frequently, in some highly liquid cases, virtually continuously. Although we carefully monitor each of our portfolio companies, information pertinent to our portfolio companies is not always known immediately by us, and, therefore, its availability for use in determining value may not always coincide with the timeframe of our valuations required by the federal securities laws.

As of December 31, 2016 and March 31, 2017, our shares of Adesto Technologies Corporation and Enumeral Biomedical Holdings, Inc., were valued using the closing price at the end of the quarter as required by the 1940 Act owing to our determination that the common stock of these companies traded in an active market as of the valuation date. If in future quarters, shares of Adesto Technologies, and Enumeral Biomedical do not continue to trade in an active market as of the dates of valuation, the value of our shares could be materially different.

Additionally, we may price or invest in rounds at lower valuations than prior rounds of financing and/or previously reported valuations in order to receive more favorable terms, such as increased ownership percentages or liquidation preferences, which may result in decreased valuations in the interim. These decreases could be material.

We are subject to industry diversification requirements that may limit our ability to invest additional capital in our portfolio companies.

Our fundamental investment policies require that we will not invest more than 25 percent of our total assets in the securities of companies or entities engaged in any one industry, or group of industries as measured at the time of each investment. We may be unable to make additional investments in our portfolio companies if at the time of such investment, the total value of our holdings in such industry, or group of industries, exceeds 25 percent. This inability, if it occurs, may negatively effect the value of our securities in such company, particularly if such company is privately held since such financings often include punitive terms for investors that do not participate in subsequent rounds of financing. We may make decisions to dispose of securities of another company in such industry, or group of industries, to be able to make such required investment, and such disposal may negatively impact the value of our securities of such other company.

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to declining general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While market conditions have experienced relative stability in recent years, there have been continuing periods of volatility, and there can be no assurance that adverse market conditions will not reoccur in the future.

Equity capital may be difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a CEF, we are generally not able to issue additional shares of our common stock at a price below our net asset value without first obtaining approval for such issuance from our shareholders and our independent directors.

Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants. Significant changes in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments, and, as a result, we could realize significantly less than the amount at which we have valued our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.

Investing in small, privately held and publicly traded companies involves a high degree of risk and is highly speculative.

We seek to invest in publicly traded small businesses that we believe are deeply undervalued. These companies offer investment opportunities and additional risks. They may not be well known to the investing public, may not be significantly owned by institutional investors and may not have steady earnings growth. In addition, the securities of such companies may be more volatile in price, have wider spreads between their bid and ask prices and have significantly lower trading volumes than the securities of larger capitalization companies. As a result, the purchase or sale of more than a limited number of shares of the securities of a smaller company may affect its market price. We may need a considerable amount of time to purchase or sell its positions in these securities, particularly when other investors are also seeking to purchase or sell them.

Our privately held companies may transition to publicly traded companies through routes other than traditional IPOs and be listed on OTC rather than national exchanges. Although these companies are publicly traded, their stock may not trade at high volumes, and prices can be volatile, which may restrict our ability to sell our positions. These privately held and publicly traded small businesses tend to lack management depth, to have limited or no history of operations and to not have attained profitability. Companies commercializing products enabled by disruptive science are especially risky, involving scientific, technological and commercialization risks. Because of the speculative nature of these investments, these securities have a significantly greater risk of loss than traditional investment securities. Some of our privately held investments are likely to be complete losses or unprofitable, and some will never realize their potential. While we expect the risk of total loss of invested capital will decrease with our investments in securities of what we believe are deeply undervalued publicly traded companies, such investments are not without risk to loss of invested capital. Neither our investments nor an investment in our common stock is intended to constitute a balanced investment program.

A substantial portion of our portfolio consists of investments in preferred stock and bridge loans that were not rated by any rating agency, and if such investments were rated, they would likely receive a rating below investment grade or “junk.” A below investment grade or “junk” rating means that, in the rating agency’s view, there is an increased risk that the obligor on such debt will be unable to pay interest and repay principal on its debt in full. In addition, we have invested a substantial portion of our assets in privately held companies, the securities of which are inherently illiquid.

Our Board of Directors may change our investment focus, operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse.

Our Board of Directors has the authority to modify or waive our investment focus, current operating policies, investment criteria and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies, investment focus and strategies would have on our business, net asset value, operating results and the value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay you dividends and cause you to lose all or part of your investments.

We invest in illiquid securities and may not be able to dispose of them when it is advantageous to do so, or ever.

Most of our historical investments have been in equity, equity-linked, or debt securities acquired directly from privately held small businesses. These securities are generally subject to restrictions on resale or otherwise have no established trading market. The illiquidity of most of our portfolio of securities may adversely affect our ability to dispose of these securities at times when it may be advantageous for us to liquidate these investments. We may never be able to dispose of these securities.

In addition, we are typically subject to lock-up provisions that prohibit us from selling our investments into the public market for specified periods of time after IPOs. After a portfolio company completes an IPO, its shares are generally subject to lock-up restrictions for a period of time.  These lock-up restrictions apply to us and our shares of the portfolio company, potentially including any shares purchased by us in the IPO, and generally include provisions that stipulate that we are not permitted to offer, pledge or sell our shares, including selling covered call options on our shares, prior to the expiration of the lock-up period.  We are also prohibited from entering into securities lending arrangements for these securities during the lock-up period. The market price of securities that we hold may decline substantially before we are able to sell these securities.

We may also hold securities of privately held companies that transition to publicly traded companies through reverse mergers into publicly traded shell companies. In such transactions, holders of shares of the privately held company prior to the reverse merger may be subject to limitations on the sale of securities held including time and volume restrictions. These restrictions may limit our ability to dispose of these securities at times when it may be advantageous for us to liquidate these investments, and the market price of securities that we hold may decline substantially before we are able to sell these securities.

Successful portfolio companies do not always result in positive investment returns.

Depending on the amount and timing of our investments in our portfolio companies, even if a portfolio company is ultimately successful, the returns on our investment in such portfolio company may not be positive. Our portfolio companies often receive capital from venture capitalists and/or other investors in rounds of financing. Depending on the amount of capital that it takes to operate a company until it either becomes cash flow positive or seeks to exit through an IPO or M&A transaction, each round of financing may have different terms, including liquidation preferences and control over company decisions. Depending on which rounds of financings the Company participates in and the terms of the last round of financing, the investment returns for any particular round may be higher or lower than others. Furthermore, our portfolio companies often require more capital than originally expected, and the ultimate value of those companies at realization may not be greater than the capital invested. Each of these scenarios and others could lead to a realized loss on an investment in an ultimately successful company.

Our investments in debt and preferred equity securities of portfolio companies may be extremely risky, and we could lose all or part of our investments.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if a portfolio company goes bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided significant "managerial assistance" to that portfolio company, a bankruptcy court might recharacterize our debt holding and subordinate all or a portion of our claim to that of another creditor.

When we make an investment in a secured debt instrument of a portfolio company, we generally take a security interest in the available assets of the portfolio company, including the equity interests of its subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital, and, in some circumstances, our lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we be forced to enforce our remedies.

When we make an investment in preferred equity securities of a portfolio company, these securities are generally structured as unsecured convertible securities that are non-income producing and thus are not meant to be viewed or considered debt securities. As such, our preferred equity securities are generally subordinated to claims by outstanding debt and other creditors. Deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold and may not result in proceeds to return for our holdings of preferred stock. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if a portfolio company goes bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided significant “managerial assistance” to that portfolio company and/or that we hold equity securities of the portfolio company, a bankruptcy court might recharacterize our debt holding and subordinate all or a portion of our claim to that of another creditor.

To the extent we use debt to finance our investments, changes in interest rates could affect our cost of capital and net investment income.

To the extent we borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the return from invested funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds could increase, which could reduce our net investment income. In addition, an increase in interest rates could make it more expensive to use debt to finance our investments.

As a result, a significant increase in market interest rates could increase our cost of capital, which would reduce our net investment income. A decrease in market interest rates may adversely impact our returns on our cash invested in treasury securities, which would reduce our net investment income and cash available to fund operations. We may also use the proceeds from borrowings to invest in non-income-producing investments. Under this scenario, we would incur costs associated with the borrowings without any income to offset those costs until such investment is monetized. It is possible we may not be able to cover the costs of such borrowings from the returns on those investments.

Our portfolio companies may incur debt that ranks senior to our investments in such companies.

We may make investments in our portfolio companies in the form of bridge notes that typically convert into preferred stock issued in the next round of financing of that portfolio company or other forms of convertible and non-convertible debt securities. Our portfolio companies usually have, or may be permitted to incur, other debt that ranks senior to the debt securities in which we invest. By their terms, debt instruments may provide that the holders are entitled to receive payment of interest and principal on or before the dates on which we are entitled to receive payments on the debt securities in which we invest. Also, in the case of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligations to us. In addition, in companies where we have made investments in the form of bridge notes or other debt securities, we may also have investments in equity in the form of preferred shares. In some cases, a bankruptcy court may subordinate our bridge notes and/or other debt securities to debt holders that do not have equity in the portfolio company.

Our portfolio companies face risks associated with international sales.

We anticipate that certain of our portfolio companies could generate revenue from international sales. Risks associated with these potential future sales include, but are not limited to:

•	Political and economic instability;

•	Export controls and other trade restrictions;

•	Changes in legal and regulatory requirements;

•	U.S. and foreign government policy changes affecting the markets for the technologies;

•	Changes in tax laws and tariffs;

•	Convertibility and transferability of international currencies; and

•	International currency exchange rate fluctuations.

The effect of global climate change may impact our operations and the operations of our portfolio companies.

There may be evidence of global climate change. Climate change creates physical and financial risk, and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use owing to weather changes may affect some of our portfolio companies’ financial condition through decreased revenues. Extreme weather conditions in general may disrupt our operations and the operations of our portfolio companies and require more system backups and redundancies, adding to costs, and can contribute to increased system stresses, including service interruptions.

Uncertainty about the financial stability of the United States and of several countries in the European Union (EU) could have a significant adverse effect on our business, financial condition and results of operations.

Owing to federal budget deficit concerns, S&P downgraded the federal government's credit rating from AAA to AA+ for the first time in history on August 5, 2011. Further, Moody's and Fitch had warned that they may downgrade the federal government's credit rating. Further downgrades or warnings by S&P or other rating agencies, and the U.S. government's credit and deficit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock.

In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt in Greece, Ireland, Italy, Portugal and Spain, which created concerns about the ability of these nations to continue to service their sovereign debt obligations. While the financial stability of such countries has improved significantly, risks resulting from any future debt crisis in Europe or any similar crisis could have a detrimental impact on the global economic recovery, sovereign and non-sovereign debt in these countries and the financial condition of European financial institutions. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available or, if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected.

In October of 2014, the Federal Reserve announced that it was concluding its bond-buying program, or quantitative easing, which was designed to stimulate the economy and expand the Federal Reserve's holdings of long-term securities, suggesting that key economic indicators, such as the unemployment rate, had showed signs of improvement since the inception of the program. It is unclear what effect, if any, the conclusion of the Federal Reserve's bond-buying program will have on the value of our investments. Additionally, in December 2015, December 2016 and March 2017, the Federal Reserve raised the federal funds rate and further increases in the federal funds rate are expected in 2017. However, it is possible that, without quantitative easing by the Federal Reserve, these developments, along with the U.S. government's credit and deficit concerns and the European sovereign debt crisis, could cause interest rates and borrowing costs to rise, which may negatively impact our portfolio company’s ability to access the debt markets on favorable terms.

Item 8.4. Other Policies.

Not applicable.

Item 8.5. Share Price Data.

Our common stock is traded on the Nasdaq Global Market under the symbol “TURN.”

The following table sets forth for the quarters indicated, the high and low sale prices on the Nasdaq Global Market per share of our common stock and the net asset value and the premium or discount from net asset value per share at which the shares of common stock were trading, expressed as a percentage of net asset value, at each of the high and low sale prices provided.

	Market Price		Net Asset Value ("NAV") (end of period)(1)	Premium or (Discount) as a % of NAV(2)
Quarter Ended	High	Low		High	Low
December 31, 2014	$3.09	$2.51	$3.51	(12.0)%	(28.5)%
March 31, 2015	$3.85	$2.86	$3.39	13.6%	(15.6)%
June 30, 2015	$3.15	$2.56	$3.34	(5.7)%	(23.4)%
September 30, 2015	$2.88	$2.05	$2.80	2.9%	(26.8)%
December 31, 2015	$2.38	$2.00	$2.88	(17.4)%	(30.6)%
March 31, 2016	$2.22	$1.65	$2.67	(16.9)%	(38.2)%
June 30, 2016	$1.80	$1.60	$2.63	(31.6)%	(39.2)%
September 30, 2016	$1.63	$1.37	$2.44	(33.2)%	(43.9)%
December 31, 2016	$1.50	$1.21	$2.34	(35.9)%	(48.3)%
March 31, 2017	$1.54	$1.18	$2.43	(36.6)%	(51.4)%
April 1, through June 27, 2017	$1.72	$1.39	*	*	*

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAV per share figures shown are based on outstanding shares at the end of each period.

(2)Calculated as the respective high or low sales price less NAV per share, divided by NAV per share.
*    NAV per share is not determined as of June 27, 2017, as it is not the last day in the quarter.

On June 27, 2017, the last reported sales price of our common stock was $1.57 per share.

Shares of CEFs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at premiums that are unsustainable over the long term or at a discount from net asset value are separate and distinct from the risk that our net asset value will decrease. Since our IPO in 1983, our shares of common stock have traded at both a discount and a premium to the net assets attributable to those shares. As of June 27, 2017, our shares of common stock traded at a discount equal to approximately 35.4 percent of the net assets attributable to those shares based upon our $2.43 NAV per share as of March 31, 2017. It is not possible to predict whether the notes offered hereby will trade at, above, or below net asset value.

The timing and amount of our dividends, if any, will be determined by our Board of Directors. Any dividends to our shareholders will be declared out of assets legally available for distribution. We intend to focus on making capital gains-based investments from which we will derive primarily capital gains. As a consequence, we do not anticipate that we will pay dividends on a quarterly basis or become a predictable distributor of dividends, and we expect that our dividends, if any, will be much less consistent than the dividends of other CEFs that primarily make debt investments and/or investments in securities that provide yield to the security holder.

Item 8.6. Business Development Companies.

Not applicable.

Item 9. Management.

Item 9.1. General.

Board of Directors

We are overseen by our Board of Directors and managed by our officers and have no external investment adviser. Our Board of Directors currently consists of five members, three of whom are not “interested persons” of the Company as defined in section 2(a)(19) of the 1940 act. We refer to these individuals as our independent directors. Our Board of Directors elects our officers, who serve at the discretion of our Board of Directors. The responsibilities of each director includes, among other things, the oversight of our investment activity, the quarterly valuation of our assets, and oversight of our financing arrangements. Our Board of Directors has also established an audit committee, a nominating committee, a valuation committee and a compensation committee, and may establish additional committees in the future.

Investment Advisers

The Company is internally managed and does not have an investment adviser.

Portfolio Management

Kevin M. Rendino, Chairman, Chief Executive Officer and Portfolio Manager of the Company, and Daniel B. Wolfe, President, Chief Financial Officer, Chief Compliance Officer and Portfolio Manager of the Company, are responsible for management of the Company's investment portfolio.

Mr. Rendino, age 50, has served as Chairman, Chief Executive Officer and Portfolio Manager since March 2017. He has served as a member of the Company's Board since June 2016. Mr. Rendino is a financial services leader with three decades of Wall Street experience in capital markets, value investing and global equity markets. For over twenty years, Mr. Rendino worked on one fund, Basic Value Fund, with a consistent Graham and Dodd focus, at the same firm, BlackRock/Merrill Lynch. He was the value team leader, overseeing 11 funds and $13 billion in assets, a member of BlackRock’s Leadership Committee and a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. For the entirety of his money management career, Mr. Rendino ranked in top quartile and beat competitor average and SPX by over 100 basis points. He also received numerous Lipper awards for Investment Excellence during his tenure. Since early 2016, Mr. Rendino has served on the board of directors of Rentech Inc., a global wood fiber company. Mr. Rendino has also served on the board of directors of Partners for Health, a public charity based in Montclair, New Jersey, since 2012 and has served as its chairman of the board since 2014. Partners for Health’s focus areas include: hunger and homelessness; policy and environmental changes that promote healthy people in healthy places; aging in our communities and mental health. Mr. Rendino was graduated from the Carroll School of Management at Boston College (B.S.). Mr. Rendino has beneficial ownership of 282,057 shares of the Company as of June 27, 2017.

Mr. Wolfe, age 40, has served as President since January 2009, as Chief Financial Officer and Chief Compliance Officer since July 2016, and as Portfolio Manager and a member of the Company's Board since March 2017. He served as Chief Operating Officer and a Managing Director from January 2008 to June 30, 2016. He served as Chief Financial Officer from January 2008 to December 31, 2012, as Treasurer from May 2008 to December 31, 2012, and from July 2016 to April 2017, as Principal from January 2007 to January 2008, as Senior Associate from January 2006 to January 2007, as Associate from 2004 to 2005, and as Vice President from July 2004 to January 2008. Since January 2009, he has served as President and Chief Operating Officer and from January 2009 to December 31, 2012, as Chief Financial Officer of H&H Ventures Management, Inc., a wholly owned subsidiary of the Company; and from October 2008 to May 2, 2012, he served as a member of its board of directors. He is Chief Executive Officer, President and a member of the board of directors of SynGlyco, Inc. (formerly Ancora Pharmaceuticals, Inc.) as well as President and a member of the board of directors of Black Silicon Holdings, Inc., privately held companies in which we have investments. He is a member of the board of directors of NGX Bio, Inc. and Produced Water Absorbents, Inc., privately held portfolio companies in which we have investments. Prior to joining the Company, he served as a consultant to Nanosys, Inc. (from 2002 to 2004), to CW Group (from 2001 to 2004) and to Bioscale, Inc. (from January 2004 to June 2004). He was graduated from Rice University (B.A.), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M., Ph.D., Chemistry), where he was a NSF Predoctoral Fellow. Mr. Wolfe has beneficial ownership of 202,416 shares of the Company as of June 27, 2017.

Administrators

The Company does not employ the services of any outside company to provide significant administrative or business affairs management services.

Custodian and Transfer Agent

Our custodian, MUFG Union Bank N.A., located at 350 California Street, 8th Floor, San Francisco, California 94104, holds physical custody of our securities.

Our transfer and dividend-paying agent is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

Expenses

The Company pays all of its own expenses, including, without limitation, salaries and benefits of its officers and employees; rent for office space; other investment research, administration and office operations costs; non-affiliated directors' fees; transfer agent, registrar and custodian fees; preparation, printing and distribution of its proxy statements, stockholder reports and notices; auditing and legal fees; federal registration fees; stock exchange listing fees and expenses; federal, state and local taxes; brokerage commissions; and the cost of issue and sale of its securities.

Affiliated Brokerage

Not applicable.

9.2. Non-Resident Managers.

Not Applicable.

9.3. Control Persons.

None.

Item 10. Capital Stock, Long-Term Debt and Other Securities.

Item 10.1. Capital Stock.

The following description does not purport to be exhaustive and is qualified in its entirety by reference to our Restated Certificate of Incorporation and our by-laws, each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, and to applicable sections of the Business Corporation Law of the State of New York (the “NYBCL”).

Capitalization

We are authorized to issue 45,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.10 per share. Each share within a particular class or series thereof has equal voting, dividend, distribution and liquidation rights. When issued, in accordance with the terms thereof, shares of common stock will be fully paid and non-assessable. Shares of common stock are not redeemable and have no preemptive, conversion, or cumulative voting rights.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, voting, and dividends, and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

In addition to shares of common stock, our charter authorizes the issuance of 2,000,000 shares of preferred stock, par value $0.10 per share. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without shareholder approval. Subject to the provisions of our Certificate of Incorporation, the Board of Directors is authorized to divide shares of preferred stock into one or more series, to issue the shares of preferred stock in such series, and to fix the number of shares to be included in each series, and the designation, relative rights, preferences and limitations of all shares of each series. Any such an issuance must adhere to the requirements of the 1940 Act, the NYBCL and any other limitations imposed by law.

The 1940 Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 33% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.

For any series of preferred stock that we may issue, our Board of Directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe, without limitation, any or all of the following:

•	the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

•	the annual dividend rate on the shares of such series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

•	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•
the voting rights (including but not limited to, the number of votes per share), if any, of shares of such series in addition to voting rights prescribed by law, and the terms, if any, of such voting rights;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	the terms or amount of any sinking fund provided for the purchase or redemption of such series;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

Warrants

We have no warrants outstanding. Under the 1940 Act, we cannot issue warrants for more than 25% of our outstanding voting securities.

Distributions

To the extent that we retain any net capital gain, we may make deemed capital gain distributions. If we do make a deemed capital gain distribution, you will not receive a cash distribution, but instead you will receive a tax credit and increase in basis equal to your proportionate share of the tax paid by us on your behalf.

In addition, New York State law applicable to the declaration of distributions by a business corporation limits our ability to declare and pay dividends. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Our Certificate of Incorporation provides for the indemnification of our directors and officers to the fullest extent permitted by applicable New York law, subject to the applicable provisions of the 1940 Act. The applicable sections of the NYBCL: (i) provide that the statutory indemnification and advancement of expenses provision of the NYBCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; (ii) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses; (iii) apply a standard for statutory indemnification for third-party and derivative suits by generally providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful; and (iv) permit the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. The NYBCL permits the purchase of insurance to indemnify a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the applicable provisions of the NYBCL and to indemnify a corporation’s officers and directors in instances in which they may be indemnified by the corporation under the applicable provisions of the NYBCL or to the extent otherwise permitted by the NYBCL.

As permitted by the NYBCL, our Certificate of Incorporation and by-laws provide that we shall indemnify our officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by us in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification.

The foregoing provisions are subject to Section 17(h) of the 1940 Act, which provides that neither the certificate of incorporation or by-laws nor any agreement may protect any director or officer against any liability to the Company or any of its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance and are party to an Indemnification Agreement with our officers and directors, as described in Part C to this registration statement.

Transfer Agent & Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Anti-takeover Effects of Certain Provisions in our Certificate, By-laws and the NYBCL

Some provisions of our Certificate of Incorporation, our by-laws, and the NYBCL may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer, a proxy contest or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids. This also encourages persons seeking to acquire control of us to negotiate with us first. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our Board or management more difficult. The following discussion is a summary of certain material provisions of our Certificate of Incorporation and our by-laws, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part.

Statutory Restrictions.  The NYBCL restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation’s outstanding voting stock or an affiliate or associate of such corporation which at any time within the five-year period immediately prior to such merger or other business combination was a holder of 20% or more of the corporation’s outstanding voting stock (such holders, “interested shareholder”) for a period of five years following such interested shareholder’s stock acquisition unless such business combination or acquisition of stock is approved by the corporation’s board of directors prior to such interested shareholders’ stock acquisition date. If the combination with the corporation was not previously approved, the interested shareholder may effect a combination with the corporation after the five-year period only if a majority of the shares not owned by the 20% shareholder or any affiliate or associate of such 20% shareholder vote in favor of the combination or the aggregate amount of cash and non-cash consideration received by shareholders of such corporation’s common stock meets certain fair price criteria. The provisions of Section 912 of the NYBCL apply if and for so long as a New York corporation has a class of securities registered under Section 12 of the Exchange Act. We have not elected to opt out of provisions of the NYBCL restricting certain business combinations with interested shareholders.

Election of Directors.  Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Omission of Cumulative Voting.  The omission of cumulative voting from the Company’s Certificate of Incorporation may be considered anti-takeover in nature. Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected. A shareholder may cast all these votes for one candidate or distribute them among any two or more candidates. Cumulative voting is not required under the NYBCL.

Number of Directors; Vacancies; Removal.  Our by-laws provide that the number of directors of the corporation shall be determined from time to time by resolutions of the directors, who shall hold office for the term of one year and until their successors are duly elected and qualify. The number of directors may be less than three when all of the shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders. Our by-laws provide, except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, that any one or more of the directors may be removed, (a) for cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, represented in person or by proxy, at any special meeting of the shareholders or by written consent of all of the shareholders entitled to vote, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors. Shareholders may not remove directors without cause. A vacancy or vacancies occurring from such removal may be filled at a special meeting of shareholders called for such purpose or at a regular or special meeting of the Board of Directors.

Action by Shareholders.  Under the NYBCL, shareholder action can be taken only at an annual or special meeting of shareholders or by unanimous written consent in lieu of a meeting (unless the certificate of incorporation provides for shareholder action by less than unanimous written consent, which our certificate of incorporation does not). These provisions, combined with the requirements of our bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Advance Notice of Shareholder Proposals and Nominations.  Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before any meeting of our shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a shareholder who has given timely written notice prior to the meeting at which directors are to be elected, will be eligible for election as directors and that, at a shareholders’ meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a shareholder who has given timely written notice of such shareholder’s intention to bring such business before such meeting.

Under the shareholder notice procedure, for notice of shareholder nominations or other business to be made at a shareholders’ meeting to be timely, such notice must be received by us not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

A shareholder’s notice to us proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the by-laws, including, but not limited to, the identity and address of the nominating shareholder, a representation that the shareholder is a record holder of our stock entitled to vote at the meeting and information regarding each proposed nominee or each proposed matter of business that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee or the proposed matter of business.

The shareholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Restrictions on Call of Special Meetings.  Our by-laws provide that special meetings of shareholders can only be called by the Chairman, the Chief Executive Officer or a majority of the entire Board of Directors then in office.

Preferred Stock Authorization.  Our Board, without shareholder approval, has the authority under our Certificate of Incorporation to issue up to 2,000,000 shares of preferred stock. The rights and preferences for any series of preferred stock may be set by the Board of Directors, in its sole discretion and without shareholder approval, and the rights and preferences of any such preferred stock may be superior to those of the common stock and thus may adversely affect the rights of holders of the common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued in a relatively quick and easy manner, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Conflict with the 1940 Act

Our bylaws provide that, if and to the extent that any provision of the NYBCL or any provision of our charter or by-laws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 10.2. Long-Term Debt.

Not applicable. The Company has not issued any long-term debt.

Item 10.3. General.

Not applicable.

Item 10.4. Taxes.

The following discussion is a general summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a RIC and the acquisition, ownership and disposition of our preferred stock or common stock, but does not purport to be a complete description of the income tax considerations relating thereto. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, including tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for securities holdings, persons subject to the alternative minimum tax, United States expatriates, United States persons with a functional currency other than the U.S. dollar, persons that hold our preferred stock or common stock as part of an integrated investment (including a “straddle”), “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid United States federal income tax. This summary is limited to beneficial owners of our preferred stock or common stock that will hold our preferred stock or common stock as a capital assets (within the meaning of the Code). The discussion is based upon the Code, temporary and final U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date hereof and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding our preferred stock or common stock. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our preferred stock or common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Investors treated as a partnership for U.S. federal income tax purposes (or investors that are partners in such a partnership), are encouraged to consult with their own tax advisers with respect to the tax consequences relating to the purchase, ownership and disposition of our preferred stock or common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our securities will depend on the facts of their particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in tax laws.

Election to be Taxed as a RIC

Effective beginning on January 1, 1999 we met the criteria specified below to qualify as a RIC, and elected to be treated as a RIC under Subchapter M of the Code with the filing of our federal income tax return for 1999. As a RIC, for taxable years in which we qualify, we generally will not have to pay corporate taxes on any income we distribute to our shareholders as dividends, which allows us to reduce or eliminate our corporate-level U.S. federal income tax.

Taxation as a Regulated Investment Company

For any taxable year in which we:

•qualify as a RIC; and

•	distribute at least 90% of our net ordinary income and realized net short-term gains in excess of realized net long-term capital losses, if any (the “Annual Distribution Requirement”);

We generally will not be subject to federal income tax on the portion of our investment company taxable income and net capital gain (i.e., net realized long-term capital gains in excess of net realized short-term capital losses) that we distribute (or are deemed to distribute) to shareholders with respect to that year. As described above, we made the election to recognize built-in gains as of the effective date of our election to be treated as a RIC and therefore will not be subject to built-in gains tax when we sell those assets. However, if we subsequently acquire built-in gain assets from a C corporation in a carryover basis transaction, then we may be subject to tax on the gains recognized by us on dispositions of such assets unless we make a special election to pay corporate-level tax on such built-in gain at the time the assets are acquired. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our shareholders.

In order to qualify as a RIC for federal income tax purposes and obtain the tax benefits of RIC status, in addition to satisfying the Annual Distribution Requirement, we must, among other things:

•	have in effect at all times during each taxable year an election to be regulated as CEF under the 1940 Act;

•
derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities and (b) net income derived from an interest in a “qualified publicly traded partnership” (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

–
at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of such issuer; and

–
no more than 25% of the value of our assets is invested in (i) securities (other than U.S. government securities or securities of other RICs) of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the collectively “Diversification Tests”).

As noted above, in order to qualify as a RIC, we must satisfy the Diversification Tests each quarter.

Because of the specialized nature of our investment portfolio, in some years we have been able to satisfy the diversification requirements under Subchapter M of the Code primarily as a result of receiving certification from the SEC under the Code with respect to each taxable year beginning after 1998 that we were “principally engaged in the furnishing of capital to other corporations which are principally engaged in the development or exploitation of inventions, technological improvements, new processes, or products not previously generally available” for such year.

Although we received SEC certifications for 1999 – 2015, there can be no assurance that we will receive such certification for subsequent years (to the extent we need additional certifications as a result of changes in our portfolio). We intend to apply for certification in years when we qualify as a RIC. If we require, but fail to obtain, the SEC certification for a taxable year, we may fail to qualify as a RIC for such year. We also will fail to qualify for favorable RIC tax treatment for a taxable year if we do not satisfy the 90% Income Test or Annual Distribution Requirement for such year. In the event we do not satisfy the 90% Income Test, the Diversification Tests and the Annual Distribution Requirement for any taxable year, we will be subject to federal tax with respect to all of our taxable income, whether or not distributed. In addition, all our distributions to shareholders in that situation generally will be taxable as ordinary dividends.

We did not qualify as a RIC in 2016 owing to the generation of more than 10 percent of our income from sources other than interest and dividend income. We did not have net taxable income in 2016, our failure to qualify for RIC status in 2016 did not generate a tax liability for the Company.

Although we currently intend to qualify as a RIC for each taxable year, under certain circumstances we may choose to take action with respect to one or more taxable years to ensure that we would be taxed under Subchapter C of the Code (rather than Subchapter M) for such year or years. Additionally, our ownership percentages in our portfolio have grown over the last several years, which make it more difficult to pass certain RIC diversification tests when companies in our portfolio are successful and we want to invest more capital in those companies to increase our investment returns. In general, as long as the aggregate values of our non-qualifying assets remain below 50% of total assets, we will continue to satisfy the asset diversification test necessary to qualify as a RIC. Rather than selling portfolio companies that are performing well in order to pass our RIC diversification tests, we may opt instead not to qualify as a RIC. We will choose to take such action only if we believe that the result of the action will benefit us and our shareholders.

Under applicable Treasury regulations and certain private rulings issued by the Internal Revenue Service, RICs are permitted to treat certain distributions payable in up to 80% in their stock, as taxable dividends that will satisfy their annual distribution obligations for federal income tax and excise tax purposes so long as shareholders have the opportunity to elect to receive the distribution in cash. Shareholders that are subject to U.S. federal income tax and that receive such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain to the extent such distribution is properly designated as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our shareholders determine to sell shares of our stock in order to pay taxes owed on dividends, then such sales may put downward pressure on the trading price of our stock. We may in the future determine to distribute taxable dividends that are payable in part in our common stock.

As a RIC, we will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the 1-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years and on which we paid no federal income tax (the “Excise Tax Avoidance Requirements”). We will not be subject to excise taxes on amounts on which we are required to pay corporate income tax (such as retained net capital gains). Depending on the level of taxable income earned in a tax year, we may choose to carry over taxable income in excess of current year distributions from such taxable income into the next tax year and pay a 4% excise tax on such income, as required. The maximum amount of excess taxable income that may be carried over for distribution in the next year under the Code is the total amount of dividends paid in the following year, subject to certain declaration and payment guidelines. To the extent we choose to carry over taxable income into the next tax year, dividends declared and paid by us in a year may differ from taxable income for that year as such dividends may include the distribution of current year taxable income, the distribution of prior year taxable income carried over into and distributed in the current year, or returns of capital.

We may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount.

Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

We are authorized to borrow funds and to sell assets in order to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement (collectively, the “Distribution Requirements”). However, under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation as a Business Development Company — Senior Securities.” We may be restricted from making distributions under the terms of our debt obligations themselves unless certain conditions are satisfied. Moreover, our ability to dispose of assets to meet the Distribution Requirements may be limited by (1) the illiquid nature of our portfolio, or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Distribution Requirements, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are prohibited from making distributions or are unable to obtain cash from other sources to make the distributions, we may fail to qualify as a RIC, which would result in us becoming subject to corporate-level federal income tax.

Any transactions in options, futures contracts, constructive sales, hedging, straddle, conversion or similar transactions, and forward contracts will be subject to special tax rules, the effect of which may be to accelerate income to us, defer losses, cause adjustments to the holding periods of our investments, convert long-term capital gains into short-term capital gains, convert short-term capital losses into long-term capital losses or have other tax consequences. These rules could affect the amount, timing and character of distributions to shareholders. We do not currently intend to engage in these types of transactions.

Although we have not done so historically, if we invest in certain real estate investment trusts or residual interests of real estate mortgage investment conduits, a portion of our income may be classified as "excess inclusion income". An investor that is not otherwise subject to tax may be taxable on their share of any such excess inclusion income as "unrelated business taxable income" ("UBTI"). In addition, tax may be imposed on us on the portion of any excess inclusion income allocable to any investors that are classified as disqualified organizations.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses). If our expenses in a given year exceed gross taxable income (e.g., as the result of large amounts of equity-based compensation), we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to the RIC’s shareholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and can use certain of them to offset capital gains indefinitely. Losses incurred prior to the Regulated Investment Company Modernization Act of 2010 carry an expiration date and must be used prior to post-enactment losses. As a result of this ordering rule, pre-enactment loss carryforwards may be more likely to expire unused. Due to these limits on the deductibility of expenses, and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

Generally, an exempt organization is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains. This general exemption from tax does not apply to the UBTI of an exempt organization. Generally, income and gain derived by an exempt organization from the ownership and sale of debt-financed property is UBTI and, thus, taxable in the proportion to which such property is financed by "acquisition indebtedness" during the relevant period of time. Tax-exempt U.S. investors will not incur UBTI as a result of our leveraged investment activities, although a tax-exempt investor may incur UBTI on dividend income paid by us and generally on any gain realized on the sale of shares of our common stock, if it borrows to acquire such shares. Tax-exempt U.S. investors may be subject to UBTI on excess inclusion income allocated to such investors as a result of an investment by us (if any) in certain real estate investment funds. Tax-exempt U.S. persons are urged to consult their own tax advisers concerning the U.S. federal tax consequences of an investment in our shares.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty may be as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its shareholders.

If we acquire stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their total assets in investments producing such passive income (“passive foreign investment companies”), We could be subject to federal income tax and additional interest charges on “excess distributions” received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by us is timely distributed to our shareholders. We would not be able to pass through to our shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election requires us to recognize taxable income or gain without the concurrent receipt of cash. We intend to limit and/or manage our holdings in passive foreign investment companies to minimize our tax liability. Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our shareholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of its annual gross income.

Taxation of U.S. Shareholders

A “U.S. Shareholder” generally is a beneficial owner of shares of our preferred stock or common stock who is for United States federal income tax purposes:

•
a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•
a corporation or other entity taxable as a corporation, for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•
a trust if (1) a court in the United States has primary supervision over its administration and one or more U.S. persons has the authority to control all substantial decisions of such trust or (2) if such trust validly elects to be treated as a U.S. person for federal income tax purposes; or

•	an estate, the income of which is subject to United States federal income taxation regardless of its source.

For federal income tax purposes, distributions by us generally are taxable to U.S. shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses) will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional preferred stock or common stock. To the extent such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions may be reported by us as “qualified dividend income” eligible to be taxed in the hands of non-corporate shareholders at the rates applicable to long-term capital gains, provided certain holding period and other requirements are met at both the shareholder and company levels. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not be qualified dividend income. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gains (currently at a maximum rate of 20%, in the case of individuals, trusts or estates), regardless of the U.S. shareholder’s holding period for his, her or its preferred stock or common stock and regardless of whether paid in cash or reinvested in additional preferred stock or common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s preferred stock or common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. shareholder.

We currently intend to retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but to designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a tax credit equal to his, her or its allocable share of the tax paid thereon by us. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate shareholders on long-term capital gains, the amount of tax that non-corporate shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for federal income tax. A shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. For federal income tax purposes, the tax basis of shares owned by a U.S. shareholder will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the U.S. shareholder’s gross income and the tax deemed paid by the U.S. shareholder as described in this paragraph. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of the deduction for ordinary income and capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. shareholders on December 31 of the year in which the dividend was declared.

If an investor purchases shares of our preferred stock or common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A U.S. shareholder generally will recognize taxable gain or loss if the U.S. shareholder sells or otherwise disposes of his, her or its shares of our preferred stock or common stock. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our preferred stock or common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our preferred stock or common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In general, individual U.S. shareholders currently are subject to a reduced maximum federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year) including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. shareholders currently are subject to federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate U.S. shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

We (or the applicable withholding agent) will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the Internal Revenue Service (including the amount of dividends, if any, eligible for the 20% “qualified dividend income” rate). Distributions may also be subject to additional state, local, and foreign taxes depending on a U.S. shareholder’s particular situation. Dividends distributed by us generally will not be eligible for the corporate dividends-received deduction or the preferential rate applicable to “qualified dividend income.”

In some taxable years, we may be subject to the alternative minimum tax (“AMT”). If we have tax items that are treated differently for AMT purposes than for regular tax purposes, we may apportion those items between us and our shareholders, and this may affect our shareholder’s AMT liabilities. Although regulations explaining the precise method of apportionment have not yet been issued by the Internal Revenue Service, we may apportion these items in the same proportion that dividends paid to each shareholder bear to our taxable income (determined without regard to the dividends paid deduction), unless we determine that a different method for a particular item is warranted under the circumstances. You should consult your own tax adviser to determine how an investment in our stock could affect your AMT liability.

We may be required to withhold federal income tax (“backup withholding”) from all distributions to any non-corporate U.S. shareholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding, or (2) with respect to whom the Internal Revenue Service (the “IRS”) notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s federal income tax liability, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Shareholders

A “Non-U.S. shareholder” is a beneficial owner of shares of our preferred stock or common stock that is not a U.S. shareholder or a partnership (including an entity treated as a partnership) for U.S. federal income tax purposes.

Whether an investment in our shares is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisers before investing in our preferred stock or common stock.

In general, dividend distributions (other than certain distributions derived from net long-term capital gains) paid by us to a Non-U.S. shareholder are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a Non-U.S. shareholder directly, would not be subject to withholding. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), we will not be required to withhold federal income tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to federal income tax at the rates applicable to U.S. shareholders. (Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

However, no withholding is required with respect to certain distributions if (i) the distributions are properly reported to our shareholders as “interest-related dividends” or “short-term capital gain dividends” in written statements to our shareholders, (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Currently, we do not anticipate that any significant amount of our distributions would be reported as eligible for this exemption from withholding.

Actual or deemed distributions of our net capital gains to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale of our preferred stock or common stock, will not be subject to federal withholding tax and generally will not be subject to federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), or in the case of an individual shareholder, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a corporate Non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of our preferred stock or common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a Non-U.S. shareholder.

A Non-U.S. shareholder who is a non-resident alien individual, or who is otherwise subject to withholding of federal income tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the Non-U.S. shareholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute or successor form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S. source interest and dividends, and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends paid after December 31, 2018. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also generally imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. shareholder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisers with respect to the United States federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Failure to Qualify as a Regulated Investment Company

If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, such as occurred in 2016, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions are applicable (which may, among other things, require us to pay certain corporate-level federal taxes or to dispose of certain assets).

If we were unable to qualify for treatment as a RIC and the foregoing relief provisions are not applicable, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to shareholders, nor would they be required to be made. Such distributions would be taxable to our shareholders and provided certain holding period and other requirements were met, could qualify for treatment as “qualified dividend income” eligible for the 20% maximum rate to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate distributions would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent 10 years (or shorter applicable period), unless we made a special election to pay corporate-level tax on such built-in gain at the time of our requalification as a RIC.

Item 10.5. Outstanding Securities.

The following table shows (i) the number of shares of capital stock and preferred stock authorized, (ii) the amount held by us or for our own account, and (iii) the number of shares of capital stock and preferred stock outstanding for each class of our authorized securities as of June 28, 2017.

Title of Class	Amount Authorized	Amount Held by Company or for its Own Account	Amount Outstanding
Common Stock	45,000,000	3,501,779	31,121,562
Preferred Stock	2,000,000	0	0

Item 10.6. Securities Ratings.

Not applicable.

Item 11. Defaults and Arrears on Senior Securities.

Not applicable.

Item 12. Legal Proceedings.

The Company is not currently a party to any legal proceedings. From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of its rights under contracts with its portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, it is not expected that these proceedings will have a material effect upon the Company's financial condition or results of operations.

Item 13. Table of Contents of the Statement of Additional Information.

PART B - INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
Item 14. Cover Page
Item 15. Table of Contents
Item 16. General Information and History
Item 17. Investment Objectives and Policies
Item 18. Management
Item 19. Control Persons and Principal Holders of Securities
Item 20. Investment Advisory and Other Services
Item 21. Portfolio Managers
Item 21.1. Other Accounts Managed
Item 21.2. Compensation Structure
Item 21.3. Ownership of Securities
Item 22. Brokerage Allocation and Other Practices
Item 23. Tax Status
Item 24. Financial Statements

PART B - INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 14. Cover Page.

Not applicable.

Item 15. Table of Contents.

PART B - INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
Item 14. Cover Page
Item 15. Table of Contents
Item 16. General Information and History
Item 17. Investment Objectives and Policies
Item 18. Management
Item 19. Control Persons and Principal Holders of Securities
Item 20. Investment Advisory and Other Services
Item 21. Portfolio Managers
Item 21.1. Other Accounts Managed
Item 21.2. Compensation Structure
Item 21.3. Ownership of Securities
Item 22. Brokerage Allocation and Other Practices
Item 23. Tax Status
Item 24. Financial Statements

Item 16. General Information and History.

We incorporated under the laws of the state of New York in August 1981 under the name Sovereign Thouroghbreeders, Inc. In 1983, we completed an initial public offering ("IPO"). In 1984, we divested all of our assets except Otisville BioTech, Inc., and became a financial services company with the investment in Otisville as the initial focus of our business activity. We changed our name to Harris & Harris Group, Inc., in 1988.

In 1992, we registered as an investment company under the 1940 Act, commencing operations as a closed-end, non-diversified investment company. In 1995, we elected to become a business development company ("BDC") subject to the provisions of Sections 55 through 65 of the 1940 Act.

On March 24, 2017, we changed our corporate name to 180 Degree Capital Corp. On March 30, 2017, we withdrew our election to be treated as a BDC and resumed our operations as a closed-end, non-diversified management investment company under the 1940 Act.

Item 17. Investment Objectives and Policies.

We have historically identified and invested in transformative companies enabled by what we believed was disruptive science. More recently, we have focused on investing in transformative companies in precision health and medicine. We then provided strategic, operational and management resources, and creative financial solutions to these companies. While we will continue to provide such resources to our existing portfolio companies, including our precision health and medicine companies, our future new investments will be focused on what we believe are significantly undervalued, small publicly traded companies where we believe we can positively impact the business and valuation through constructive activism.

Please see Item 8.2., for a full discussion of our current investment objectives and policies. The restrictions identified as fundamental in Item 8.2, along with our investment objective, are our only fundamental policies as a registered closed-end investment company. Fundamental policies may not be changed without the approval of the holders of a majority of our outstanding voting securities, as defined in the 1940 Act. Our investment strategy of generating capital appreciation and current income from investments in what we believe are deeply undervalued, small publicly traded companies where we believe we can positively impact the business and valuation through constructive activism is not a fundamental policy and may be changed without requiring approval from shareholders prior to making such change.

Portfolio Company Turnover

Changes with respect to portfolio companies will be made as our management considers necessary in seeking to achieve our investment objectives. The rate of portfolio turnover will not be treated as a limiting or relevant factor considered by management when making portfolio changes.

Although we expect that many of our investments will be relatively long term in nature, we may make changes in our particular portfolio holdings whenever it is considered that an investment no longer has substantial growth potential or has reached its anticipated level of performance, or (especially when cash is not otherwise available) that another investment appears to have a relatively greater opportunity for capital appreciation. We may also make general portfolio changes to increase our cash and position ourselves in a defensive posture. We may make portfolio changes without regard to the length of time we have held an investment, or whether a sale results in profit or loss, or whether a purchase results in the reacquisition of an investment that we may have only recently sold. Our investments in privately held small businesses are illiquid, which limits portfolio turnover. The portfolio turnover rate may vary greatly during a year as well as from year to year and may also be affected by cash requirements.

We currently expect that our portfolio company turnover will increase from historical rates as we make more investments in securities of publicly traded companies.

Item 18. Management.

We are overseen by our Board of Directors and managed by our officers and have no external investment adviser.

Directors

Our Board of Directors currently consists of five members, three of whom are not “interested persons” of the Company as defined in section 2(a)(19) of the 1940 act. We refer to these individuals as our "independent directors". Our Board of Directors elects our officers, who serve at the discretion of our Board of Directors. There are no family relationships between any of the Company's directors and officers. Each director will hold office until his/her term expires and his/her successor has been duly elected or until his/her earlier resignation. Information regarding our Board of Directors is as follows:

Name	Age	Position	Director Since	Expiration of Term
Interested Director
Kevin M. Rendino	50	Chairman, Chief Executive Officer and Portfolio Manager	2016	2017
Daniel B. Wolfe	40	President, Chief Financial Officer, Chief Compliance Officer and Portfolio Manager	2017	2017

Independent Directors
Stacy R. Brandom	59	Director	2014	2017
Charles E. Ramsey	74	Director	2002	2017
Richard P. Shanley	70	Lead Independent Director	2007	2017

The address for each of our directors is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042.

Executive Officers Who Are Not Directors

Name	Age	Position	Executive Officer Since
Alicia M. Gift	40	Senior Controller, Secretary and Treasurer	2017

Biographical Information

Directors

Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Directors

Kevin M. Rendino. Mr. Rendino, age 50, has served as Chairman, Chief Executive Officer and Portfolio Manager since March 2017. He has served as a member of the Company's Board since June 2016. Mr. Rendino is a financial services leader with three decades of Wall Street experience in capital markets, value investing and global equity markets. For over twenty years, Mr. Rendino worked on one fund, Basic Value Fund, with a consistent Graham and Dodd focus, at the same firm, BlackRock/Merrill Lynch. He was the value team leader, overseeing 11 funds and $13 billion in assets, a member of BlackRock’s Leadership Committee and a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. For the entirety of his money management career, Mr. Rendino ranked in top quartile and beat competitor average and SPX by over 100 basis points. He also received numerous Lipper awards for Investment Excellence during his tenure. Since early 2016, Mr. Rendino has served on the board of directors of Rentech Inc., a global wood fiber company. Mr. Rendino has also served on the board of directors of Partners for Health, a public charity based in Montclair, New Jersey, since 2012 and has served as its chairman of the board since 2014. Partners for Health’s focus areas include: hunger and homelessness; policy and environmental changes that promote healthy people in healthy places; aging in our communities and mental health. Mr. Rendino was graduated from the Carroll School of Management at Boston College (B.S.). We believe that Mr. Rendino is qualified to serve on our Board because of his extensive experience in the financial services industry.

Daniel B. Wolfe. Mr. Wolfe, age 40, has served as President since January 2009, as Chief Financial Officer and Chief Compliance Officer since July 2016, and as Portfolio Manager and a member of the Company's Board since March 2017. He served as Chief Operating Officer and a Managing Director from January 2008 to June 30, 2016. He served as Chief Financial Officer from January 2008 to December 31, 2012, as Treasurer from May 2008 to December 31, 2012, and from July 2016 to April 2017, as Principal from January 2007 to January 2008, as Senior Associate from January 2006 to January 2007, as Associate from 2004 to 2005, and as Vice President from July 2004 to January 2008. Since January 2009, he has served as President and Chief Operating Officer and from January 2009 to December 31, 2012, as Chief Financial Officer of H&H Ventures Management, Inc., a wholly owned subsidiary of the Company; and from October 2008 to May 2, 2012, he served as a member of its board of directors. He is Chief Executive Officer, President and a member of the board of directors of SynGlyco, Inc. (formerly Ancora Pharmaceuticals, Inc.) as well as President and a member of the board of directors of Black Silicon Holdings, Inc., privately held companies in which we have investments. He is a member of the board of directors of NGX Bio, Inc. and Produced Water

Absorbents, Inc., privately held portfolio companies in which we have investments. Prior to joining the Company, he served as a consultant to Nanosys, Inc. (from 2002 to 2004), to CW Group (from 2001 to 2004) and to Bioscale, Inc. (from January 2004 to June 2004). He was graduated from Rice University (B.A.), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M., Ph.D., Chemistry), where he was a NSF Predoctoral Fellow. We believe Mr. Wolfe is qualified to serve on our Board because of his intimate knowledge of our operations through his day-to-day leadership as President and Chief Financial Officer of the Company along with his comprehensive experience on the boards of directors of many of our privately held portfolio companies.

Independent Directors

Stacy R. Brandom. Ms. Brandom, age 59, has served as a member of the Company's Board since January 1, 2014. Since March 6, 2014, she has served as a member of the Board of Directors of H&H Ventures Management, Inc., a wholly owned subsidiary of the Company. Since June 2015, she has been the Chief Financial Officer of Save the Children U.S., a not-for-profit serving the needs of children globally. Prior to joining Save the Children, Ms. Brandom was an Executive Vice President and Chief Financial Officer of Trinity Wall Street, an historic Anglican church in lower Manhattan, N.Y. from October 2009 to June 2015. She was a Managing Advisor of Brandom Advisors, from 2008 to 2009. Ms. Brandom served as Chief Financial Officer and Managing Director of Citi Smith Barney from 2005 to 2007. She held various positions at JPMorgan Chase and its predecessor firms from 1984 to 2005, including Chief Financial Officer of JP Morgan Chase Corporate Sector and Chase Middle Market Group; Head of Strategy and Administration, Corporate Business Service of JP Morgan Chase; Head of Strategy and Administration and Managing Director, Global Investment Banking (Chase); Head of Strategy and Managing Director, Global Bank (Chemical Bank, pre Chase merger). She was graduated from the University of North Texas (B.B.A.) and the Kellogg School of Business at Northwestern University (M.B.A.). She is a member of the board of directors of Bridges to Community, a non-governmental organization dedicated to construction projects in Nicaragua, and a member of the board of directors of Westchester Jazz Orchestra. We believe Ms. Brandom’s financial and compliance experience qualifies her for her role as a Chairperson of the Audit Committee.

Charles E. Ramsey. Mr. Ramsey, age 74, has served as a member of our Board since October 2002. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., a wholly owned subsidiary of the Company. Since 1997, he has been a consultant in the area of human resources and venture capital. He is a retired founder and principal of Ramsey/Beirne Associates, Inc., an executive search firm that specialized in recruiting top officers for high-technology companies, many of which were backed by venture capital. He is a member of the board of directors and Chairman Emeritus of Bridges to Community, a non-governmental organization dedicated to construction projects in Nicaragua and the Dominican Republic. As Chairman Emeritus, he served on the Executive, Personnel and Administration and Fund Development Committees. He was graduated from Wittenberg University (B.A.). Mr. Ramsey was designated a Wittenberg Fellow on October 1, 2003, for his work in Nicaragua. We believe Mr. Ramsey is qualified to serve on our Board because of his long career in the field of human resources, where he recruited top officers and directors for high technology companies in the venture capital space. Also, Mr. Ramsey’s expertise and experience in human resources qualify him to serve as Chairman of our Nominating and Management Development Committee.

Richard P. Shanley. Mr. Shanley, age 70, has served as a member of our Board since March 2007. He has also served as our Lead Independent Director since May 2013. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., a wholly owned subsidiary of the Company. From February 2001 to December 31, 2006, he was a partner of Deloitte & Touche LLP. During his over 30 years of public accounting experience, he served as lead audit partner on numerous audit engagements for public and private companies and companies making public stock offerings. He served as lead audit partner primarily for biotechnology, pharmaceutical and high-tech companies, including companies enabled by nanotechnology. He has been actively involved on the Biotech Council of New Jersey, the New Jersey Technology Council, the New York Biotechnology Association, the Connecticut Venture Group, the Biotechnology Industry Organization and the NanoBusiness Alliance. He is Chairman of the board of directors of Redpoint Bio Corporation, a publicly held biotechnology company. He is an active member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He is a licensed Certified Public Accountant in New York. He was graduated from Fordham University (B.S.) and Long Island University (M.B.A.). We believe Mr. Shanley is qualified to serve on our Board because of his extensive prior financial, valuation and accounting experience, as well as his experience with companies investing in nanotechnology. Mr. Shanley’s knowledge of the financial, valuation and accounting areas, further qualifies him to be our Lead Independent Director and Chairman of our Valuation Committee.

Dollar-Range of Ownership of the Company by Directors

Set forth below is the dollar range of equity securities beneficially owned by each director as of December 31, 2016.

Name of Director	Dollar Range of Equity Securities Beneficially Owned (1)(2)(3)

Independent Directors:
Stacy R. Brandom	$50,001-$100,000
Charles E. Ramsey	$100,001-$500,000
Richard P. Shanley	$100,001-$500,000

Interested Directors(4):
Kevin M. Rendino	$100,001-$500,000
Daniel B. Wolfe	$100,001-$500,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the 1934 Act.

(2)	The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 and over $1,000,000.

(3)	The dollar ranges are based on the price of the equity securities as of December 31, 2016.

(4)	Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940 (the “1940 Act”).

Executive Officers Who are Not Directors

Alicia M. Gift. Age 40, Ms. Gift has served as Senior Controller since June 2016 and Secretary and Treasurer since April 2017. From 2007 to 2015 she served as Controller at RNK Capital LLC. From 2002 to 2007 she was a Senior Associate at PricewaterhouseCoopers, in its financial services group. She was graduated Cum Laude from Baruch College (B.B.A). She is a Certified Public Accountant and a Certified Fraud Examiner. Ms. Gift became an Executive Officer of the Company with her appointment as its Treasurer in April 2017.

Director Independence

In accordance with rules of the NASDAQ Stock Market, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, our Board of Directors uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director of a CEF, shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

The Board of Directors has determined that each of the directors is independent and has no relationship with us, except as a director and shareholder, with the exceptions of Kevin M. Rendino, as a result of his positions as our Chief Executive Officer and Portfolio Manager, and Daniel B. Wolfe, as a result of his positions as our President, Chief Financial Officer, Chief Compliance Officer and Portfolio Manager.

Board Leadership Structure

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board believes it should be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. Mr. Rendino, the current Chairman of the Board and Chief Executive Officer, is an “interested person” of the Company (as defined in Section 2(a)(19) of the 1940 Act). At present, the Board believes that Mr. Rendino's service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its shareholders. Mr. Rendino possesses detailed and in-depth knowledge of the day-to-day and overall issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

Mr. Rendino's combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, and portfolio companies. The Board also believes that combining the Chairman of the Board and Chief Executive Officer roles is appropriate given our current asset size.

The Board members also believe that the Lead Independent Director plays an important role and fulfills most of the benefits to the Company of having an independent Chairman without the full expense of hiring an independent Chairman. The Lead Independent Director’s duties include acting as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, providing the Chairman with input regarding agenda items for Board and committee meetings, coordinating with the Chairman to provide information to the independent directors regarding their duties, coordinating the activities of the independent directors, including performing the role of Chairman of the Independent Directors Committee, coordinating the agenda for and moderating sessions of the Board's independent directors and other non-employee directors, and facilitating communications between the other members of the Board, between the Board and senior management, and between the Chief Compliance Officer and the Board. The Board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/Chairman structure.

In addition, three of the five Directors, other than Mr. Rendino and Mr. Wolfe, are independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Additionally, the independent directors serve as the chairpersons for all Board committees and meet on a quarterly basis in executive session with the Chief Compliance Officer.

Board’s Role in Risk Oversight

The Board as a whole, under the direction of the Lead Independent Director, has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and the controls that management uses to mitigate those risks. Members of the senior management team meet annually to review the current risks for the Company’s business, and to ensure that the compliance policies and procedures are revised along with changes to the current risks. The risks and the amended policies and procedures are presented to the Board for its review and input at least annually. In addition, members of the senior management team meet quarterly to review strategic risks and report to the Board about these discussions as appropriate.

Additionally, the Board committees assist the full Board in risk assessment. The Independent Directors Committee meets regularly in executive session, with and without the Chief Compliance Officer, and oversees compliance and strategic risks of the Company. It also oversees the compliance policies and procedures of the Company and its service providers. The Audit Committee oversees compliance by the Company with legal and regulatory requirements. Specifically, the Audit Committee discusses with the Company’s management and independent registered public accountants the integrity of the Company’s financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks, and reviews the Company’s compliance with certain regulatory requirements. The Audit Committee Chairman meets independently with the registered public accountants and the other outside accounting firms. The Compensation Committee reviews risks related to compensation policies and procedures. The Nominating and Management Development Committee considers risk assessment skills when considering nominees for the Board. The Board has appointed all independent members of the Board to the Valuation Committee to have oversight of valuation risk.

Communications with the Board

Shareholders and other interested parties may contact the Board, our Lead Independent Director, or any member of the Board by mail. To communicate with the Board, the Lead Independent Director or any member of the Board, correspondence should be addressed to the Board or the Board members with whom you wish to communicate, by either name or title. All such correspondence should be sent c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. Such correspondence will be forwarded to the appropriate Board member or members after screening to eliminate marketing and junk mail.

Board Committees

As of March 27, 2017, the Company's Board had five committees comprised of the following members, all of whom were independent under the rules of the Nasdaq Global Market and “not interested” directors for the purposes of the 1940 Act:

Audit	Compensation	Nominating

Stacy R. Brandom(1)	Charles E. Ramsey(1)	Charles E. Ramsey(1)
Charles E. Ramsey	Stacy R. Brandom	Stacy R. Brandom
Richard P. Shanley	Richard P. Shanley	Richard P. Shanley

Valuation	Independent Directors

Richard P. Shanley(1)	Richard P. Shanley(1)
Stacy R. Brandom	Stacy R. Brandom
Charles E. Ramsey	Charles E. Ramsey
(1) Denotes the chairperson of the Committee

Audit Committee. The Audit Committee (i) oversees all material aspects of our accounting and financial reporting processes, internal control and audit functions; (ii) monitors the independence and performance of our independent registered public accountants; (iii) provides a means for open communication among our independent registered public accountants, financial and senior management, and the Board; and (iv) oversees compliance by us with legal and regulatory requirements.

The Audit Committee operates pursuant to a written charter approved by our Board. A current copy of the Audit Committee Charter of the Company is available on our website (http://ir.180degreecapital.com/governance.cfm). The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. The Audit Committee met four times and did not act by unanimous written consent in 2016. The Audit Committee's Pre-Approval Policies and Procedures provide that the Audit Committee (or the Chairman pursuant to delegated authority) must pre-approve all auditing services and permitted non-audit services and that all such requests to provide services must be submitted to the Audit Committee or the Chairman, as the case may be, by both the independent auditor and the Chief Financial Officer. Our Board of Directors has determined that Ms. Brandom and Mr. Shanley are “audit committee financial experts” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Ms. Brandom and Messrs. Ramsey and Shanley meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Compensation Committee. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to total compensation -- that is, changes in components of total compensation, including base salary, bonus and equity incentive plan compensation -- of the Chief Executive Officer and other executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total compensation. The Compensation Committee is composed entirely of directors who are independent under the rules of the Nasdaq Global Market and “not interested” directors as defined in the 1940 Act. Each of the Compensation Committee members is also a “non-employee director” as defined in Section 16 of the 1934 Act, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In addition, all Compensation Committee members meet the independence criteria prescribed by the Nasdaq Global Market for compensation committee membership. The Compensation Committee also annually reviews benefits for all employees. The Compensation Committee met four times and did not act by unanimous written consent in 2016.

The full Board, including a majority of the non-interested directors (as defined in Section 2(a)(19) of the 1940 Act), ultimately makes the final decisions regarding the Chief Compliance Officer's compensation and approves grants under the Company’s equity incentive plan made by the Compensation Committee for all employees as required by the 1940 Act.

The Compensation Committee Charter is available on the Company's website (http://ir.180degreecapital.com/governance.cfm).

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider participation on the Compensation Committee in 2016.

All members of the Compensation Committee are independent directors and none of the members is a present or past employee of the Company. No member of the Compensation Committee: (i) has had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the 1934 Act; or (ii) is an executive officer of another entity at which one of our executive officers serves on the board of directors.

Nominating and Management Development Committee. The Nominating and Management Development Committee (the “Nominating Committee”) acts as an advisory committee to the Board by identifying individuals qualified to serve on the Board as directors and on committees of the Board, and to recommend that the Board select the Board nominees for the next annual meeting of shareholders. Additionally, the Nominating Committee supports the development of the Company’s management. The Nominating Committee met once and did not act by unanimous written consent in 2016.

The Nominating Committee annually reviews the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, potential conflicts of interest, diversity, age, skills, including risk assessment skills and specific past experience or particular expertise that would be useful to the Company, and industry backgrounds and knowledge in the context of the needs of the Board and the Company. The Nominating Committee also considers the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation in meetings. In particular, the Nominating Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s business.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (skills, industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that director nominees should not be chosen nor excluded solely or largely because of age, race, color, gender, national origin or sexual orientation or identity. Most importantly, the Board believes that diversity of experience is an important factor to consider when evaluating nominees because of the breadth of our business as a publicly traded, venture capital firm, operating as a business development company in many different industries relating to life sciences.

The Nominating Committee evaluates all candidates for the Board based on the above qualifications, regardless of whether the candidate was nominated by an officer, Board member or shareholder. The Nominating Committee also conducts annual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, by reviewing the considerations described above and past contributions to the Board.

The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include:

•	The name of the shareholder and evidence of the person's ownership of shares of the Company, including the number of shares owned and the length of time of ownership;

•
The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating Committee and nominated by the Board; and

•	If requested by the Nominating Committee, a completed and signed directors’ questionnaire.

The shareholder recommendation and information described above must be sent to the Company's Secretary, c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders or, if the meeting has moved by more than 30 days, a reasonable amount of time before the meeting. See “What Are the Deadlines to Nominate Directors or to Propose Other Business for Consideration at the 2018 Annual Meeting of Shareholders?” above for more information about shareholder nominations.

Preliminary interviews of director candidates may be conducted by the Chairman of the Nominating Committee or, at his request, any other member of the Nominating Committee or Board, the Lead Independent Director and the Chairman of the Board. Background material pertaining to director candidates is distributed to the members of the Nominating Committee for their review. Director candidates who the Nominating Committee determines merit further consideration are interviewed by the Chairman of the Nominating Committee and such other Nominating Committee members, directors and key senior management personnel as determined by the Chairman of the Nominating Committee. The results of these interviews are considered by the

Nominating Committee in its deliberations. We do not currently pay any third party a fee to assist in the process of identifying and evaluating candidates.

The Nominating Committee operates pursuant to a written charter approved by our Board. The Nominating and Management Development Committee Charter sets out the responsibilities, authority and duties of the Nominating Committee. The Nominating and Management Development Committee Charter is available on our website (http://ir.180degreecapital.com/governance.cfm).

Valuation Committee. The Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of our securities for reporting purposes pursuant to our Valuation Procedures that were established and approved by the Board. The Valuation Committee met four times and did not act by unanimous written consent in 2016.

Independent Directors Committee. The Independent Directors Committee has the responsibility of proposing corporate governance and long-term planning matters to the Board, overseeing compliance and making the required determinations pursuant to the 1940 Act. All of the independent directors are members of the Independent Directors Committee. The Independent Directors Committee met four times and did not act by unanimous written consent in 2016.

Related Party Transactions

The Company provides managerial assistance to our portfolio companies. In certain cases, we receive fees for providing such assistance. During the year ended December 31, 2016, we received fees totaling $1,002,853.

In order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with the Company, the Company has implemented written procedures, which are set forth in the Company’s Compliance Manual. Our Audit Committee must review in advance any “related-party” transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which such related party had, or will have, a direct or indirect material interest. The Board reviews these procedures on an annual basis. There were no transactions/relationships between independent directors/their immediate family member and the Company in which the amount involved exceeds $120,000 during the past two calendar years,

In addition, the Company’s Code of Conduct for Directors and Employees (“Code of Conduct”), which is signed by all employees and directors on an annual basis, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Conduct, which is available on our website (http://ir.180degreecapital.com/governance.cfm), each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Chief Compliance Officer. The Independent Directors Committee is charged with monitoring and making recommendations to the Board regarding policies and practices relating to corporate governance. If there were any actions or relationships that might give rise to a conflict of interest, such actions or relationships would be reviewed and approved by the Board.

Compensation

Name of Person, Position	Aggregate Compensation From Fund in 2016 (1)	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement (2)	Total Compensation From Fund and Fund Complex Paid to Director/Officer
Independent Directors
Stacy R. Brandom	$57,209	None	None	$57,209
Charles E. Ramsey	$55,938	None	None	$55,938
Richard P. Shanley	$79,668	None	None	$79,668

Interested Directors
Kevin M. Rendino, Chairman, Chief Executive Officer and Portfolio Manager (3)	$60,952	None	None	$60,952
Daniel B. Wolfe President, Chief Financial Officer and Chief Compliance Officer (4)	$428,122	None	None	$428,122

Prior Interested Director
Douglas W. Jamison Chairman and Chief Executive Officer (5)	$443,172	None	$10,000	$453,172

Prior Non-Director Officer
Patricia N Egan Chief Financial Officer and Chief Compliance Officer (6)	$125,000	None	None	$125,000

(1) Aggregate compensation includes amounts $3,480 of dollar value of stock awards granted to directors in 2016. Directors will only receive cash compensation in 2017 in accordance with the 1940 Act's restriction that does not permit compensation of directors or officers with stock-based compensation.
(2) Douglas W. Jamison receives up to $10,000 per year through 2027 to reimburse out-of-pocket medical or dental insurance premiums pursuant to the Company's former Retiree Medical Benefit Plan. This plan was terminated by our Board in April 2017.
(3) Mr. Rendino joined the Company as a director in June 2016 and as an officer in March 2017.
(4) Mr. Wolfe assumed the roles of Chief Financial Officer and Chief Compliance Officer on July 1, 2016.
(5) Mr. Jamison resigned from the Company on March 29, 2017.
(6) Ms. Egan resigned from the Company on June 30, 2016.

Potential Payments upon Termination or Change in Control

The table below describes and estimates additional compensation and benefits that the named executive officer would have become entitled to pursuant to their Executive Severance Agreement upon a termination of their employment in certain circumstances or in the event of a change in control, in each case assuming such event had occurred on December 31, 2016. We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of the named executive officers would receive in such circumstances. The table excludes (i) compensation amounts accrued through December 31, 2016 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plan that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the named executive officer for 2016, since the hypothetical termination or change in control date is the last day of the fiscal year for which the bonus is to be determined.

Name	Termination Without Cause or Resignation for Good Reasons Unrelated to a Change of Control	Termination Without Cause or Resignation Related to a Change in Control
	Aggregate Compensation From Fund (1)	Aggregate Compensation From Fund (1)
Kevin M. Rendino	$460,515	$460,515
Daniel B. Wolfe	$449,717	$449,717
Alicia M. Gift	N/A	$224,028

(1)	All amounts are calculated as of June 28, 2017 and include estimated benefits based on current costs of medical and dental premiums.

Code of Ethics

Our code of ethics, which is signed by our directors and executive officers, requires that our directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of 180 Degree Capital Corp.. Pursuant to our code of ethics, which is available on our website at http://ir.hhvc.com/governance.cfm, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our audit committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by our Board of Directors.

Proxy Voting Procedures

We vote proxies relating to our portfolio securities in the best interest of our shareholders. We review on a case-by-case basis each proposal submitted to a shareholder vote to determine its impact on the portfolio securities held by us. Although we generally vote against proposals that may have a negative impact on our portfolio securities, we may vote for such a proposal if there exists compelling long-term reasons to do so.

Our proxy voting decisions are made by our Portfolio Managers, who are responsible for monitoring each of our investments. To ensure that our vote is not the product of a conflict of interest, we require that: (i) anyone involved in the decision making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Item 19. Control Persons and Principal Holders of Securities.

Set forth below is information, as of June 28, 2017, with respect to the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock and (ii) all of our directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all shares are beneficially owned and investment and voting power is held by the persons named as owners. None of the shares owned by directors or officers have been pledged. Some of the information in the table below is from publicly available information that may be as of dates earlier than June 28, 2017. The percentage of ownership is based on 31,121,562 shares of common stock outstanding as of June 28, 2017, together with the exercisable options and/or shares of restricted stock for such shareholder, as applicable. In computing the percentage ownership of a shareholder, shares that can be acquired upon the exercise of outstanding options or shares of restricted stock are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise provided, the address of each holder is c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

Ownership (1)	Stock Owned	% Ownership
Five Percent Shareholders:
Ariel Investments, LLC (2)	4,654,119	15.0%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601

Financial & Investment Group, Ltd. (3)	1,720,303	5.5%
111 Cass Street
Traverse City, MI 49684

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “1934 Act”).

(2)	Based on information obtained in a Schedule 13-F filed on May 11, 2017, Ariel Investments, LLC has sole dispositive power for these shares and sole power to vote 2,082,093 of these shares.

(3)
Based on information obtained in a Schedule 13-F filed on April 17, 2017, Financial & Investment Group Ltd. has shared dispositive power for these shares and shared power to vote 1,720,303 of these shares.

Item 20. Investment Advisory and Other Services.

We are internally managed and do not have an investment adviser.

Custodian

Our custodian, Union Bank, located at 350 California Street, 8th Floor, San Francisco, CA 94104, holds physical custody of our securities.

Transfer Agent

Our transfer and dividend-paying agent is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.
Independent Registered Public Accounting Firm

PricewaterhouseCoopers, LLP, whose address is 300 Madison Avenue, New York, NY 10017, is the Company's independent registered public accounting firm, providing audit services, tax return preparation and assistance and consultation in connection with the review of various SEC filings.

Item 21. Portfolio Managers.

Item 21.1. Other Accounts Managed.

None.

Item 21.2. Compensation Structure.

The objectives of the Company’s compensation program are to:

•	attract, motivate and retain employees by providing market-competitive compensation;

•	establish our leadership position as an investment firm; and

•	align management’s interests with shareholders’ interests.

To achieve the above objectives, the Compensation Committee of the Board historically employed a total compensation program for our named executive officers composed of a base salary, bonus opportunities, existing equity in the form of restricted stock and other benefits and perquisites. The Company also offers its named executive officers severance benefits discussed in detail below under Severance Benefits. With the change of the status of the Company from a business development company to a registered closed-end fund, the equity incentive plan has been terminated owing to such plan not being permitted for registered closed-end funds without exemptive relief from the SEC. As such, equity-based compensation will no longer be part of the compensation program of the Company beginning in 2017. Given the change in the Company's operating structure, its management team and its investment focus, the following discussion applies to the Company's compensation structure beginning in 2017, rather than the structure employed in prior years.

The Committee believes that retention is especially important for a company of our size and the specialized nature of our business. With the change of our focus to investing in what we believe are significantly undervalued, small publicly traded companies where we believe we can positively impact the business and valuation through constructive activism, we have selected and seek to retain our employees who have such skill-sets and expertise. Additionally, our structure as an internally managed registered closed-end fund requires specialized management, administrative, legal and financial knowledge of our specific regulatory regime. Because there are very few registered closed end funds with a portfolio of publicly traded small capitalization companies and privately held investments, it could be difficult to find replacements for certain executive, compliance and financial positions.

Competitive Market. For our investment team members, our competition for retention and recruitment are primarily hedge funds, asset management firms, small companies and, to a lesser extent, investment banking firms. These investment entities commonly pay at least 20 percent of the realized profits (including capital gains), or carried interest, of each newly raised fund to the management firm, which awards interests to its partners and employees. For our compliance and accounting professionals, in addition to the foregoing, the competition is other public companies without regard to industry, asset management companies, including private equity funds, and accounting firms. The Company does not have a readily identifiable peer group because most closed-end funds are not investing in small capitalization publicly traded companies and do not have a portfolio of privately held investments. Thus, we do not rely exclusively on the use of peer comparison groups in the design of our compensation program. As one factor in determining compensation, we may utilize compensation comparables, on an individual basis, to the extent that they seem appropriately analogous, as provided to the Committee by an independent compensation consultant.

Compensation Process. On an annual basis, the Committee reviews and approves each element of compensation for each of our executive officers, taking into consideration the recommendation of our CEO (for compensation other than his own) in the context of the Committee’s compensation philosophy, to ensure that the total compensation program and the weight of each of its elements meets the overall objectives discussed above. The Committee also reviews tallies that include each element of compensation for the CEO and the Chief Compliance Officer. For the Chief Compliance Officer, the Committee recommends his/her compensation to the full Board, for approval by at least a majority of the non-interested directors (as defined in Section 2(a)(19) of the 1940 Act). All of our employees, including the named executive officers are “at will” employees.

The Committee considers recommendations from the CEO regarding compensation, along with factors such as individual performance reviews and current and potential impact on Company performance, reputation, skills and experience. When determining compensation, the Committee considers the importance of retaining certain key officers whose replacement would be challenging owing to the Company’s status as a 1940 Act company and owing to its specialty investment focus. In determining overall compensation, the Committee also considers the highly specialized nature of certain positions and the multiple roles that individuals play in a company with relatively few employees in determining overall compensation.

When addressing executive compensation matters, the Committee generally meets outside the presence of all executive officers except our CEO, who leaves the meeting when his compensation is reviewed.

Regulatory Considerations. The 1940 Act does not permit internally managed registered closed-end management investment companies to pay incentive compensation based on a fixed percentage of net income after taxes calculated on an annual basis or through issuance of stock-based compensation.

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to their CEO or any of their four other most highly compensated executive officers (other than the CFO), to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, the limitation does not apply to compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Although we have designed the Stock Plan with the intention that awards made thereunder may qualify as performance-based compensation under Section 162(m) of the Code, we generally pay, and reserve the right to pay, amounts thereunder that do not qualify as such performance-based compensation if we determine such payments to be appropriate in light of our compensation objectives from time to time.

Our status for federal income tax purposes as a regulated investment company under Subchapter M of the Code makes the deductibility of our compensation arrangements a much less important factor for the Committee to consider than it would be if we were an operating company. The Company presently has more operating expenses than it can deduct for tax purposes, even before equity compensation. As a regulated investment company, the Company cannot, however, deduct operating expenses from its long-term capital gains, which are its most significant form of income. In addition, under Subchapter M of the Code, the Company cannot carry forward or backward any unused operating expenses from one year to future or prior tax years. We note that the Company did not meet certain requirements to qualify as a regulated investment company under Subchapter M of the Code in 2016. The Company therefore would have been able to deduct certain compensation expenses in 2016, however it did not require such deductions to be used owing to it not having any taxable income prior to such deduction.

Compensation Components

The principal elements of our executive compensation program for 2017 are base salary, bonus, other benefits and perquisites, and severance benefits. The Committee believes that each element is essential to achieve the Company’s objectives as set forth above.

Base Salaries. We recognize the need to pay our named executive officers, and other employees, a competitive annual base salary. We review base salaries for our named executive officers annually, often employing data provided from independent compensation consultants. Base salaries have historically been adjusted annually for inflation and also based on changes in the marketplace and an executive’s individual performance, salary position among peers, career growth potential and/or a change in responsibilities.

Cash Bonuses. The Committee awards cash bonuses to our named executive officers at its and the Board's discretion. These awards are approved annually based on the Committee’s assessment of the achievement of performance goals which may include one or more of the following inputs:

•	Operating data for comparable companies in the investment industry;

•	Relative performance of the Company to relevant public market indices;

•	Performance goals set for individual executive officers and the Company as a whole;

•	Data provided by independent compensation consultants;

•	The importance of retaining critical employees.

Severance Benefits. To further incentivize and retain Messrs. Rendino and Wolfe and Ms. Gift, we entered into an Executive Severance Agreement with each executive.

Each of Messrs. Rendino and Wolfe's Executive Severance Agreement provides that the executive will receive the following severance benefits in the event that an executive’s employment is terminated by us other than for “cause” or an executive resigns for “good reason.”

•	Twelve months of base salary to be paid in cash periodically in accordance with the Company’s normal payroll policies;

•
a portion of executive’s incentive compensation in cash for the fiscal year in which executive's employment terminates, pro-rated based on time employed during the fiscal year, only to be paid to the extent that performance metrics in the plan are achieved and at the same time as payments to other executives in the applicable incentive compensation plan are paid; and

•	Twelve months of COBRA premiums.

Further, under the terms of each Executive Severance Agreement for Messrs. Rendino and Wolfe and Ms. Gift, in the event an executive’s employment is terminated other than for “cause” or an executive resigns for “good reason” within the period commencing three months prior to a change in control and ending 12 months after a change in control, the severance will consist of:

•	Twelve months of base salary to be paid in a single cash lump-sum;

•	a portion of an executive’s incentive compensation in cash for the fiscal year in which executive's employment terminates, pro-rated based on time employed during the fiscal year;

•	Twelve months of COBRA premiums.

For purposes of the Executive Severance Agreements, "cause" generally means:

•	an act of dishonesty made in connection with the executive’s responsibilities as an employee;

•	conviction of, or plea of nolo contendere to, a felony or any crime involving fraud or embezzlement;

•	gross misconduct;

•	unauthorized use or disclosure of any proprietary information or trade secrets;

•	willful breach of any obligations under any written agreement or covenant with the Company;

•	failure to cooperate in good faith with a governmental or internal investigation; or

•	continued failure to perform duties after receiving a written demand of performance.

For purposes of the Executive Severance Agreements, "good reason" generally means a voluntary termination following the occurrence of one or more of the following, without the executive’s consent that is not cured within 30 days of notice to the Company:

•	a material reduction of responsibilities;

•	a material reduction in base salary; or;

•	a material change (at least 50 miles) in the geographic location of Executive’s primary work facility or location.

Item 21.3. Ownership of Securities.

Set forth below is the dollar range of equity securities beneficially owned by each portfolio manager as of June 27, 2017.

Name of Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned (1)(2)(3)
Kevin M. Rendino	$100,001-$500,000
Daniel B. Wolfe	$100,001-$500,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the 1934 Act.

(2)	The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 and over $1,000,000.

(3)	The dollar ranges are based on the price of the equity securities as of June 27, 2017.

Item 22. Brokerage Allocation and Other Practices.

Brokers are selected on the basis of our best judgment as to which brokers are most likely to be in contact with likely buyers and sellers of the securities of our portfolio companies. Our management does not execute sales of our publicly held securities through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we, in accordance with Section 28(e) under the Exchange Act, determine in good faith that such commission is reasonable in relation to the services provided.

Item 23. Tax Status.

Effective beginning on January 1, 1997 we met the criteria specified below to qualify as a RIC, and elected to be treated as a RIC under Subchapter M of the Code with the filing of our federal income tax return for 1997. Please see Item 10.4 for a detailed discussion of the Company's tax status.

As of December 31, 2016, we had post-enactment loss carryforwards under the provisions of the Act of $612,621 short term and $8,837,366 long term. Post-enactment losses have no expiration date. As of December 31, 2016, we had pre-enactment loss carryforwards totaling $3,875,967, expiring in 2018. We had no post-October losses. We also have approximately $68 million in operating losses that we could use to offset future gains if we fail to qualify as a RIC in a future tax year. As further described in Item 10.4, we did not qualify as a RIC for our tax year ending December 31, 2016.

For so long as we qualify as a RIC, we will not be subject to U.S. federal income tax on our investment company taxable income that we distribute to shareholders, provided that at least 90% of our investment company taxable income for that taxable year is distributed to our shareholders. We do not have a set policy regarding dividends or deemed dividends. We will evaluate the options available to us at points in time when we are in a net realized gain and/or income position.

To the extent that we retain any net capital gain, we may pay deemed capital gain dividends to shareholders. If we do pay a deemed capital gain dividend, you will not receive a cash distribution, but instead you will receive a tax credit equal to your proportionate share of the tax paid by us. When we declare a deemed dividend, our dividend-paying agent will send you an IRS Form 2439 which will reflect receipt of the deemed dividend income and the tax credit. This tax credit, which we pay at the applicable corporate rate, is normally at a higher rate than the rate payable by individual shareholders on the deemed dividend income. The excess credit can be used by the shareholder to offset other taxes due in that year or to generate a tax refund to the shareholder. In addition, each shareholder's tax basis in his shares of common stock is increased by the excess of the capital gain on which we paid taxes over the amount of taxes we paid. See “Note 10.4. Taxes.”

Furthermore, New York State law applicable to the declaration of distributions by a business corporation also limits our ability to declare and pay dividends. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock.

We did not pay a cash dividend or declare a deemed capital gain dividend for 2016. We have not declared a cash dividend since 2000 and have not declared a deemed dividend since 2005.

Item 24. Financial Statements.

The financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2016 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We will furnish, without charge, a copy of such financial statements upon request by writing to 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, Attention: Investor Relations, or calling (973)746-4500.

Privacy Notice

We are committed to protecting your privacy. This privacy notice explains the privacy policies of 180 Degree Capital Corp. and its affiliated companies. This notice supersedes any other privacy notice you may have received from 180 Degree Capital Corp.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•
Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

Available Information

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, DC 20549. This information will also be available free of charge by contacting us at 180 Degree Capital Corp., by telephone at (973)746-4500, or on our investor relations website at http://ir.180degreecapital.com.

PART C - OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

The following reports and consolidated financial schedules of 180 Degree Capital Corp. are filed herewith and included in response to Item 24.

Management's Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the Company's principal executive and principal financial officers and effected by the Company's Board of Directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2016. In making its assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013). Based on the results of this assessment, management (including our Chief Executive Officer and Chief Financial Officer) has concluded that, as of December 31, 2016, the Company's internal control over financial reporting was effective.

The effectiveness of the Company's internal control over financial reporting has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in its report which appears on page 81 of this Annual Report on Form 10-K.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Harris & Harris Group, Inc.:

In our opinion, the accompanying consolidated statements of assets and liabilities, including the consolidated schedules of investments, and the related consolidated statements of operations, of comprehensive income (loss), of changes in net assets and of cash flows and the financial highlights (hereafter referred to as “financial statements”) present fairly, in all material respects, the financial position of Harris & Harris Group, Inc. and its subsidiaries at December 31, 2016 and December 31, 2015, and the results of their operations, and their cash flows and their changes in net assets for each of the three years in the period ended December 31, 2016, and the financial highlights for each of the five years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and the financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedule and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits, which included confirmation of securities at December 31, 2016 and December 31, 2015 by correspondence with the custodian and the application of alternative auditing procedures where replies have not been received, provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 15, 2017

HARRIS & HARRIS GROUP, INC. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2016	December 31, 2015
ASSETS
Investments, in portfolio securities at value:
Unaffiliated privately held companies (cost: $12,408,878 and $18,857,235, respectively)	$7,738,637	$5,376,472
Unaffiliated rights to milestone payments (adjusted cost basis: $781,863 and $781,863, respectively)	2,539,353	3,362,051
Unaffiliated publicly traded securities (cost: $426,764 and $1,623,029, respectively)	79,675	957,544
Non-controlled affiliated privately held companies (cost: $43,832,202 and $49,262,921, respectively)	33,694,623	41,909,262
Non-controlled affiliated publicly traded companies (cost: $16,893,591 and $23,165,788, respectively)	4,338,665	18,371,105
Controlled affiliated privately held companies (cost: $27,405,677 and $23,205,336, respectively)	9,764,996	7,010,534
Equity method privately held company (adjusted cost basis: $178,360 and $165,936, respectively)	178,360	165,936
Total, investments in private portfolio companies, rights to milestone payments and public securities at value (cost: $101,927,335 and $117,062,108, respectively)	$58,334,309	$77,152,904
Cash	15,433,919	17,922,630
Funds held in escrow from sales of investments at value	116,978	374,565
Receivable from portfolio company	0	13,032
Interest receivable	290,586	10,333
Prepaid expenses	244,051	563,699
Other assets	202,225	424,123
Total assets	$74,622,068	$96,461,286
LIABILITIES & NET ASSETS
Term loan credit facility	$0	$5,000,000
Post retirement plan liabilities	1,269,023	1,202,148
Accounts payable and accrued liabilities	877,132	1,268,355
Deferred rent	220,303	279,112
Total liabilities	$2,366,458	7,749,615
Commitments and contingencies (Note 11)
Net assets	$72,255,610	$88,711,671
Net assets are comprised of:
Preferred stock, $0.10 par value, 2,000,000 shares authorized; none issued	$0	$0
Common stock, $0.01 par value, 45,000,000 shares authorized at 12/31/16 and 12/31/15; 33,242,031 and 33,183,576 issued at 12/31/16 and 12/31/15, respectively	332,420	331,836
Additional paid in capital	215,881,671	215,762,973
Accumulated net operating and realized loss	(96,060,167)	(83,377,629)
Accumulated unrealized depreciation of investments	(43,593,026)	(39,909,204)
Accumulated other comprehensive income	300,237	509,220
Treasury stock, at cost (2,337,822 shares at 12/31/16 and 12/31/15)	(4,605,525)	(4,605,525)
Net assets	$72,255,610	$88,711,671
Shares outstanding	30,904,209	30,845,754
Net asset value per outstanding share	$2.34	$2.88

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Investment income:
Interest from:
Unaffiliated companies	$16,947	$31,273	$121,345
Non-controlled affiliated companies	360,960	358,662	91,768
Controlled affiliated companies	290,616	235,425	155,827
Cash and U.S. Treasury securities and other	4,307	12,746	9,583
Fees for providing managerial assistance to portfolio companies	1,002,853	191,609	86,667
Yield-enhancing fees on debt securities	116,507	87,280	52,610
Total investment income	1,792,190	916,995	517,800
Expenses:
Salaries, benefits and stock-based compensation (Note 7)	2,540,762	4,221,983	4,869,716
Administration and operations	558,897	516,347	679,630
Professional fees	1,365,689	1,511,880	1,384,716
Rent	262,024	301,828	299,048
Insurance expense	258,860	287,720	321,713
Directors' fees and expenses	346,565	358,441	373,627
Interest and other debt expense	886,874	771,408	377,658
Custody fees	43,118	61,817	60,070
Depreciation	45,509	48,081	53,349
Total expenses	6,308,298	8,079,505	8,419,527
Net operating loss	(4,516,108)	(7,162,510)	(7,901,727)
Net realized (loss) gain:
Realized (loss) gain from investments:
Unaffiliated companies	(5,852,067)	2,045,013	4,031,521
Controlled affiliated companies	9,295	1,559,235	0
Unaffiliated rights to milestone payments	0	1,261,108	536,813
Non-controlled affiliated companies	2,408,459	(384,077)	(11,199,639)
Publicly traded companies	(4,639,095)	52,569	1,333,497
Written call options	0	0	232,079
Realized (loss) gain from investments	(8,073,408)	4,533,848	(5,065,729)
Income tax expense	1,767	2,148	17,896
Net realized (loss) gain from investments	(8,075,175)	4,531,700	(5,083,625)
Net increase in unrealized depreciation on investments:
Unaffiliated companies	8,815,818	(5,031,622)	(6,938,919)
Controlled affiliated companies	(1,445,876)	377,466	(200,955)
Unaffiliated rights to milestone payments	(822,698)	1,773,601	608,904
Non-controlled affiliated companies	(2,789,218)	(5,350,661)	5,479,589
Publicly traded non-controlled affiliated companies	(11,045,900)	(8,749,120)	3,937,669
Publicly traded unaffiliated companies	3,604,052	(322,393)	(3,462,429)
Written call options	0	0	(8,882)
U.S. Treasury securities/other	0	0	(45)
Net increase in unrealized depreciation on investments	(3,683,822)	(17,302,729)	(585,068)
Net realized and unrealized loss on investments	(11,758,997)	(12,771,029)	(5,668,693)
Share of loss on equity method investment	(91,255)	(312,291)	0
Net decrease in net assets resulting from operations:
Total	$(16,366,360)	$(20,245,830)	$(13,570,420)
Per average basic and diluted outstanding share	$(0.53)	$(0.65)	$(0.43)
Average outstanding shares – basic and diluted	30,864,815	31,174,758	31,222,877

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Net decrease resulting from operations	$(16,366,360)	$(20,245,830)	$(13,570,420)
Other comprehensive loss:
Prior service cost	0	0	0
Amortization of prior service cost	(208,983)	(208,983)	(208,983)
Other comprehensive loss	(208,983)	(208,983)	(208,983)
Comprehensive loss	$(16,575,343)	$(20,454,813)	$(13,779,403)

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Cash flows provided by (used in) operating activities:
Net decrease in net assets resulting from operations	$(16,366,360)	$(20,245,830)	$(13,570,420)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Net realized loss and change in unrealized depreciation on investments	11,757,230	12,768,881	5,650,797
Depreciation of fixed assets, amortization of premium or discount on U.S. government securities and prepaid assets and accretion of bridge note interest	(353,161)	(469,224)	(109,857)
Share of loss on equity method investee	91,255	312,291	0
Stock-based compensation expense	158,973	798,965	857,006
Amortization of prior service cost	(208,983)	(208,983)	(208,983)
Purchase of U.S. government securities	0	0	(19,999,044)
Sale of U.S. government securities	0	0	38,998,052
Purchase of equity method investment	(103,680)	(262,215)	0
Purchase of affiliated portfolio companies	(9,219,323)	(11,386,285)	(14,016,308)
Purchase of unaffiliated portfolio companies	(1,198,300)	(314,521)	(240,500)
Payments received on debt investments	0	885,369	953,997
Proceeds from sale of investments of unaffiliated portfolio companies	3,094,171	5,557,846	6,695,082
Proceeds from sale of investments of affiliated portfolio companies	12,224,153	2,463,298	2,397,215
Proceeds from sale of publicly traded portfolio companies	2,829,352	170,662	2,492,666
Proceeds from milestone payments of unaffiliated portfolio companies	0	2,866,522	2,070,955
Proceeds from call option premiums	0	0	338,229
Payments for put and call option purchases	0	0	(218,532)
Changes in assets and liabilities:
Receivable from portfolio company	13,032	147,845	(106,717)
Interest receivable	(280,253)	52,149	(39,678)
Prepaid expenses	319,648	191,157	236,553
Other assets	177,821	(167,068)	(619)
Post retirement plan liabilities	66,875	(65,467)	147,353
Accounts payable and accrued liabilities	(391,223)	426,440	56,307
Deferred rent	(58,809)	(51,792)	(22,097)
Net cash provided by (used in) operating activities	2,552,418	(6,529,960)	12,361,457
Cash flows from investing activities:
Purchase of fixed assets	(1,438)	(8,816)	(26,940)
Net cash used in investing activities	(1,438)	(8,816)	(26,940)
Cash flows from financing activities:
Proceeds from drawdown of loan facility	0	5,000,000	0
Repayment of loan facility	(5,000,000)	0	0
Purchase of treasury stock	0	(1,199,994)	0
Payment of withholdings related to net settlement of restricted stock	(39,691)	(86,914)	(124,751)
Net cash (used in) provided by financing activities	(5,039,691)	3,713,092	(124,751)
Net (decrease) increase in cash	(2,488,711)	(2,825,684)	12,209,766
Cash at beginning of the year	17,922,630	20,748,314	8,538,548
Cash at end of the year	$15,433,919	$17,922,630	$20,748,314
Supplemental disclosures of cash flow information:
Income taxes paid	$1,767	$2,148	$17,896
Interest paid	$466,667	$431,944	$0

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Changes in net assets from operations:
Net operating loss	$(4,516,108)	$(7,162,510)	$(7,901,727)
Net realized (loss) gain on investments	(8,075,175)	4,531,700	(5,083,625)
Net increase in unrealized depreciation on investments	(3,683,822)	(17,302,729)	(576,186)
Net increase in unrealized depreciation on written call options	0	0	(8,882)
Share of loss on equity method investment	(91,255)	(312,291)	0
Net decrease in net assets resulting from operations	(16,366,360)	(20,245,830)	(13,570,420)
Changes in net assets from capital stock transactions:
Purchase of treasury stock	0	(1,199,994)	0
Acquisition of vested restricted stock awards to pay required employee withholding tax	(39,691)	(86,914)	(124,751)
Stock-based compensation expense	158,973	798,965	857,006
Net increase (decrease) in net assets resulting from capital stock transactions	119,282	(487,943)	732,255
Changes in net assets from accumulated other comprehensive loss:
Other comprehensive loss	(208,983)	(208,983)	(208,983)
Net (decrease) increase in net assets resulting from accumulated other comprehensive (loss) income	(208,983)	(208,983)	(208,983)
Net decrease in net assets	(16,456,061)	(20,942,756)	(13,047,148)
Net Assets:
Beginning of the year	88,711,671	109,654,427	122,701,575
End of the year	$72,255,610	$88,711,671	$109,654,427

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Unaffiliated Companies (3) -
14.3% of net assets at value

Private Placement Portfolio (Illiquid) (4) -
10.7% of net assets at value

Fleet Health Alliance, LLC (5)(6)(7)		Life Sciences
Developing software for information transfer amongst healthcare providers and consumers
Unsecured Convertible Bridge Note, 0%, (acquired 4/22/16)	(M)		$225,000	$225,000	$225,000

Mersana Therapeutics, Inc. (5)(6)		Life Sciences
Developing antibody drug conjugates for cancer therapy
Common Stock (acquired 7/27/12)	(H)		3,875,395	350,539	718,414
Series A-1 Convertible Preferred Stock (acquired 7/27/12-4/2/14)	(H)		683,538	635,081	1,339,343
Series B-1 Convertible Preferred Stock (acquired 2/20/15-6/14/16)	(H)		365,820	339,887	732,992
			4,924,753		2,790,749

Muses Labs, Inc. (5)(7)		Life Sciences
Developing a data analytics platform for precision medicine
Unsecured Convertible Bridge Note, 5%, (acquired 5/25/16)	(M)		218,418	$212,000	218,418

Nanosys, Inc.(5)(6)		Energy
Developing inorganic nanowires and quantum dots for use in LED-backlit devices
Series C Convertible Preferred Stock (acquired 4/10/03)	(M)		1,500,000	803,428	531,914
Series D Convertible Preferred Stock (acquired 11/7/05)	(M)		3,000,003	1,016,950	1,217,890
Series E Convertible Preferred Stock (acquired 8/13/10)	(M)		496,573	433,688	618,332
			4,996,576		2,368,136

NanoTerra, Inc. (5)(6)		Energy
Developing surface chemistry and nano-manufacturing solutions
Warrants for Common Stock expiring on 2/22/21 (acquired 2/22/11)	(I)		69,168	4,462	828
Warrants for Series A-3 Preferred Stock expiring on 11/15/22 (acquired 11/15/12)	(I)		35,403	47,508	99,680
			104,571		100,508

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Unaffiliated Companies (3) -
14.3% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (4) -
10.7% of net assets at value (Cont.)

Petra Pharma Corporation (5)(6)		Life Sciences
Developing small molecule inhibitors for treatment of cancer and metabolic diseases
Series A Convertible Preferred Stock (acquired 12/23/15-10/27/16)	(I)		$1,525,050	1,525,050	$1,529,372

Phylagen, Inc. (5)		Life Sciences
Developing technology to improve human health and business productivity
Secured Convertible Bridge Note, 5%, (acquired 2/5/15)	(M)		219,068	$200,000	306,696
Secured Convertible Bridge Note, 5%, (acquired 6/5/15)	(M)		10,789	$10,000	15,105
			229,857		321,801

Xenio Corporation (5)(6)(7)(8)		Electronics
Developing a smart platform for LED lighting that enables local intelligence and communication capabilities
Common Stock (acquired 8/1/16)	(M)		184,653	221,938	184,653

Total Unaffiliated Private Portfolio (cost: $12,408,878)					$7,738,637

Rights to Milestone Payments (Illiquid) (9) -
3.5% of net assets at value

Amgen, Inc. (5)(6)		Life Sciences
Rights to Milestone Payments from Acquisition of BioVex Group, Inc. (acquired 3/4/11)	(I)		$548,998	$548,998	$2,305,239

Canon, Inc. (5)(6)		Electronics
Rights to Milestone Payments from Acquisition of Molecular Imprints, Inc. (acquired 4/18/14)	(I)		232,865	$232,865	234,114

Laird Technologies, Inc. (5)(6)		Energy
Rights to Milestone Payments from Merger & Acquisition of Nextreme Thermal Solutions, Inc. (acquired 2/13/13)	(I)		0	$0	0

Total Unaffiliated Rights to Milestone Payments (cost: $781,863)					$2,539,353

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Publicly Traded Portfolio (10) -
0.1% of net assets at value

Champions Oncology, Inc. (6)		Life Sciences
Developing its TumorGraftTM platform for personalized medicine and drug development
Warrants for Common Stock expiring 1/28/19 (acquired 1/28/13)	(I)		$400	5,500	$4,038

OpGen, Inc. (6)		Life Sciences
Developing tools for genomic sequence assembly and analysis
Warrants for the Purchase of Common Stock expiring 5/8/20 (acquired 5/5/15)	(M)		425,579	300,833	49,485
Warrants for the Purchase of Common Stock expiring 2/17/25 (acquired 5/5/15)	(I)		785	31,206	26,152
			426,364		75,637

Total Unaffiliated Publicly Traded Portfolio (cost: $426,764)					$79,675

Total Investments in Unaffiliated Companies (cost: $13,617,505)					$10,357,665

Investments in Non-Controlled Affiliated Companies (3) -
52.6% of net assets at value

Private Placement Portfolio (Illiquid) (11) -
46.6% of net assets at value

ABSMaterials, Inc. (5)		Energy
Developing nano-structured absorbent materials for water remediation and consumer applications
Series A Convertible Preferred Stock (acquired 2/17/10-10/24/11)	(I)		$435,000	390,000	$204,832
Series B Convertible Preferred Stock (acquired 11/8/13-6/25/14)	(I)		1,217,644	1,037,751	904,433
Secured Convertible Bridge Note, 8%, (acquired 1/20/16)	(M)		107,605	$100,000	107,605
			1,760,249		1,216,870

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) -
52.6% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (11) -
46.6% of net assets at value (Cont.)

AgBiome, LLC (5)(6)		Life Sciences
Providing early-stage research and discovery for agriculture and utilizing the crop microbiome to identify products that reduce risk and improve yield
Series A-1 Convertible Preferred Stock (acquired 1/30/13)	(I)		$2,000,000	2,000,000	$6,949,809
Series A-2 Convertible Preferred Stock (acquired 4/9/13-10/15/13)	(I)		521,740	417,392	1,499,004
Series B Convertible Preferred Stock (acquired 8/7/15)	(I)		500,006	160,526	766,184
			3,021,746		9,214,997

AgTech Accelerator Corporation (5)(6)(7)(12)		Life Sciences
Identifying and managing emerging agriculture technologies companies
Common Stock (acquired 5/4/16-11/17/16)	(M)		300,000	300,000	300
Class B Common Stock (acquired 11/17/16)	(M)		0	138,000	138
			300,000		438

D-Wave Systems, Inc. (5)(6)(13)		Electronics
Developing high-performance quantum computing systems
Series 1 Class B Convertible Preferred Stock (acquired 9/30/08)	(H)		1,002,074	1,144,869	2,137,105
Series 1 Class C Convertible Preferred Stock (acquired 9/30/08)	(H)		487,804	450,450	843,457
Series 1 Class D Convertible Preferred Stock (acquired 9/30/08)	(H)		748,473	855,131	1,601,213
Series 1 Class E Convertible Preferred Stock (acquired 11/24/10)	(H)		248,049	269,280	509,938
Series 1 Class F Convertible Preferred Stock (acquired 11/24/10)	(H)		238,323	258,721	489,942
Series 1 Class H Convertible Preferred Stock (acquired 6/27/14)	(H)		909,088	460,866	932,321
Series 2 Class D Convertible Preferred Stock (acquired 9/30/08)	(H)		736,019	678,264	1,270,033
Series 2 Class E Convertible Preferred Stock (acquired 6/1/12-3/22/13)	(H)		659,493	513,900	977,728
Series 2 Class F Convertible Preferred Stock (acquired 6/1/12-3/22/13)	(H)		633,631	493,747	939,386
Warrants for Common Stock expiring 5/12/19 (acquired 5/12/14)	(I)		26,357	20,415	13,336
			5,689,311		9,714,459

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) -
52.6% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (11) -
46.6% of net assets at value (Cont.)

EchoPixel, Inc. (5)		Life Sciences
Developing virtual reality 3-D visualization software for life sciences and health care applications
Series Seed Convertible Preferred Stock (acquired 6/21/13-6/30/14)	(I)		$1,250,000	4,194,630	$930,056
Series Seed-2 Convertible Preferred Stock (acquired 1/22/16)	(I)		500,000	1,476,668	332,650
Unsecured Convertible Bridge Note, 0%, (acquired 7/12/16)	(M)		350,000	$350,000	410,234
			2,100,000		1,672,940

Ensemble Therapeutics Corporation (5)(6)		Life Sciences
Developing DNA-Programmed ChemistryTM for the discovery of new classes of therapeutics
Series B Convertible Preferred Stock (acquired 6/6/07)	(I)		2,000,000	1,449,275	0
Series B-1 Convertible Preferred Stock (acquired 4/21/14)	(I)		679,754	492,575	872,469
			2,679,754		872,469

Genome Profiling, LLC (5)(7)		Life Sciences
Developing a platform to analyze and understand the epigenome
Unsecured Convertible Bridge Note, 8%, (acquired 8/4/16)	(M)		230,000	$230,000	230,000

HZO, Inc. (5)		Electronics
Developing novel industrial coatings that protect electronics against damage from liquids
Common Stock (acquired 6/23/14)	(I)		666,667	405,729	465,269
Series I Convertible Preferred Stock (acquired 6/23/14)	(I)		5,709,835	2,266,894	4,126,543
Series II Convertible Preferred Stock (acquired 6/23/14-8/3/15)	(I)		2,500,006	674,638	1,741,033
Series II-A Convertible Preferred Stock (acquired 9/9/16)	(I)		226,070	69,053	255,888
Warrants for Series II-A Convertible Preferred Stock expiring 7/15/23 (acquired 7/15/16)	(I)		29,820	6,577	24,313
			9,132,398		6,613,046

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) -
52.6% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (11) -
46.6% of net assets at value (Cont.)

Laser Light Engines, Inc. (5)(6)(14)		Energy
Manufactured solid-state light sources for digital cinema and large-venue projection displays
Series A Convertible Preferred Stock (acquired 5/6/08)	(M)		$2,000,000	7,499,062	$0
Series B Convertible Preferred Stock (acquired 9/17/10)	(M)		3,095,802	13,571,848	0
Secured Convertible Bridge Note, 12%, (acquired 10/7/2011)	(M)		200,000	$200,000	0
Secured Convertible Bridge Note, 12%, (acquired 11/17/2011)	(M)		95,652	$95,652	0
Secured Convertible Bridge Note, 12%, (acquired 12/21/2011)	(M)		82,609	$82,609	0
Secured Convertible Bridge Note, 12%, (acquired 3/5/2012)	(M)		434,784	$434,784	0
Secured Convertible Bridge Note, 12%, (acquired 7/26/2012)	(M)		186,955	$186,955	0
Secured Convertible Bridge Note, 20%, (acquired 4/29/2013)	(M)		166,667	$166,667	0
Secured Convertible Bridge Note, 20%, (acquired 7/22/2013)	(M)		166,667	$166,667	0
Secured Convertible Bridge Note, 10%, (acquired 10/30/2013)	(M)		80,669	$80,669	0
Secured Convertible Bridge Note, 10%, (acquired 2/5/2014)	(M)		19,331	$19,331	0
Secured Convertible Bridge Note, 10%, (acquired 6/24/2014)	(M)		13,745	$13,745	0
			6,542,881		0

Lodo Therapeutics Corporation (5)(6)		Life Sciences
Developing and commercializing novel therapeutics derived from a metagenome-based Natural Product Discovery Platform
Series A Convertible Preferred Stock (acquired 12/21/15-4/22/16)	(I)		658,190	658,190	659,762

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) -
52.6% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (11) -
46.6% of net assets at value (Cont.)

ORIG3N, Inc. (5)(6)		Life Sciences
Developing precision medicine applications for induced pluripotent stems cells
Series 1 Convertible Preferred Stock (acquired 2/5/15-8/5/15)	(I)		$500,000	1,195,315	$985,936
Series A Convertible Preferred Stock (acquired 11/25/15-9/7/16)	(I)		1,500,000	1,364,666	1,271,006
			2,000,000		2,256,942

Produced Water Absorbents, Inc. (5)(15)		Energy
Providing integrated process separation solutions to the global oil and gas industries, enabling onsite treatment of produced and flowback water
Common Stock (acquired 4/30/16)	(M)		7,670,281	50,243,350	0
Warrants for Common Stock expiring upon liquidation event (acquired 4/30/16)	(I)		65,250	450,000	0
Senior Secured Debt, 15% commencing on 4/1/16, maturing on 12/31/19 (acquired 4/1/16)	(I)		1,982,142	$2,533,766	1,242,700
			9,717,673		1,242,700

Total Non-Controlled Affiliated Private Portfolio (cost: $43,832,202)					$33,694,623

Publicly Traded Portfolio (16) -
6.0% of net assets at value

Adesto Technologies Corporation (6)(17)		Electronics
Developing low-power, high-performance memory devices
Common Stock (acquired 10/27/15)	(M)		$11,482,417	1,769,868	$3,274,256

Enumeral Biomedical Holdings, Inc. (6)		Life Sciences
Developing therapeutics and diagnostics through functional assaying of single cells
Common Stock (acquired 7/31/14)	(M)		4,993,357	7,966,368	1,035,628
Warrants to purchase Common Stock expiring 2/2/2024 (acquired 7/31/14)	(I)		57,567	255,120	22,896
Warrants to purchase Common Stock expiring 7/30/2019 (acquired 7/31/14)	(I)		360,250	1,000,000	5,885
			5,411,174		1,064,409

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Total Non-Controlled Affiliated Publicly Traded Portfolio (cost: $16,893,591)					$4,338,665

Total Investments in Non-Controlled Affiliated Companies (cost: $60,725,793)					$38,033,288

Investments in Controlled Affiliated Companies (3) -
13.5% of net assets at value

Private Placement Portfolio (Illiquid) (18) -
13.5% of net assets at value

180 Degree Capital Corp. (5)(6)(7)		Other
Entity originally formed as spinout vehicle that was subsequently dissolved
Common Stock (acquired 12/28/16)	(M)		$150,000	10,000,000	$150,000

Black Silicon Holdings, Inc. (5)(14)(19)		Electronics
Holding company for interest in a company that develops silicon-based optoelectronic products
Series A Convertible Preferred Stock (acquired 8/4/15)	(I)		750,000	233,499	0
Series A-1 Convertible Preferred Stock (acquired 8/4/15)	(I)		890,000	2,966,667	0
Series A-2 Convertible Preferred Stock (acquired 8/4/15)	(I)		2,445,000	4,207,537	0
Series B-1 Convertible Preferred Stock (acquired 8/4/15)	(I)		1,169,561	1,892,836	0
Series C Convertible Preferred Stock (acquired 8/4/15)	(I)		1,171,316	1,674,030	0
Secured Convertible Bridge Note, 8%, (acquired 8/25/16)	(I)		1,315,102	$1,278,453	262,477
			7,740,979		262,477

Essential Health Solutions, Inc. (5)(6)(7)		Life Sciences
Developing software for information transfer amongst healthcare providers and consumers
Common Stock (acquired 11/18/16)	(I)		20	200,000	116,767
Series A Convertible Preferred Stock (acquired 11/18/16)	(I)		2,750,000	2,750,000	2,747,905
			2,750,020		2,864,672

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Controlled Affiliated Companies (3) -
13.5% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (18) -
13.5% of net assets at value (Cont.)

Interome, Inc. (5)(7)(20)		Life Sciences
Developing a platform to facilitate precision health and medicine
Common Stock (acquired 3/1/16)	(M)		$10	1,000,000	$10
Secured Convertible Bridge Note, 12%, (acquired 3/1/16)	(M)		300,000	$300,000	300,000
Secured Convertible Bridge Note, 12%, (acquired 7/12/16)	(M)		300,000	$300,000	300,000
Secured Convertible Bridge Note, 12%, (acquired 9/14/16)	(M)		50,000	$50,000	50,000
Secured Convertible Bridge Note, 12%, (acquired 9/29/16)	(M)		350,000	$350,000	350,000
Secured Convertible Bridge Note, 12%, (acquired 11/4/16)	(M)		30,000	$30,000	30,000
Secured Convertible Bridge Note, 12%, (acquired 11/30/16)	(M)		50,000	$50,000	50,000
Secured Convertible Bridge Note, 12%, (acquired 12/22/16)	(M)		375,000	$375,000	375,000
			1,455,010		1,455,010

NGX Bio, Inc. (5)(21)		Life Sciences
Developing translational genomics solutions
Series Seed Convertible Preferred Stock (acquired 6/6/14-1/10/16)	(I)		500,002	666,667	706,423
Series A Convertible Preferred Stock (acquired 8/20/15-9/30/15)	(I)		499,999	329,989	447,338
Unsecured Convertible Bridge Note, 6% (acquired 4/6/16)	(M)		522,192	$500,000	580,211
			1,522,193		1,733,972

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Controlled Affiliated Companies (3) -
13.5% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (18) -
13.5% of net assets at value (Cont.)

ProMuc, Inc. (5)		Life Sciences
Developing synthetic mucins for the nutritional, food and health care markets
Common Stock (acquired 12/18/13)	(I)		$1	1,000	$0
Secured Convertible Bridge Note, 8%, (acquired 12/18/13)	(I)		350,000	$350,000	8,374
Secured Convertible Bridge Note, 8%, (acquired 8/13/14)	(I)		100,000	$100,000	2,393
Secured Convertible Bridge Note, 8%, (acquired 8/5/15)	(I)		75,000	$75,000	1,794
Secured Convertible Bridge Note, 8%, (acquired 12/7/15)	(I)		55,000	$55,000	1,316
			580,001		13,877

Senova Systems, Inc. (5)(22)		Life Sciences
Developing next-generation sensors to measure pH
Series B Convertible Preferred Stock (acquired 9/9/11-7/18/12)	(I)		1,218,462	1,350,000	0
Series B-1 Convertible Preferred Stock (acquired 8/1/13-1/15/14)	(I)		1,083,960	2,759,902	0
Series C Convertible Preferred Stock (acquired 10/24/14-4/1/15)	(I)		1,208,287	1,611,049	455,050
Warrants for Series B Preferred Stock expiring 10/15/17 (acquired 10/15/12)	(I)		131,538	164,423	0
Warrants for Series B Preferred Stock expiring 4/24/18 (acquired 4/24/13)	(I)		20,000	25,000	0
			3,662,247		455,050

SynGlyco, Inc. (5)(14)		Life Sciences
Developed synthetic carbohydrates for pharmaceutical applications
Common Stock (acquired 12/13/11)	(I)		2,729,817	57,463	0
Series A' Convertible Preferred Stock (acquired 12/13/11-6/7/12)	(I)		4,855,627	4,855,627	0
Secured Convertible Bridge Note, 8%, (acquired 2/26/16)	(I)		72,432	$67,823	30,000
			7,657,876		30,000

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Controlled Affiliated Companies (3) -
13.5% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (18) -
13.5% of net assets at value (Cont.)

TARA Biosystems, Inc. (5)		Life Sciences
Developing human tissue models for toxicology and drug discovery applications
Common Stock (acquired 8/20/14)	(I)		$20	2,000,000	$702,904
Secured Convertible Bridge Note, 8%, (acquired 8/20/14)	(M)		356,877	$300,000	396,530
Secured Convertible Bridge Note, 8%, (acquired 5/18/15)	(M)		226,038	$200,000	251,153
Secured Convertible Bridge Note, 8%, (acquired 12/1/15)	(M)		1,304,416	$1,200,000	1,449,351
			1,887,351		2,799,938

Total Controlled Private Placement Portfolio (cost: $27,405,677)					$9,764,996

Total Investments in Controlled Affiliated Companies (cost: $27,405,677)					$9,764,996

Total Investments in Private Placement and Publicly Traded Portfolio (cost: $101,748,975)					$58,155,949

Equity Method Investments (23) -
0.2% of net assets at value

Private Placement Portfolio (Illiquid) (23) -
0.2% of net assets at value

Accelerator IV-New York Corporation (5)(6)(24)		Life Sciences
Identifying and managing emerging biotechnology companies
Series A Common Stock (acquired 7/21/14-1/29/16)	(E)		$178,360	581,907	$178,360

Total Equity Method Investments (cost: $178,360)					$178,360

Total Investments (cost: $101,927,335)					$58,334,309

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

Notes to Consolidated Schedule of Investments

(1)	See "Footnote to Consolidated Schedule of Investments" on page 95 for a description of the "Valuation Procedures."

(2)
We classify "Energy" companies as those that seek to improve performance, productivity or efficiency, and to reduce environmental impact, waste, cost, energy consumption or raw materials. We classify "Electronics" companies as those that address problems in electronics-related industries, including semiconductors and computing. We classify "Life Sciences" companies as those that address problems in life sciences-related industries, including precision health and precision medicine, biotechnology, agriculture, advanced materials and chemicals, health care, bioprocessing, water, industrial biotechnology, food, nutrition and energy.

(3)
Investments in unaffiliated companies consist of investments in which we own less than five percent of the voting shares of the portfolio company. Investments in non-controlled affiliated companies consist of investments in which we own five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where we hold one or more seats on the portfolio company’s board of directors but do not control the company. Investments in controlled affiliated companies consist of investments in which we own 25 percent or more of the voting shares of the portfolio company or otherwise control the company, including control of a majority of the seats on the board of directors, or more than 25 percent of the seats on the board of directors, with no other entity or person in control of more director seats than us. Among our controlled affiliated companies, ProMuc, Inc., and Interome, Inc., were 100 percent owned by us at December 31, 2016.

(4)
The aggregate cost for federal income tax purposes of investments in unaffiliated privately held companies is $12,408,878. The gross unrealized appreciation based on the tax cost for these securities is $96,266. The gross unrealized depreciation based on the tax cost for these securities is $4,766,507.

(5)	We are subject to legal restrictions on the sale of our investment(s) in this company.

(6)	Represents a non-income producing investment. Investments that have not paid dividends or interest within the last 12 months are considered to be non-income producing.

(7)	Initial investment was made in 2016.

(8)
We received shares of Xenio Corporation as part of the consideration distributed to shareholders of Bridgelux, Inc., for the sale of Bridgelux, Inc., to a an investment group led by China Electronics Corporation and ChongQing Linkong Development Investment Company. The close of this transaction occurred on August 1, 2016.

(9)
The aggregate cost for federal income tax purposes of investments in unaffiliated rights to milestone payments is $781,863. The gross unrealized appreciation based on the tax cost for these securities is $1,757,490. The gross unrealized depreciation based on the tax cost for these securities is $0.

(10)
The aggregate cost for federal income tax purposes of investments in unaffiliated publicly traded companies is $426,764. The gross unrealized appreciation based on the tax cost for these securities is $3,638. The gross unrealized depreciation based on the tax cost for these securities is $350,727.

(11)
The aggregate cost for federal income tax purposes of investments in non-controlled affiliated privately held companies is $43,832,202. The gross unrealized appreciation based on the tax cost for these securities is $10,476,913. The gross unrealized depreciation based on the tax cost for these securities is $20,614,492.

(12)
Our initial investment in AgTech Accelerator Corporation was on May 4, 2016, and from the date of initial investment through September 30, 2016, the investment was accounted for using the equity method of accounting. On February 3, 2017, we withdrew from participation in AgTech Accelerator.  The value reflects the price per share at which our ownership may be purchased by other investors in the entity within 90 days of notice of our intent to withdraw.  We have yet to receive notification of such interest from other investors. In the event that the other investors do not complete the purchase of our shares of AgTech Accelerator within the 90 days of notice, we would retain our shares of AgTech Accelerator and the investment would again be accounted for using equity method of accounting.

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2016

(13)
D-Wave Systems, Inc., is located and is doing business primarily in Canada. We invested in D-Wave through Parallel Universes, Inc., a Delaware company. Our investment is denominated in Canadian dollars and is subject to foreign currency translation. See "Note 3. Summary of Significant Accounting Policies." D-Wave is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire non-qualifying assets unless, at the time the acquisition is made, qualifying assets are at least 70 percent of our total assets. We were over this threshold at the time of acquisition of these securities.

(14)	Represents a non-operating entity that exists to collect future payments from licenses or other engagements and/or monetize assets for future distributions to investors and debt holders.

(15)	Produced Water Absorbents, Inc., also does business as ProSep, Inc.

(16)
The aggregate cost for federal income tax purposes of investments in non-controlled affiliated publicly traded companies is $16,893,591. The gross unrealized appreciation based on the tax cost for these securities is $0. The gross unrealized depreciation based on the tax cost for these securities is $12,554,926.

(17)
A total of 200,000 shares of our holdings in Adesto Technologies Corporation are not qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire non-qualifying assets unless, at the time the acquisition is made, qualifying assets are at least 70 percent of our total assets.

(18)
The aggregate cost for federal income tax purposes of investments in controlled affiliated companies is $27,405,677. The gross unrealized appreciation based on the tax cost for these securities is $1,239,018. The gross unrealized depreciation based on the tax cost for these securities is $18,879,699.

(19)
On August 4, 2015, SiOnyx, Inc., reorganized its corporate structure to become a subsidiary of a new company, Black Silicon Holdings, Inc.  Our security holdings of SiOnyx converted into securities of Black Silicon Holdings.  SiOnyx was then acquired by an undisclosed buyer.  Black Silicon Holdings owns a profit interest in the undisclosed buyer.

(20)	In 2017, Interome, Inc., changed its name to HALE.life Corporation.

(21)	On August 19, 2015, UberSeq, Inc., changed its name to NGX Bio, Inc.

(22)	On October 19, 2016, Senova Systems, Inc., sold substantially all of its assets to an undisclosed buyer for an up-front payment and potential future payments upon achievement of milestones.

(23)
The aggregate cost for federal income tax purposes of investments in privately held equity method investments is $178,360. Under the equity method, investments are carried at cost, plus or minus the Company's equity in the increases and decreases in the investee's net assets after the date of acquisition and certain other adjustments. The Company owns approximately 9 percent or Accelerator IV-New York Corporation.

(24)	See "Note 11. Commitments and Contingencies."

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Unaffiliated Companies (3) –
11.0% of net assets at value

Private Placement Portfolio (Illiquid) (4) –
6.1% of net assets at value

Bridgelux, Inc. (5)(8)(9)(10)		Energy
Manufacturing high-power light emitting diodes (LEDs) and arrays
Series B Convertible Preferred Stock (acquired 11/29/07)	(M)		$1,000,000	1,861,504	$258,939
Series C Convertible Preferred Stock (acquired 7/27/07)	(M)		1,352,196	2,130,699	534,737
Series D Convertible Preferred Stock (acquired 2/25/08-3/10/10)	(M)		1,371,622	999,999	737,006
Series E Convertible Preferred Stock (acquired 6/1/11)	(M)		672,599	440,334	607,572
Series E-1 Convertible Preferred Stock (acquired 3/16/12)	(M)		386,073	399,579	400,630
Warrants for Series E Convertible Preferred Stock expiring 12/31/17 (acquired 1/27/11)	(M)		93,969	170,823	0
Warrants for Common Stock expiring 6/1/16 (acquired 6/1/11)	(M)		72,668	132,100	0
Warrants for Common Stock expiring 8/9/18 (acquired 8/9/13)	(M)		148,409	171,183	0
Warrants for Common Stock expiring 10/21/18 (acquired 10/21/11)	(M)		18,816	84,846	0
			5,116,352		2,538,884

Cambrios Technologies Corporation (5)(8)(9)(11)		Electronics
Developed nanowire-enabled electronic materials for the display industry
Series B Convertible Preferred Stock (acquired 11/9/04-2/16/05)	(M)		1,294,025	1,294,025	0
Series C Convertible Preferred Stock (acquired 3/21/07)	(M)		1,300,000	1,300,000	0
Series D Convertible Preferred Stock (acquired 8/7/09)	(M)		515,756	515,756	0
Series D-2 Convertible Preferred Stock (acquired 5/31/11)	(M)		92,400	92,400	0
Series D-4 Convertible Preferred Stock (acquired 7/12/12)	(M)		216,168	216,168	0
			3,418,349		0

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Unaffiliated Companies (3) –
11.0% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (4) –
6.1% of net assets at value (Cont.)

Magic Leap, Inc. (8)(9)(12)		Electronics
Developing novel human computing interfaces and software
Series B Convertible Preferred Stock (acquired 5/1/15)	( I )		$338,604	29,291	$348,994

Mersana Therapeutics, Inc. (5)(8)(9)		Life Sciences
Developing antibody drug conjugates for cancer therapy
Series A-1 Convertible Preferred Stock (acquired 7/27/12-4/2/14)	(H)		683,538	635,081	613,892
Series B-1 Convertible Preferred Stock (acquired 2/20/15)	(H)		104,521	97,111	104,407
Common Stock (acquired 7/27/12)	(H)		3,875,395	350,539	309,963
			4,663,454		1,028,262

Nanosys, Inc. (5)(8)(9)		Energy
Developing inorganic nanowires and quantum dots for use in LED-backlit devices
Series C Convertible Preferred Stock (acquired 4/10/03)	(M)		1,500,000	803,428	128,853
Series D Convertible Preferred Stock (acquired 11/7/05)	(M)		3,000,003	1,016,950	597,334
Series E Convertible Preferred Stock (acquired 8/13/10)	(M)		496,573	433,688	452,627
			4,996,576		1,178,814

Nano Terra, Inc. (5)(8)		Energy
Developing surface chemistry and nano- manufacturing solutions
Warrants for Common Stock expiring on 2/22/21 (acquired 2/22/11)	( I )		69,168	4,462	211
Warrants for Series A-3 Preferred Stock expiring on 11/15/22 (acquired 11/15/12)	( I )		35,403	47,508	61,978
			104,571		62,189

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Unaffiliated Companies (3) –
11.0% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (4) –
6.1% of net assets at value (Cont.)

Phylagen, Inc. (5)(8)(13)		Life Sciences
Developing technology to improve human health and business productivity
Secured Convertible Bridge Note, 5%, (acquired 2/5/15)	(M)		$209,041	$200,000	$209,041
Secured Convertible Bridge Note, 5%, (acquired 6/5/15)	(M)		10,288	$10,000	10,288
			219,329		219,329

Total Unaffiliated Private Placement Portfolio (cost: $18,857,235)					$5,376,472

Rights to Milestone Payments (Illiquid) (6) –
3.8% of net assets at value

Amgen, Inc. (8)(9)		Life Sciences
Rights to Milestone Payments from Acquisition of BioVex Group, Inc. (acquired 3/4/11)	( I )		$548,998	$548,998	$2,900,232

Laird Technologies, Inc. (8)(9)		Energy
Rights to Milestone Payments from Merger & Acquisition of Nextreme Thermal Solutions, Inc. (acquired 2/13/13)	( I )		0	$0	0

Canon, Inc. (8)(9)		Electronics
Rights to Milestone Payments from Acquisition of Molecular Imprints, Inc. (acquired 4/18/14)	( I )		232,865	$232,865	461,819

Total Unaffiliated Rights to Milestone Payments (cost: $781,863)					$3,362,051

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Publicly Traded Portfolio (7) –
1.1% of net assets at value

Champions Oncology, Inc. (5)(9)		Life Sciences
Developing its TumorGraft™ platform for personalized medicine and drug development
Common Stock (acquired 3/24/11-3/11/15)	(M)		$1,622,629	243,540	$944,819
Warrants for Common Stock expiring 1/28/19 (acquired 1/28/13)	( I )		400	5,500	12,725
			1,623,029		957,544

Total Unaffiliated Publicly Traded Portfolio (cost: $1,623,029)					$957,544

Total Investments in Unaffiliated Companies (cost: $21,262,127)					$9,696,067

Investments in Non-Controlled Affiliated Companies (3) –
67.9% of net assets at value

Private Placement Portfolio (Illiquid) (14) –
47.2% of net assets at value

ABSMaterials, Inc. (5)(8)(9)		Energy
Developing nano-structured absorbent materials for water remediation and consumer applications
Series A Convertible Preferred Stock (acquired 2/17/10-10/24/11)	( I )		$435,000	390,000	$160,303
Series B Convertible Preferred Stock (acquired 11/8/13-6/25/14)	( I )		1,217,644	1,037,751	823,319
			1,652,644		983,622

AgBiome, LLC (5)(8)(9)		Life Sciences
Providing early-stage research and discovery for agriculture and utilizing the crop microbiome to identify products that reduce risk and improve yield
Series A-1 Convertible Preferred Stock (acquired 1/30/13)	( I )		2,000,000	2,000,000	4,022,722
Series A-2 Convertible Preferred Stock (acquired 4/9/13-10/15/13)	( I )		521,740	417,392	891,588
Series B Convertible Preferred Stock (acquired 8/7/15)	( I )		500,006	160,526	575,979
			3,021,746		5,490,289

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) –
67.9% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (14) –
47.2% of net assets at value (Cont.)

D-Wave Systems, Inc. (8)(9)(15)		Electronics
Developing high-performance quantum computing systems
Series 1 Class B Convertible Preferred Stock (acquired 9/30/08)	(H)		$1,002,074	1,144,869	$1,485,943
Series 1 Class C Convertible Preferred Stock (acquired 9/30/08)	(H)		487,804	450,450	588,844
Series 1 Class D Convertible Preferred Stock (acquired 9/30/08)	(H)		748,473	855,131	1,117,858
Series 1 Class E Convertible Preferred Stock (acquired 11/24/10)	(H)		248,049	269,280	368,385
Series 1 Class F Convertible Preferred Stock (acquired 11/24/10)	(H)		238,323	258,721	353,940
Series 1 Class H Convertible Preferred Stock (acquired 6/27/14)	(H)		909,088	460,866	732,972
Series 2 Class D Convertible Preferred Stock (acquired 9/30/08)	(H)		736,019	678,264	886,651
Series 2 Class E Convertible Preferred Stock (acquired 6/1/12-3/22/13)	(H)		659,493	513,900	711,876
Series 2 Class F Convertible Preferred Stock (acquired 6/1/12-3/22/13)	(H)		633,631	493,747	683,959
Warrants for Common Stock expiring 5/12/19 (acquired 5/12/14)	( I )		26,357	20,415	710
			5,689,311		6,931,138

EchoPixel, Inc. (5)(8)		Life Sciences
Developing virtual reality 3-D visualization software for life sciences and health care applications
Series Seed Convertible Preferred Stock (acquired 6/21/13-6/30/14)	( I )		1,250,000	4,194,630	1,327,092
Secured Convertible Bridge Note, 8%, (acquired 11/25/15)	(M)		113,425	$112,500	113,425
			1,363,425		1,440,517

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) –
67.9% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (14) –
47.2% of net assets at value (Cont.)

Ensemble Therapeutics Corporation (5)(8)(9)		Life Sciences
Developing DNA-Programmed Chemistry™ for the discovery of new classes of therapeutics
Series B Convertible Preferred Stock (acquired 6/6/07)	( I )		$2,000,000	1,449,275	$662,607
Series B-1 Convertible Preferred Stock (acquired 4/21/14)	( I )		679,754	492,575	1,448,295
			2,679,754		2,110,902

HZO, Inc. (5)(8)(9)		Electronics
Developing novel industrial coatings that protect electronics against damage from liquids
Common Stock (acquired 6/23/14)	( I )		666,667	405,729	329,802
Series I Convertible Preferred Stock (acquired 6/23/14)	( I )		5,709,835	2,266,894	4,281,820
Series II Convertible Preferred Stock (acquired 6/23/14-8/3/15)	( I )		2,500,006	674,638	2,515,164
			8,876,508		7,126,786

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) –
67.9% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (14) –
47.2% of net assets at value (Cont.)

Laser Light Engines, Inc. (8)(9)		Energy
Manufactured solid-state light sources for digital cinema and large-venue projection displays
Series A Convertible Preferred Stock (acquired 5/6/08)	(M)		$2,000,000	7,499,062	$0
Series B Convertible Preferred Stock (acquired 9/17/10)	(M)		3,095,802	13,571,848	0
Secured Convertible Bridge Note, 12%, (acquired 10/7/11)	(M)		200,000	$200,000	0
Secured Convertible Bridge Note, 12%, (acquired 11/17/11)	(M)		95,652	$95,652	0
Secured Convertible Bridge Note, 12%, (acquired 12/21/11)	(M)		82,609	$82,609	0
Secured Convertible Bridge Note, 12%, (acquired 3/5/12)	(M)		434,784	$434,784	0
Secured Convertible Bridge Note, 12%, (acquired 7/26/12)	(M)		186,955	$186,955	0
Secured Convertible Bridge Note, 20%, (acquired 4/29/13)	(M)		166,667	$166,667	0
Secured Convertible Bridge Note, 20%, (acquired 7/22/13)	(M)		166,667	$166,667	0
Secured Convertible Bridge Note, 10%, (acquired 10/30/13)	(M)		80,669	$80,669	0
Secured Convertible Bridge Note, 10%, (acquired 2/5/14)	(M)		19,331	$19,331	0
Secured Convertible Bridge Note, 10%, (acquired 6/24/14)	(M)		13,745	$13,745	0
			6,542,881		0

Lodo Therapeutics Corporation (5)(8)(9)(13)		Life Sciences
Developing and commercializing novel therapeutics derived from a metagenome-based Natural Product Discovery Platform
Series A Convertible Preferred Stock (acquired 12/21/15)	( I )		107,900	107,900	107,281

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) –
67.9% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (14) –
47.2% of net assets at value (Cont.)

Metabolon, Inc. (5)(8)(9)		Life Sciences
Developing a biochemical profiling platform for precision medicine
Series B Convertible Preferred Stock (acquired 6/29/09)	(M)		$2,500,000	371,739	$3,699,120
Series B-1 Convertible Preferred Stock (acquired 6/29/09)	(M)		706,214	148,696	1,479,647
Series C Convertible Preferred Stock (acquired 4/30/09)	(M)		1,000,000	1,000,000	3,388,907
Series D Convertible Preferred Stock (acquired 8/25/11)	(M)		1,499,999	835,882	2,887,617
Series E-1 Convertible Preferred Stock (acquired 3/2/15)	(M)		1,225,000	444,404	1,776,987
Series E-2 Convertible Preferred Stock (acquired 3/2/15)	(M)		299,999	103,277	389,566
			7,231,212		13,621,844

ORIG3N, Inc. (5)(8)(9)(13)		Life Sciences
Developing precision medicine applications for induced pluripotent stems cells
Series 1 Convertible Preferred Stock (acquired 2/5/15-8/5/15)	( I )		500,000	1,195,315	826,563
Series A Convertible Preferred Stock (acquired 11/25/15)	( I )		750,000	682,333	750,338
			1,250,000		1,576,901

Petra Pharma Corporation (5)(8)(9)(13)		Life Sciences
Developing small molecule inhibitors for treatment of cancer and metabolic diseases
Series A Convertible Preferred Stock (acquired 12/23/15)	( I )		1,025,050	1,025,050	1,019,755

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) –
67.9% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (14) –
47.2% of net assets at value (Cont.)

Produced Water Absorbents, Inc. (5)(8)(16)		Energy
Providing integrated process separation solutions to the global oil and gas industries, enabling onsite treatment of produced and flowback water
Series A Convertible Preferred Stock (acquired 6/21/11)	(M)		$1,000,000	1,000,000	$77,549
Series B Convertible Preferred Stock (acquired 6/20/13-3/31/14)	(M)		1,496,865	5,987,460	214,302
Series B-2 Convertible Preferred Stock (acquired 5/12/14)	(M)		1,015,427	4,322,709	154,718
Series B-3 Convertible Preferred Stock (acquired 11/14/13)	(M)		978,641	3,914,564	140,109
Series C Convertible Preferred Stock (acquired 5/26/14)	(M)		1,000,268	2,667,380	75,581
Series D Convertible Preferred Stock (acquired 2/17/15)	(M)		986,066	2,629,510	133,330
Subordinated Secured Debt, 12%, maturing on 6/30/16 (acquired 10/7/14)	(M)		990,634	$1,000,000	560,538
Subordinated Convertible Bridge Note, 12%, (acquired 6/3/2015)	(M)		267,425	$250,000	36,854
Subordinated Convertible Bridge Note, 12%, (acquired 7/15/2015)	(M)		263,973	$250,000	36,378
Subordinated Convertible Bridge Note, 12%, (acquired 9/28/2015)	(M)		257,808	$250,000	35,528
Subordinated Convertible Bridge Note, 12%, (acquired 10/30/2015)	(M)		255,178	$250,000	35,166
Warrants for Series B-2 Preferred Stock expiring upon liquidation event (acquired 5/12/14)	( I )		65,250	300,000	174
			8,577,535		1,500,227

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (3) –
67.9% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (14) –
47.2% of net assets at value (Cont.)

Ultora, Inc. (5)(8)(17)		Energy
Developed energy-storage devices enabled by carbon nanotubes
Series A Convertible Preferred Stock (acquired 12/5/13)	(M)		$886,830	17,736	$0
Series B Convertible Preferred Stock (acquired 12/5/13)	(M)		236,603	2,347,254	0
Secured Convertible Bridge Note, 5%, (acquired 5/7/14)	(M)		86,039	$86,039	0
Secured Convertible Bridge Note, 5%, (acquired 8/20/14)	(M)		17,208	$17,208	0
Secured Convertible Bridge Note, 5%, (acquired 10/14/14)	(M)		10,750	$10,750	0
Secured Convertible Bridge Note, 5%, (acquired 3/30/15)	(M)		7,525	$7,525	0
			1,244,955		0

Total Non-Controlled Private Placement Portfolio (cost: $49,262,921)					$41,909,262

Publicly Traded Portfolio (18) –
20.7% of net assets at value

Adesto Technologies Corporation (5)(8)(9)(19)		Electronics
Developing low-power, high-performance memory devices
Common Stock (acquired 10/27/15)	(M)		$11,482,417	1,769,868	$13,645,682

Enumeral Biomedical Holdings, Inc. (5)(8)(9)(20)		Life Sciences
Developing therapeutics and diagnostics through functional assaying of single cells
Common Stock (acquired 7/31/14)	(M)		4,993,357	7,966,368	1,831,468
Warrants for Common Stock expiring 7/30/19 (acquired 7/31/14)	( I )		540,375	1,500,000	43,326
Warrants for Common Stock expiring 2/2/24 (acquired 7/31/14)	( I )		57,567	255,120	44,160
Options to Purchase Common Stock at $1.00 expiring 7/30/16 (acquired 8/4/14)	( I )		0	80,000	54
			5,591,299		1,919,008

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Publicly Traded Portfolio (18) –
20.7% of net assets at value (Cont.)

OpGen, Inc. (5)(21)		Life Sciences
Developing tools for genomic sequence assembly and analysis
Common Stock (acquired 5/5/15)	(M)		$5,665,708	1,409,796	$2,678,612
Warrants for Common Stock expiring 5/8/20 (acquired 5/5/15)	(M)		425,579	300,833	101,431
Warrants for Common Stock expiring 2/17/25 (acquired 5/5/15)	( I )		785	31,206	26,372
			6,092,072		2,806,415

Total Non-Controlled Affiliated Publicly Traded Portfolio (cost: $23,165,788)					$18,371,105

Total Investments in Non-Controlled Affiliated Companies (cost: $72,428,709)					$60,280,367

Investments in Controlled Affiliated Companies (3) –
7.9% of net assets at value

Private Placement Portfolio (Illiquid) (22) –
7.9% of net assets at value

Black Silicon Holdings, Inc. (5)(8)(23)		Electronics
Holding company for interest in a company that develops silicon-based optoelectronic products
Series A Convertible Preferred Stock (acquired 8/4/15)	( I )		$750,000	233,499	$0
Series A-1 Convertible Preferred Stock (acquired 8/4/15)	( I )		890,000	2,966,667	0
Series A-2 Convertible Preferred Stock (acquired 8/4/15)	( I )		2,445,000	4,207,537	0
Series B-1 Convertible Preferred Stock (acquired 8/4/15)	( I )		1,169,561	1,892,836	0
Series C Convertible Preferred Stock (acquired 8/4/15)	( I )		1,171,316	1,674,030	0
Secured Convertible Bridge Note, 8%, (acquired 8/4/15)	( I )		1,321,068	$1,278,454	316,613
			7,746,945		316,613

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Controlled Affiliated Companies (3) –
7.9% of net assets at value (Cont.)

Private Placement Portfolio (Illiquid) (22) –
7.9% of net assets at value (Cont.)

NGX Bio, Inc. (5)(8)(9)(24)		Life Sciences
Developing translational genomics solutions
Series Seed Convertible Preferred Stock (acquired 6/6/14)	( I )		$375,000	500,000	$446,878
Series A Convertible Preferred Stock (acquired 8/20/15-9/30/15)	( I )		499,999	329,989	403,538
Warrants for Series Seed Preferred Stock expiring 6/6/19 (acquired 6/6/15)	( I )		125,000	166,667	148,958
			999,999		999,374

ProMuc, Inc. (5)(8)		Life Sciences
Developing synthetic mucins for the nutritional, food and health care markets
Common Stock (acquired 12/18/13)	(M)		1	1,000	1
Secured Convertible Bridge Note, 8%, (acquired 12/18/13)	(M)		407,074	$350,000	407,074
Secured Convertible Bridge Note, 8%, (acquired 8/13/14)	(M)		111,091	$100,000	111,091
Secured Convertible Bridge Note, 8%, (acquired 8/5/15)	(M)		77,449	$75,000	77,449
Secured Convertible Bridge Note, 8%, (acquired 12/7/15)	(M)		55,301	$55,000	55,301
			650,916		650,916

Senova Systems, Inc. (5)(8)(9)		Life Sciences
Developing next-generation sensors to measure pH
Series B Convertible Preferred Stock (acquired 9/9/11-7/18/12)	( I )		1,218,462	1,350,000	284,938
Series B-1 Convertible Preferred Stock (acquired 8/1/13-1/15/14)	( I )		1,083,960	2,759,902	659,411
Series C Convertible Preferred Stock (acquired 10/24/14-4/1/15)	( I )		1,208,287	1,611,049	1,127,419
Warrants for Series B Preferred Stock expiring 10/15/17 (acquired 10/15/12)	( I )		131,538	164,423	34,703
Warrants for Series B Preferred Stock expiring 4/24/18 (acquired 4/24/13)	( I )		20,000	25,000	5,277
			3,662,247		2,111,748

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Investments in Controlled Affiliated Companies (3) –
7.9% of net assets at value

Private Placement Portfolio (Illiquid) (22) –
7.9% of net assets at value

SynGlyco, Inc. (5)(8)		Life Sciences
Developed synthetic carbohydrates for pharmaceutical applications
Common Stock (acquired 12/13/11)	( I )		$2,729,817	57,463	$0
Series A' Convertible Preferred Stock (acquired 12/13/11-6/7/12)	( I )		4,855,627	4,855,627	100,343
Secured Convertible Bridge Note, 8%, (acquired 1/23/13)	( I )		438,931	$350,000	438,931
Secured Convertible Bridge Note, 8%, (acquired 4/25/13)	( I )		369,170	$300,000	369,170
			8,393,545		908,444

TARA Biosystems, Inc. (5)(8)		Life Sciences
Developing human tissue models for toxicology and drug discovery applications
Common Stock (acquired 8/20/14)	(M)		20	2,000,000	20
Secured Convertible Bridge Note, 8%, (acquired 8/20/14)	(M)		333,516	$300,000	500,274
Secured Convertible Bridge Note, 8%, (acquired 5/18/15)	(M)		209,995	$200,000	314,992
Secured Convertible Bridge Note, 8%, acquired 12/1/15	(M)		1,208,153	$1,200,000	1,208,153
			1,751,684		2,023,439

Total Controlled Private Placement Portfolio (cost: $23,205,336)					$7,010,534

Total Investments in Controlled Affiliated Companies (cost: $23,205,336)					$7,010,534

Total Private Placement and Publicly Traded Portfolio (cost: $116,896,172)					$76,986,968

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Method of Valuation (1)	Primary Industry (2)	Cost	Shares/ Principal	Value

Equity Method Investments (25) –
0.2% of net assets at value

Private Placement Portfolio (Illiquid) (25) –
0.2% of net assets at value

Accelerator IV-New York Corporation (8)(9)(26)		Life Sciences
Identifying and managing emerging biotechnology companies
Series A Common Stock (acquired 7/21/14-1/30/15)	(E)		$165,936	478,227	$165,936

Total Equity Method Investments (cost: $165,936)					$165,936

Total Investments (cost: $117,062,108)					$77,152,904

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

Notes to Consolidated Schedule of Investments

(1)	See "Footnote to Consolidated Schedule of Investments" on page 95 for a description of the "Valuation Procedures."

(2)
We classify "Energy" companies as those that seek to improve performance, productivity or efficiency, and to reduce environmental impact, waste, cost, energy consumption or raw materials. We classify "Electronics" companies as those that address problems in electronics-related industries, including semiconductors and computing. We classify "Life Sciences" companies as those that address problems in life sciences-related industries, including precision health and precision medicine, biotechnology, agriculture, advanced materials and chemicals, health care, bioprocessing, water, industrial biotechnology, food, nutrition and energy.

(3)
Investments in unaffiliated companies consist of investments in which we own less than five percent of the voting shares of the portfolio company. Investments in non-controlled affiliated companies consist of investments in which we own five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where we hold one or more seats on the portfolio company’s board of directors but do not control the company. Investments in controlled affiliated companies consist of investments in which we own 25 percent or more of the voting shares of the portfolio company or otherwise control the company, including control of a majority of the seats on the board of directors, or more than 25 percent of the seats on the board of directors, with no other entity or person in control of more director seats than us. Among our controlled affiliated companies, ProMuc, Inc., was 100 percent owned by us at December 31, 2015.

(4)
The aggregate cost for federal income tax purposes of investments in unaffiliated privately held companies is $18,857,235. The gross unrealized appreciation based on the tax cost for these securities is $10,390. The gross unrealized depreciation based on the tax cost for these securities is $13,491,153.

(5)	All or a portion of the investments or instruments are pledged as collateral under our Loan Facility with Orix Corporate Capital, Inc.

(6)
The aggregate cost for federal income tax purposes of investments in unaffiliated rights to milestone payments is $781,863. The gross unrealized appreciation based on the tax cost for these securities is $2,580,188. The gross unrealized depreciation based on the tax cost for these securities is $0.

(7)
The aggregate cost for federal income tax purposes of investments in unaffiliated publicly traded companies is $1,623,029. The gross unrealized appreciation based on the tax cost for these securities is $0. The gross unrealized depreciation based on the tax cost for these securities is $665,485.

(8)	We are subject to legal restrictions on the sale of our investment(s) in this company.

(9)	Represents a non-income producing investment. Investments that have not paid dividends or interest within the last 12 months are considered to be non-income producing.

(10)
On July 21, 2015, Bridgelux, Inc., signed a definitive agreement to be acquired by an investment group led by China Electronics Corporation and ChongQing Linkong Development Investment Company. The close of this transaction is subject to customary regulatory approvals.

(11)	In February of 2016, Cambrios Technologies Corporation ceased operations and began liquidation of its assets through a general assignment for the benefit of creditors.

(12)
We received our shares of Magic Leap, Inc., as part of the consideration paid for one of our portfolio companies in an acquisition during the second quarter of 2015. A total of 4,394 shares of our 29,291 shares of Magic Leap are held in escrow to satisfy indemnity claims through May 1, 2016.

(13)	Initial investment was made in 2015.

(14)
The aggregate cost for federal income tax purposes of investments in non-controlled affiliated privately held companies is $49,262,921. The gross unrealized appreciation based on the tax cost for these securities is $10,504,995. The gross unrealized depreciation based on the tax cost for these securities is $17,858,654.

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2015

(15)
D-Wave Systems, Inc., is located and is doing business primarily in Canada. We invested in D-Wave through Parallel Universes, Inc., a Delaware company. Our investment is denominated in Canadian dollars and is subject to foreign currency translation. See "Note 2. Summary of Significant Accounting Policies." D-Wave is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire non-qualifying assets unless, at the time the acquisition is made, qualifying assets are at least 70 percent of our total assets.

(16)	Produced Water Absorbents, Inc., also does business as ProSep, Inc.

(17)	In March of 2015, Ultora, Inc., ceased operations and began liquidation of its assets through a general assignment for the benefit of creditors.

(18)
The aggregate cost for federal income tax purposes of investments in non-controlled affiliated publicly traded companies is $23,165,788. The gross unrealized appreciation based on the tax cost for these securities is $2,163,265. The gross unrealized depreciation based on the tax cost for these securities is $6,957,948.

(19)
As of December 31, 2015, the Company's shares of Adesto Technologies Corporation were subject to a lock-up agreement that restricts our ability to trade these securities. A total of 200,000 shares are not qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire non-qualifying assets unless, at the time the acquisition is made, qualifying assets are at least 70 percent of our total assets.

(20)
As of December 31, 2015, a portion of the Company's shares and warrants of Enumeral Biomedical Holdings, Inc., were subject to a lock-up agreement that restricts our ability to trade these securities. The lock-up period on our securities of Enumeral Biomedical Holdings expired on January 31, 2016. A portion of our shares were held in escrow as of the end of 2015. This escrow period expired with no claims against the escrowed shares.

(21)
The Company's shares of OpGen, Inc., became freely tradeable on November 2, 2015. A total of 300,833 shares and 300,833 warrants are not qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire non-qualifying assets unless, at the time the acquisition is made, qualifying assets are at least 70 percent of our total assets.

(22)
The aggregate cost for federal income tax purposes of investments in controlled affiliated companies is $23,205,336. The gross unrealized appreciation based on the tax cost for these securities is $271,755. The gross unrealized depreciation based on the tax cost for these securities is $16,466,557.

(23)
On August 4, 2015, SiOnyx, Inc., reorganized its corporate structure to become a subsidiary of a new company, Black Silicon Holdings, Inc.  Our security holdings of SiOnyx converted into securities of Black Silicon Holdings.  SiOnyx was then acquired by an undisclosed buyer.  Black Silicon Holdings owns a profit interest in the undisclosed buyer.

(24)	On August 19, 2015, UberSeq, Inc., changed its name to NGX Bio, Inc.

(25)
The aggregate cost for federal income tax purposes of investments in privately held equity method investments is $165,936. Under the equity method, investments are carried at cost, plus or minus the Company's equity in the increases and decreases in the investee's net assets after the date of acquisition and certain other adjustments.

(26)	As part of our initial investment in Accelerator IV-New York Corporation, the Company made an additional operating and investment commitment. See "Note 11. Commitments and Contingencies."

The accompanying notes are an integral part of these consolidated financial statements.

HARRIS & HARRIS GROUP, INC. FOOTNOTE TO CONSOLIDATED SCHEDULE OF INVESTMENTS

VALUATION PROCEDURES

I.     Determination of Net Asset Value

The 1940 Act requires periodic valuation of each investment in the portfolio of the Company to determine its net asset value. Under the 1940 Act, unrestricted securities with readily available market quotations are to be valued at the current market value; all other assets must be valued at "fair value" as determined in good faith by or under the direction of the Board of Directors.

The Board of Directors is also responsible for (1) determining overall valuation guidelines and (2) ensuring that the investments of the Company are valued within the prescribed guidelines.

The Valuation Committee, comprised of all of the independent Board members, is responsible for determining the valuation of the Company’s assets within the guidelines established by the Board of Directors. The Valuation Committee receives information and recommendations from management. An independent valuation firm also reviews select portfolio company valuations. The independent valuation firm does not provide proposed valuations.

The fair values assigned to these investments are based on available information and do not necessarily represent amounts that might ultimately be realized when that investment is sold, as such amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated or become readily marketable.

The deal team meets at the end of each quarter to discuss portfolio companies and propose fair valuations for all privately held securities, restricted publicly traded securities and publicly traded securities without reliable market quotations. The Valuation Committee book is prepared with the use of data from primary sources whenever reasonably practicable. Proposed valuations for each portfolio company are communicated to the Valuation Committee in the Valuation Committee book and at the Valuation Committee meeting after the end of each quarter. The Valuation Committee determines the fair value of each private security and publicly traded securities without reliable market quotations. All valuations are then reported to the full Board of Directors along with the Chief Financial Officer’s calculation of net asset value.

II.     Approaches to Determining Fair Value

Accounting Standards Codification Topic 820, "Fair Value Measurements and Disclosures," ("ASC 820") defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). It applies fair value terminology to all valuations whereas the 1940 Act applies market value terminology to readily marketable assets and fair value terminology to other assets.

The main approaches to measuring fair value utilized are the market approach, the income approach and the hybrid approach.

•
Market Approach (M): The market approach may use quantitative inputs such as prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities and the values of market multiples derived from a set of comparable companies. The market approach may also use qualitative inputs such as progress toward milestones, the long-term potential of the business, current and future financing requirements and the rights and preferences of certain securities versus those of other securities. The selection of the relevant inputs used to derive value under the market approach requires judgment considering factors specific to the significance and relevance of each input to deriving value.

•
Income Approach (I): The income approach uses valuation techniques to convert future amounts (for example, revenue, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Those valuation techniques include present value techniques; option-pricing models, such as the Black-Scholes-Merton formula (a closed-form model) and a binomial model (a lattice model), which incorporate present value techniques; and the multi-period excess earnings method, which is used to measure the fair value of certain assets.

•
Hybrid Approach (H): The hybrid approach uses elements of both the market approach and the income approach. The hybrid approach calculates values using the market and income approach, individually. The resulting values are then distributed among the share classes based on probability of exit outcomes.

ASC Topic 820 classifies the inputs used to measure fair value by these approaches into the following hierarchy:

•	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities;

•
Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices in active markets for similar assets or liabilities, or quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 2 inputs are in those markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers; and

•
Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are those inputs that reflect our own assumptions that market participants would use to price the asset or liability based upon the best available information.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement and are not necessarily an indication of risks associated with the investment.

III.     Investment Categories

The Company’s investments can be classified into five broad categories for valuation purposes:

•	Equity-related securities;

•	Long-term fixed-income securities;

•	Short-term fixed-income securities;

•	Investments in intellectual property, patents, research and development in technology or product development; and

•	All other securities.

The Company applies the methods for determining fair value discussed above to the valuation of investments in each of these five broad categories as follows:

A.     EQUITY-RELATED SECURITIES

Equity-related securities, including options or warrants, are fair valued using the market, income or hybrid approaches. The following factors may be considered to fair value these types of securities:

•	Readily available public market quotations;

•	The cost of the Company’s investment;

•	Transactions in a company's securities or unconditional firm offers by responsible parties as a factor in determining valuation;

•	The financial condition and operating results of the company;

•	The company's progress towards milestones;

•	The long-term potential of the business and technology of the company;

•	The values of similar securities issued by companies in similar businesses;

•	Multiples to revenue, net income or EBITDA that similar securities issued by companies in similar businesses receive;

•	Estimated time to exit;

•	Volatility of similar securities in similar businesses;

•	The proportion of the company's securities we own and the nature of any rights to require the company to register restricted securities under applicable securities laws; and

•	The rights and preferences of the class of securities we own as compared with other classes of securities the portfolio company has issued.

When the income approach is used to value warrants, the Company uses the Black-Scholes-Merton formula.

The Company values one investment using the equity method.

•Equity Method (E): Under the equity method, investments are carried at cost, plus or minus the Company’s equity in the increases and decreases in the investee’s net assets after the date of acquisition and certain other adjustments.

B.     LONG-TERM FIXED-INCOME SECURITIES

1.	Readily Marketable. Long-term fixed-income securities for which market quotations are readily available are valued using the most recent bid quotations when available.

2.
Not Readily Marketable. Long-term fixed-income securities for which market quotations are not readily available are fair valued using the income approach. The factors that may be considered when valuing these types of securities by the income approach include:

•	Credit quality;

•	Interest rate analysis;

•	Quotations from broker-dealers;

•	Prices from independent pricing services that the Board believes are reasonably reliable; and

•	Reasonable price discovery procedures and data from other sources.

C.    SHORT-TERM FIXED-INCOME SECURITIES

Short-term fixed-income securities are valued in the same manner as long-term fixed-income securities until the remaining maturity is 60 days or less, after which time such securities may be valued at amortized cost if there is no concern over payment at maturity.

D.    INVESTMENTS IN INTELLECTUAL PROPERTY, PATENTS, RESEARCH AND DEVELOPMENT IN TECHNOLOGY OR PRODUCT DEVELOPMENT

Such investments are fair valued using the market approach. The Company may consider factors specific to these types of investments when using the market approach including:

•	The cost of the Company’s investment;

•	Investments in the same or substantially similar intellectual property or patents or research and development in technology or product development or offers by responsible third parties;

•	The results of research and development;

•	Product development and milestone progress;

•	Commercial prospects;

•	Term of patent;

•	Projected markets; and

•	Other subjective factors.

E.     ALL OTHER SECURITIES

All other securities are reported at fair value as determined in good faith by the Valuation Committee using the approaches for determining valuation as described above.

For all other securities, the reported values shall reflect the Valuation Committee's judgment of fair values as of the valuation date using the outlined basic approaches of valuation discussed in Section II. They do not necessarily represent an amount of money that would be realized if we had to sell such assets in an immediate liquidation. Thus, valuations as of any particular date are not necessarily indicative of amounts that we may ultimately realize as a result of future sales or other dispositions of investments we hold.

IV.     Frequency of Valuation

The Valuation Committee shall value the Company’s investment assets (i) as of the end of each calendar quarter at the time sufficiently far in advance of filing of the Company’s reports on Form 10-Q and Form 10-K to enable preparation thereof, (ii) as of within 48 hours of pricing any common stock of the Company by the Company (exclusive of Sundays and holidays) unless the proposed sale price is at least 200 percent of any reasonable net asset value of such shares, and (iii) as of any other time requested by the Board of Directors.

V.     Regular Review

The Chief Financial Officer shall review these Valuation Procedures on an annual basis to determine the continued appropriateness and accuracy of the methodologies used in valuing the Company’s investment assets, and will report any proposed modifications to these Valuation Procedures to the Board of Directors for consideration and approval.

The Chief Executive Officer, the Chief Financial Officer and the individuals responsible for preparing the Valuation Committee book shall meet quarterly before each Valuation Committee meeting to review the methodologies for the valuation of each security, and will highlight any changes to the Valuation Committee.

VI.     Other Assets

Non-investment assets, such as fixtures and equipment, shall be valued using the cost approach less accumulated depreciation at rates determined by management and reviewed by the Audit Committee. Valuation of such assets is not the responsibility of the Valuation Committee.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. THE COMPANY

Harris & Harris Group, Inc. (the "Company," "us," "our" and "we"), is a non-diversified management investment company operating as a business development company ("BDC") under the Investment Company Act of 1940 (the "1940 Act") that specializes in making investments in companies commercializing and integrating products enabled by disruptive technologies predominantly in the life sciences industry. We operate as an internally managed investment company whereby our officers and employees, under the general supervision of our Board of Directors, conduct our operations.

H&H Ventures Management, Inc.SM ("Ventures") is a 100 percent owned subsidiary of the Company. Ventures is taxed under Subchapter C (a "C Corporation") of the Internal Revenue Code of 1986 (the "Code"). Harris Partners I, L.P, is a limited partnership and, from time to time, may be used to hold certain interests in our portfolio companies. The partners of Harris Partners I, L.P., are Ventures (sole general partner) and the Company (sole limited partner). Ventures pays taxes on income generated by its operations as well as on any non-passive investment income generated by Harris Partners I, L.P. For the years ended December 31, 2016, 2015 and 2014, there was no non-passive investment income generated by Harris Partners I, L.P. Ventures, as the sole general partner, consolidates Harris Partners I, L.P. The Company consolidates its wholly owned subsidiary, Ventures, for financial reporting purposes.

The Company is the Managing Member of H&H Co-Investment Partners, LLC, a limited liability company formed to facilitate the opportunity for interested investors to co-invest alongside the Company in its portfolio companies. The Company is also the Investment Manager of two series formed by H&H Co-Investment Partners, H&H Co-Investment Partners, LLC D-Wave Co-Investment Series J and H&H Co-Investment Partners, LLC HZO Co-Investment Series III. As of December 31, 2016, H&H Co-Investment Partners did not have any capital under management. The Company expects to receive management fees and/or carried interest in profits generated on invested capital from any capital under management if and when capital is raised. The Company does not expect to consolidate the operations of H&H Co-Investment Partners if and when it has capital under management. The Company also does not expect to consolidate H&H Co-Investment Partners, LLC D-Wave Co-Investment Series J and H&H Co-Investment Partners, LLC HZO Co-Investment Series III if and when issued.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of the consolidated financial statements:

Principles of Consolidation. The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its wholly owned subsidiary. The Company is an investment company following accounting and reporting guidance in Accounting Standards Codification 946. In accordance with GAAP and Regulation S-X, the Company may only consolidate its interests in investment company subsidiaries and controlled operating companies whose business consists of providing services to the Company. Our wholly owned subsidiary, Ventures, is a controlled operating company that provides services to us and is, therefore, consolidated. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current period presentation. Amounts reported in "Net decrease (increase) in unrealized depreciation on investments" have been reclassified from prior years. Amounts related to portfolio company investments were previously reported as a single amount and have been reclassified to present unrealized (depreciation) appreciation from unaffiliated companies, controlled affiliated companies, non-controlled affiliated companies, publicly traded companies and unaffiliated rights to milestone payments. There was no impact to the total amounts reported in any period.

Use of Estimates. The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates, and the differences could be material. The most significant estimates relate to the fair valuations of our investments.

Portfolio Investment Valuations. Investments are stated at "value" as defined in the 1940 Act and in the applicable regulations of the Securities and Exchange Commission ("SEC") and in accordance with GAAP. Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) the fair value as determined in good faith by, or under the direction of, the Board of Directors for all other assets. (See "Valuation

Procedures" in the "Footnote to Consolidated Schedule of Investments.") As of December 31, 2016, our financial statements include investments fair valued by the Board of Directors at $53,846,065 and one investment valued under the equity method at $178,360. The fair values and equity method value were determined in good faith by, or under the direction of, the Board of Directors. The fair value amount includes the values of our privately held investments as well as the warrants of Champions Oncology, Inc., Enumeral Biomedical Holdings, Inc., and OpGen, Inc., which are publicly traded companies. Our investment in Accelerator IV-New York Corporation is accounted for under the equity method of accounting as it represents non-controlling interest in operating entities that provide investment advisory services to the Company. Under the equity method, investments are carried at cost, plus or minus the Company’s equity in the increases and decreases in the investee’s net assets after the date of acquisition and certain other adjustments. The Company’s share of the net income or loss of the investee is included in "Share of loss on equity method investment" on the Company’s “Consolidated Statements of Operations.” Upon sale of investments, the values that are ultimately realized may be different from the fair value presented in the Company's financial statements. The difference could be material.

Our investment in AgTech Accelerator Corporation was historically accounted for using the equity method of accounting since our initial investment on May 4, 2016. Following discussions that began in the fourth quarter of 2016, on February 3, 2017, the Company withdrew from its investment commitment to AgTech Accelerator. As a result of this decision, the investment was fair valued by the Board of Directors as of December 31, 2016, rather than valued using the equity method.

Cash. Cash includes demand deposits. Cash is carried at cost, which approximates fair value.

Unaffiliated Rights to Milestone Payments. At December 31, 2016, and December 31, 2015, the outstanding potential milestone payments from Amgen, Inc.’s acquisition of BioVex Group, Inc., were valued at $2,305,239 and $2,900,232 , respectively. The milestone payments are derivatives and valued using the probability-adjusted, present value of proceeds from future payments that would be due upon successful completion of certain regulatory and sales milestones. On November 17, 2014, the Company received a payment of $2,070,955 owing to the achievement of the first milestone. On November 23, 2015, the Company received a payment of $2,070,955 owing to the achievement of the second milestone. If all the remaining milestones are met, we would receive $5,384,482. At December 31, 2016, and December 31, 2015, the outstanding potential milestone payments from Canon, Inc.'s acquisition of Molecular Imprints, Inc., were valued at $234,114 and $461,819, respectively. On October 1, 2015, the Company received a payment of $795,567 owing to the achievement of the first milestone. If all the remaining milestones are met, we would receive an additional $938,926. At December 31, 2016, and December 31, 2015, the outstanding potential milestone payments from Laird Technologies, Inc.’s acquisition of Nextreme Thermal Solutions, Inc., were valued at $0. If all the remaining milestones are met, we would receive approximately $400,000. There can be no assurance as to how much of these amounts we will ultimately realize or when they will be realized, if at all.

Funds Held in Escrow from Sale of Investment. At December 31, 2016, and December 31, 2015, there were funds held in escrow fair valued at $116,978 and $311,137, respectively, relating to the sale of Molecular Imprints, Inc.'s semiconductor lithography equipment business to Canon, Inc. On April 20, 2016, the Company received proceeds of $390,492 from the release of a portion of the funds held in escrow following the transaction. The remaining funds held in escrow are expected to be released in April of 2017, net of settlement of any indemnity claims and expenses related to the transaction. If the funds held in escrow for this transaction are released in full, we would receive $234,322 and realize a gain of $117,344. At December 31, 2016, and December 31, 2015, there were funds held in escrow fair valued at $0 and $63,428, respectively, relating to the sale of Molecular Imprints' non-semiconductor business to Magic Leap, Inc. On May 18, 2016, the Company received proceeds of $130,522, following the expiration of the one-year escrow period established at the closing of the transaction.

Prepaid Expenses. We include prepaid insurance premiums and deferred financing charges in "Prepaid expenses." Prepaid insurance premiums are recognized over the term of the insurance contract and are included in "Insurance expense" in the Consolidated Statements of Operations. Deferred financing charges consist of fees and expenses paid in connection with the closing of loan facilities and are capitalized at the time of payment. Deferred financing charges are amortized over the term of the Loan Facility discussed in "Note 4. Debt." Amortization of the financing charges is included in "Interest and other debt expenses" in the Consolidated Statements of Operations.

Property and Equipment. Property and equipment are included in "Other assets" and are carried at $136,018 and $180,089 at December 31, 2016, and December 31, 2015, respectively, representing cost, less accumulated depreciation of $436,043 and $445,476, respectively. Depreciation is provided using the straight-line method over the estimated useful lives of the property and equipment. We estimate the useful lives to be five to ten years for furniture and fixtures, three years for computer equipment, and the lesser of ten years or the remaining life of the lease for leasehold improvements.

Post-Retirement Plan Liabilities. The Company provides a Retiree Medical Benefit Plan for employees who meet certain eligibility requirements. Until it was terminated on May 5, 2011, the Company also provided an Executive Mandatory Retirement

Benefit Plan for certain individuals employed by us in a bona fide executive or high policy-making position. The net periodic post-retirement benefit cost for the year includes service cost for the year and interest on the accumulated post-retirement benefit obligation. Unrecognized actuarial gains and losses are recognized as net periodic benefit cost pursuant to the Company's historical accounting policy. The impact of plan amendments is amortized over the employee's average service period as a reduction of net periodic benefit cost. Unamortized plan amendments are included in "Accumulated other comprehensive income" in the Consolidated Statements of Assets and Liabilities.

Interest Income Recognition. Interest income, including amortization of premium and accretion of discount, is recorded on an accrual basis. When accrued interest is determined not to be recoverable, the Company ceases accruing interest and writes off any previously accrued interest. Securities are deemed to be non-income producing if investments have not paid dividends or interest within the last 12 months. These write-offs are reversed through interest income. During the years ended December 31, 2016, December 31, 2015, and December 31, 2014, the Company earned $390,662, $193,689, and $207,782, respectively, in interest on senior secured debt, subordinated secured debt, participation agreements, non-convertible promissory notes and interest-bearing accounts. During the years ended December 31, 2016, December 31, 2015, and December 31, 2014, the Company recorded, on a net basis, $282,168, $444,417, and $170,741, respectively, of bridge note interest. The total for the years ended December 31, 2016, December 31, 2015, and December 31, 2014, included a partial write-off of previously accrued bridge note interest of $117,442, $1,427, and $77,268, respectively.

Yield-Enhancing Fees on Debt Securities. Yield-enhancing fees received in connection with our non-convertible debt investments are deferred. The unearned fee income is accreted into income based on the effective interest method over the life of the investment. During the years ended December 31, 2016, December 31, 2015, and December 31, 2014, total yield-enhancing fees accreted into investment income were $116,507, $87,280, and $52,610, respectively.

Fees for Providing Managerial Assistance to Portfolio Companies. During the years ended December 31, 2016, December 31, 2015, and December 31, 2014, the Company earned income of $1,002,853, $191,609, and $86,667, respectively, owing to certain of its employees providing managerial assistance to certain portfolio companies. Earned income totaling $900,000 during 2016 was primarily from Interome, Inc. Fees were also received from certain other portfolio companies during 2016, namely Adesto Technologies Corporation, Essential Health Solutions, Inc., Fleet Health Alliance, LLC, Muses Labs, Inc., OpGen, Inc., and TARA Biosystems, Inc.

Stock-Based Compensation. The Company has a stock-based employee compensation plan. The Company accounts for the Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan (the "Stock Plan") by determining the fair value of all share-based payments to employees, including the fair value of grants of employee stock options and restricted stock awards, and records these amounts as an expense in the Consolidated Statements of Operations over the vesting period with a corresponding increase (decrease) to our additional paid-in capital. For the years ended December 31, 2016, 2015, and 2014, the increase to our operating expenses was offset by the increase to our additional paid-in capital, resulting in no net impact to our net asset value. Additionally, the Company does not record the potential tax benefits associated with the expensing of stock options or restricted stock because the Company currently intends to qualify as a regulated investment company ("RIC") under Subchapter M of the Code, and the deduction attributable to such expensing, therefore, is unlikely to provide any additional tax savings. The amount of non-cash, stock-based compensation expense recognized in the Consolidated Statements of Operations is based on the fair value of the awards the Company expects to vest, recognized over the vesting period on a straight-line basis for each award, and adjusted for actual awards vested and pre-vesting forfeitures. The forfeiture rate is estimated at the time of grant and revised, if necessary, in subsequent periods if the actual forfeiture rate differs from the estimated rate and is accounted for in the current period and prospectively. See "Note 7. Stock-Based Compensation" for further discussion.

Rent expense. Our lease at 1450 Broadway, New York, New York, commenced on January 21, 2010. The lease expires on December 31, 2019. The base rent is $36 per square foot with a 2.5 percent increase per year over the 10 years of the lease, subject to a full abatement of rent for four months and a rent credit for six months throughout the lease term. We apply these rent abatements, credits, escalations and landlord payments on a straight-line basis in the determination of rent expense over the lease term. Certain leasehold improvements were also paid for on our behalf by the landlord, the cost of which is accounted for as property and equipment and "Deferred rent" in the accompanying Consolidated Statements of Assets and Liabilities. These leasehold improvements are depreciated over the lease term. We also leased office space in California until December 31, 2015.

Realized Gain or Loss and Unrealized Appreciation or Depreciation of Portfolio Investments. Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company's cost basis in the investment at the disposition date and the net proceeds received from such disposition. Realized gains and losses on investment transactions are determined by specific identification. Unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment.

Income Taxes. We did not qualify as a RIC under Subchapter M of the Code in 2016. We did not have any taxable income in 2016, so this failure to qualify as a RIC did not result in a tax liability. As we currently intend to qualify as a RIC in future years and distribute any ordinary income, the Company does not accrue for income taxes. The Company has capital loss carryforwards that can be used to offset net realized capital gains. The Company recognizes interest and penalties in income tax expense. We pay federal, state and local income taxes on behalf of our wholly owned subsidiary, Ventures, which is a C corporation. See "Note 10. Income Taxes" for further discussion.

Foreign Currency Translation. The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies against U.S. dollars on the date of valuation. The Company does not isolate the portion of the results of operations that arises from changes in foreign currency rates on investments held on its Consolidated Statements of Operations.

Securities Transactions. Securities transactions are accounted for on the date the transaction for the purchase or sale of the securities is entered into by the Company (i.e., trade date). Securities transactions outside conventional channels, such as private transactions, are recorded as of the date the Company obtains the right to demand the securities purchased or to collect the proceeds from a sale and incurs the obligation to pay for the securities purchased or to deliver the securities sold.

Concentration of Credit Risk. The Company places its cash and cash equivalents with financial institutions and, at times, cash held in depository accounts may exceed the Federal Deposit Insurance Corporation's insured limit and is subject to the credit risk of such institutions to the extent it exceeds such limit.

Concentration of Investor Risk. As of December 31, 2016, two investors, Ariel Investments, LLC and Financial & Investment Management Group, Ltd., owned approximately 17.1 percent and 5.8 percent, respectively, of our outstanding shares.

Recent Accounting Pronouncements. In December, 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-19, "Technical Corrections and Improvements." This ASU clarified the difference between a valuation approach and a valuation technique. This ASU indicates that there are three major valuation approaches: the cost approach, the market approach and the income approach and that various valuation techniques are consistent with these broader approaches. Entities are required to disclose a current period change in either a valuation approach or a valuation technique as of and for the year ended December 31, 2016.

On August 26, 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments." This ASU is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The guidance will affect how distributions received from equity method investees will be reported. The guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. This ASU does not impact the accounting but rather the presentation of distributions in the Consolidated Statement of Cash Flows. The impact of this ASU on the Company's Consolidated Financial Statements is currently being evaluated.

On June 16, 2016, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments." This ASU is intended to introduce new guidance for the accounting for credit losses on instruments within scope based on an estimate of current expected credit losses. The guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The impact of this ASU on the Company's Consolidated Financial Statements is currently being evaluated.

On March 30, 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." This ASU is intended to simplify several aspects of the accounting for share-based payment award transactions. The guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, with early adoption permitted. This ASU impacts the tax effects of share-based payments, minimum statutory tax withholding requirements and forfeitures.

On February 25, 2016, the FASB issued ASU 2016-02, "Leases" (Topic 842). This ASU revises the accounting for leases. Under the new guidance, lessees are required to recognize a right-of-use asset and a lease liability for all leases. The new guidance will continue to classify leases as either financing or operating, with classification affecting the pattern of expense recognition. The accounting applied by a lessor under the new guidance will be substantially equivalent to current lease accounting guidance. This ASU is required to be applied with a modified retrospective approach to each prior reporting period presented and provides for certain practical expedients. The guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The impact of this ASU on the Company's Consolidated Financial Statements is currently being evaluated.

On August 27, 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern." This ASU requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This guidance was effective for fiscal years, and interim periods within those fiscal years, ending after December 15, 2016.

NOTE 3. BUSINESS RISKS AND UNCERTAINTIES

We invest primarily in privately held companies, the securities of which are inherently illiquid. We also have investments in small publicly traded companies. Although these companies are publicly traded, their stock may not trade at high volumes, which may restrict our ability to sell our positions and prices can be volatile. We may also be subject to restrictions on transfer and/or other lock-up provisions after these companies initially go public. These privately held and publicly traded businesses tend to not have attained profitability, and many of these businesses also lack management depth and have limited or no history of operations. Because of the speculative nature of our investments and the lack of a liquid market for and restrictions on transfers of privately held investments, there is greater risk of loss relative to traditional marketable investment securities.

We do not choose investments based on a strategy of diversification. We also do not rebalance the portfolio should one of our portfolio companies increase in value substantially relative to the rest of the portfolio.  Therefore, the value of our portfolio may be more vulnerable to microeconomic events affecting a single sector, industry or portfolio company and to general macroeconomic events that may be unrelated to our portfolio companies. These factors may subject the value of our portfolio to greater volatility than a company that follows a diversification strategy. As of December 31, 2016, and December 31, 2015, our largest 10 investments by value accounted for approximately 78 percent of the value of our equity-focused portfolio. Our largest three investments, by value, D-Wave Systems, Inc., AgBiome, LLC, and HZO, Inc., accounted for approximately 17 percent, 17 percent and 12 percent, respectively, of our equity-focused portfolio at December 31, 2016. D-Wave Systems, Inc., AgBiome, LLC, and HZO, Inc. are privately held portfolio companies. Our largest three investments, by value, Adesto Technologies Corporation, Metabolon, Inc., and HZO, Inc., accounted for approximately 19 percent, 18 percent and 10 percent, respectively, of our equity-focused portfolio at December 31, 2015. As of that date, Metabolon, Inc., and HZO, Inc. were privately held portfolio companies and Adesto Technologies was a publicly traded portfolio company.

Approximately 92 percent of the portion of our equity-focused portfolio that was fair valued was comprised of securities of 28 privately held companies, as well as the warrants of publicly traded Champions Oncology, Inc., OpGen, Inc., and Enumeral Biomedical Holdings, Inc. Approximately 0.3 percent of the portion of our equity-focused portfolio that was valued according to the equity method was comprised of one privately held company. Because there is typically no public or readily ascertainable market for our interests in the small privately held companies in which we invest, the valuation of the securities in that portion of our portfolio is determined in good faith by our Valuation Committee, which is comprised of all of the independent members of our Board of Directors. The values are determined in accordance with our Valuation Procedures and are subject to significant estimates and judgments. The fair value of the securities in our portfolio may differ significantly from the values that would be placed on these securities if a ready market for the securities existed. Any changes in valuation are recorded in our Consolidated Statements of Operations as "Net increase in unrealized depreciation on investments." Changes in valuation of any of our investments in privately held companies from one period to another may be significant.

NOTE 4. DEBT

The Company had a $20 million Loan Facility with Orix Corporate Capital, Inc., that was scheduled to mature on September 30, 2017. During the fourth quarter of 2016, the Company paid off all its outstanding obligations associated with this Loan Facility and the Loan Facility was no longer in effect. At December 31, 2016, the Company did not have outstanding debt.

The Loan Facility, which could be used to fund investments in portfolio companies, carried interest at 10 percent per annum in cash. The Company had the option to have interest accrue at a rate of 13.5 percent per annum if the Company decided not to pay interest in cash monthly. The Company paid interest in cash on its outstanding borrowings. The Loan Facility also required payment of a draw fee on each borrowing equal to 1.0 percent of such borrowing and an unused commitment fee of 1.0 percent per annum. Fee payments under the Loan Facility were made quarterly in arrears. The Company had the option to prepay the loans or reduce the aggregate commitments under the Loan Facility at any time prior to the maturity date, as long as certain conditions were met, including payment of required prepayment or termination fees. There were no required prepayment or termination fees associated with the repayment of the obligation. The Loan Facility was secured by all of the assets of the Company and its wholly owned subsidiaries, subject to certain customary exclusions. The Loan Facility contained certain affirmative and negative covenants, including without limitation: (a) maintenance of certain minimum liquidity requirements; (b) maintenance of an eligible asset leverage ratio of not less than 4.0:1.0; (c) limitations on liens; (d) limitations on the incurrence of additional indebtedness; and (e) limitations on structural changes, mergers and disposition of assets (other than in the normal course of our business activities).

At December 31, 2016, and December 31, 2015, the Company had outstanding debt of $0 and $5,000,000, respectively. The Loan Facility was repaid as of December 1, 2016. The weighted average annualized interest rate for the period January 1, 2016 through December 1, 2016 and of the year ended December 31, 2015, was 10 percent, exclusive of amortization of closing fees and other expenses. The weighted average debt outstanding for the period January 1, 2016, through December 1, 2016, and for the year ended December 31, 2015, was $5,000,000. The remaining capacity under the Loan Facility was $15,000,000 at December 31, 2015. The draw period for the Loan Facility expired on September 30, 2016. Unamortized fees and expenses of $0 and $306,040 related to establishing the Loan Facility are included as "Prepaid expenses" in the Consolidated Statements of Assets and Liabilities as of December 31, 2016, and December 31, 2015, respectively. These amounts were amortized over the term of the Loan Facility, and $306,040, $174,880 and $174,880 was amortized in the years ended December 31, 2016, 2015 and 2014, respectively. The Company paid $114,167, $164,583 and $202,778 in non-utilization fees during the years ended December 31, 2016, 2015 and 2014, respectively. The Company paid $466,667, $381,944 and $0 in interest expense for the years ended December 31, 2016, 2015 and 2014, respectively. During the years ended December 31, 2016, and December 31, 2015, the Company paid $0 and $50,000 in utilization fees associated with a drawdown of the Loan Facility. At December 31, 2016, the Company did not have outstanding debt.

NOTE 5. FAIR VALUE OF INVESTMENTS

At December 31, 2016, our financial assets valued at fair value were categorized as follows in the fair value hierarchy:

	Fair Value Measurement at Reporting Date Using:
Description	December 31, 2016	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Privately Held Portfolio Companies:

Preferred Stock	$41,527,287	$0	$0	$41,527,287
Bridge Notes	5,951,657	0	0	5,951,657
Warrants	138,157	0	0	138,157
Rights to Milestone Payments	2,539,353	0	0	2,539,353
Common Stock	2,338,455	0	150,000	2,188,455
Senior Secured Debt	1,242,700	0	0	1,242,700

Publicly Traded Portfolio Companies:

Common Stock	$4,309,884	$4,309,884	$0	$0
Warrants	108,456	0	49,485	58,971

Total Investments:	$58,155,949	$4,309,884	$199,485	$53,646,580

Funds Held in Escrow From Sales of Investments:	$116,978	$0	$0	$116,978

Total Financial Assets:	$58,272,927	$4,309,884	$199,485	$53,763,558

Significant Unobservable Inputs

The table below presents the valuation technique and quantitative information about the significant unobservable inputs utilized by the Company in the fair value measurements of Level 3 assets. Unobservable inputs are those inputs for which little or no market data exists and, therefore, require an entity to develop its own assumptions.

	Fair Value at December 31, 2016	Valuation Approach(es)	Unobservable Input(s)	Range(s) (Weighted Average(a))

			Price Per Share	$2.26 - $2.31 ($2.30)
			Public Comparable Adjustment (Including Non-Performance Risk)	0.0% (0.0%)
			Volatility	48.9% - 95.6% (57.1%)
Preferred Stock	$11,773,458	Hybrid Approach	Time to Exit / Cash Flows (Years)	5.0 (5.00)
			Probability of Achieving Independent Milestones	50.0% - 75.0% (53.7%)
			Probability of Achieving Dependent Milestones	25.0% - 85.3% (57.5%)
			Price Per Share	$0.00 - $3.71 ($2.37)
			Public Comparable Adjustment (Including Non-Performance Risk)	-29.0% - 45.9% (37.8%)
			Volatility	45.8% - 119.6% (65.0%)
Preferred Stock	27,385,693	Income Approach	Time to Exit / Cash Flows (Years)	0.2 - 10.5 (5.43)
			Volatility	52.5% (52.5%)
			Revenue Multiples	7.2 (7.2)
			Time to Exit (Years)	5.0 (5.0)
Preferred Stock	2,368,136	Market Approach	Discount for Lack of Marketability	22.9% (22.9%)
Bridge Notes	306,354	Income Approach	Estimated Value to Cost Ratio at Payout	0.00 - 0.41 (0.21)
			Estimated Value to Cost Ratio at Payout	0.00 (0.00)
Bridge Notes	5,645,303	Market Approach	Estimated Value to Cost Ratio at Conversion	1.00 - 1.58 (1.09)
			Price Per Share	$2.26 ($2.26)
			Public Comparable Adjustment (Including Non-Performance Risk)	0.0% (0.0%)
			Volatility	95.6% (95.6%)
Common Stock	718,414	Hybrid Approach	Time to Exit (Years)	5.0 (5.00)
			Discount for Lack of Marketability	11.9% (11.9%)
			Public Comparable Adjustment (Including Non-Performance Risk)	0.0% (0.0%)
			Volatility	45.8% - 104.4% (81.9%)
			Time to Exit (Years)	5.0 - 8.0 (5.7)
Common Stock	1,284,940	Income Approach	Price Per Share	$0.00 - $3.71 ($1.65)
			Volatility	49.2% (49.2%)
			Revenue Multiples	1.6 (1.6)
			Time to Exit (Years)	2.0 (2.0)
			Discount for Lack of Marketability	15.9% (15.9%)
Common Stock	185,101	Market Approach	Price Per Share	$0.00001 - $0.83200 ($0.82999)
			Stock Price	$0.00 - $3.71 ($2.46)
			Volatility	49.2% - 104.5% (69.2%)
Warrants	197,128	Income Approach	Time to Exit (Years)	2.0 - 8.1 (5.48)
			Probability of Achieving Independent Milestones	0% - 75% (67%)
			Probability of Achieving Dependent Milestones	25% - 100% (74%)
Rights to Milestone Payments	2,539,353	Income Approach	Time to Cash Flows (Years)	0.3 - 8.0 (4.3)
Senior Secured Debt	1,242,700	Income Approach	Discount Rate	67% (67%)
			Escrow Discount	50% (50%)
Funds Held in Escrow from Sales of Investments	116,978	Income Approach	Time to Cash Flows (Years)	0.3 (0.3)
Total	$53,763,558

(a) Weighted average based on fair value at December 31, 2016.

Valuation Methodologies and Inputs for Level 3 Assets

The following sections describe the valuation techniques and significant unobservable inputs used to measure Level 3 assets.

Preferred Stock, Bridge Notes and Common Stock

Preferred stock, bridge notes and common stock are valued by either a market, income or hybrid approach using internal models with inputs, most of which are not market observable. Common inputs for valuing Level 3 preferred stock, bridge note and private common stock investments include prices from recently executed private transactions in a company’s securities or unconditional firm offers, revenue multiples of comparable publicly traded companies, merger and acquisition ("M&A") transactions consummated by comparable companies, discounts for lack of marketability, rights and preferences of the class of securities we own as compared with other classes of securities the portfolio company has issued, particularly related to potential liquidity scenarios of an initial public offering ("IPO") or an acquisition transaction, estimated time to exit, volatilities of comparable publicly traded companies and management’s best estimate of risk attributable to non-performance risk. Certain securities are valued using the present value of future cash flows.

We may also consider changes in market values for sets of comparable companies when recent private transaction information is not available and/or in consideration of non-performance risk. We define non-performance risk as the risk that the price per share (or implied valuation of a portfolio company) or the effective yield of a debt security of a portfolio company, as applicable, does not appropriately represent the risk that a portfolio company with negative cash flow will be: (a) unable to raise capital, will need to be shut down and will not return our invested capital; or (b) able to raise capital, but at a valuation significantly lower than the implied post-money valuation of the last round of financing.  We assess non-performance risk for each private portfolio company quarterly. Our assessment of non-performance risk typically includes an evaluation of the financial condition and operating results of the company, the company's progress towards milestones, and the long-term potential of the business and technology of the company and how this potential may or may not affect the value of the shares owned by us. An increase to the non-performance risk or a decrease in the private offering price of a future round of financing from that of the most recent round would result in a lower fair value measurement and/or a change in the distribution of value among the classes of securities we own.

Option pricing models place a high weighting on liquidation preferences, which means that small differences in how the preferences are structured can have a material effect on the fair value of our securities at the time of valuation and also on future valuations should additional rounds of financing occur with senior preferences. As such, valuations calculated by option pricing models may not increase if 1) rounds of financing occur at higher prices per share, 2) liquidation preferences include multiples on investment, 3) the amount of invested capital is small and/or 4) liquidation preferences are senior to prior rounds of financing. Additionally, an increase in the volatility assumption generally increases the enterprise value calculated in an option pricing model. An increase in the time to exit assumption also generally increases the enterprise value calculated in an option pricing model. Variations in the expected time to exit or expected volatility assumptions have a significant impact on fair value.

Bridge notes commonly contain terms that provide for the conversion of the full amount of principal, and sometimes interest, into shares of preferred stock at a defined price per share and/or the price per share of the next round of financing. The use of a discount for non-performance risk in the valuation of bridge notes would indicate the potential for conversion of only a portion of the principal, plus interest when applicable, into shares of preferred stock or the potential that a conversion event will not occur and that the likely outcome of a liquidation of assets would result in payment of less than the remaining principal outstanding of the note. An increase in non-performance risk would result in a lower fair value measurement.

Warrants and Options

We use the Black-Scholes-Merton option-pricing model to determine the fair value of warrants and options held in our portfolio unless there is a publicly traded active market for such warrants and options or another indication of value such as a sale of the portfolio company. Option pricing models, including the Black-Scholes-Merton model, require the use of subjective input assumptions, including expected volatility, expected life, expected dividend rate, and expected risk-free rate of return. In the Black-Scholes-Merton model, variations in the expected volatility or expected term assumptions have a significant impact on fair value. Because certain securities underlying the warrants in our portfolio are not publicly traded, many of the required input assumptions are more difficult to estimate than they would be if a public market for the underlying securities existed.

An input to the Black-Scholes-Merton option-pricing model is the value per share of the type of stock for which the warrant is exercisable as of the date of valuation. This input is derived according to the methodologies discussed in "Preferred Stock, Bridge Notes and Common Stock."

Rights to Milestone Payments

Rights to milestone payments are valued using a probability-weighted discounted cash flow model. As part of Amgen Inc.’s acquisition of our former portfolio company, BioVex Group, Inc., we are entitled to potential future milestone payments based upon the achievement of certain regulatory and sales milestones. We are also entitled to future milestone payments from Laird Technologies Inc.'s acquisition of our former portfolio company, Nextreme Thermal Solutions, Inc., and from Canon, Inc.'s acquisition of Molecular Imprints, Inc. We assign probabilities to the achievements of the various milestones. Milestones identified as independent milestones can be achieved irrespective of the achievement of other contractual milestones. Dependent milestones are those that can only be achieved after another, or series of other, milestones are achieved. The interest rates used in these models are observable inputs from sources such as the published interest rates for corporate bonds of the acquiring or comparable companies.

Subordinated Secured Debt and Senior Secured Debt

We invest in venture debt investments through subordinated secured debt and senior secured debt. We value these securities using an income approach. The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Common inputs for valuing Level 3 debt investments include: the effective yield of the debt investment or, in the case where we have received warrant coverage, the warrant-adjusted effective yield of the security, adjustments for changes in the yields of comparable publicly traded high-yield debt funds and risk-free interest rates and an assessment of non-performance risk. For venture debt investments, an increase in yields would result in a lower fair value measurement. Furthermore, yields would decrease, and value would increase, if the company is exceeding targets and risk has been substantially reduced from the level of risk that existed at the time of investment. Yields would increase, and values would decrease, if the company is failing to meet its targets and risk has been increased from the level of risk that existed at the time of investment. Historically, we also invested in venture debt through participation agreements. We did not hold any participation agreements in 2016. As of December 31, 2015, the amounts held in participation agreements consisted solely of warrants. These warrants were valued using the Black-Scholes-Merton pricing model as discussed in "Warrants and Options." The participation agreements were sold in 2015.

Changes in Valuation Approaches

We changed the approaches used to determine the fair value of our common stock and bridge notes of ProMuc, Inc., and our common stock of TARA Biosystems, Inc., as of December 31, 2016, from those used to determine fair value as of December 31, 2015.

As of December 31, 2016, we valued our common stock and bridge notes of ProMuc, Inc., based on the Income approach. As of December 31, 2015, we valued our common stock and bridge notes of ProMuc, based on the Market approach. The change was owing to the decision to shut down ProMuc, and to return the remaining capital to the Company as the holder of ProMuc's senior debt securities.

As of December 31, 2016, we valued our common stock of TARA Biosystems, Inc., based on the Income approach. As of December 31, 2015, we valued our common stock of TARA Biosystems, based on the Market approach. The change was owing to the terms of a pending round of financing of TARA Biosystems as of December 31, 2016 that enabled the use of option pricing models to derive value. Such inputs were not available or applicable as of December 31, 2015.

The following chart shows the components of change in the financial assets categorized as Level 3 for the year ended December 31, 2016.

	Beginning Balance 1/1/2016	Total Realized (Losses) Gains Included in Changes in Net Assets		Transfers		Total Unrealized Appreciation (Depreciation) Included in Changes in Net Assets	Investments in Portfolio Companies, Interest on Bridge Notes, and Amortization of Loan Fees, Net	Disposals and Settlements	Ending Balance 12/31/2016	Amount of Total Appreciation (Depreciation) for the Period Included in Changes in Net Assets Attributable to the Change in Unrealized Gains or Losses Relating to Assets Still Held at the Reporting Date

Preferred Stock	$48,568,205	$(3,333,948)	[1]	$(396,631)	[5,6]	$4,938,208	$5,311,592	$(13,560,139)	$41,527,287	$4,553,843

Bridge Notes	4,275,728	(112,227)	[2]	(406,621)	[5]	(528,885)	4,047,564	(1,323,902)	5,951,657	(508,580)

Common Stock	639,786	0		952,210	[5]	111,776	484,683	0	2,188,455	111,776

Warrants	480,025	(333,862)	[3]	(250,389)	[5,6]	301,354	0	0	197,128	(32,508)

Rights to Milestone Payments	3,362,051	0		0		(822,698)	0	0	2,539,353	(822,698)

Senior Secured Debt	0	0		569,904	[5]	(309,346)	982,142	0	1,242,700	(309,346)

Subordinated Secured Debt	560,538	0		(569,904)	[5]	0	9,366	0	0	0

Funds Held in Escrow From Sales of Investments	374,565	263,427	[4]	0		0	0	(521,014)	116,978	0

Options	54	0		0		(54)	0	0	0	(54)

OTC Traded Common Stock	29,732	0		(29,732)	[7]	0	0	0	0	0

Total	$58,290,684	$(3,516,610)		$(131,163)		$3,690,355	$10,835,347	$(15,405,055)	$53,763,558	$2,992,433

1Represents gross realized losses of $7,207,390 net of gross realized gains of $3,873,442.
2Represents a gross realized losses of $121,522 net of gross realized gains of $9,295.
3Represents a gross realized loss.
4Represents a gross realized gain.
5Transfers among asset classes are owing to conversions or exercises at financing events. These do no represent transfers in or out of Level 3.
6There was a $101,431 transfer from "Warrants" of OpGen, Inc. from Level 3 investments to a Level 2 investment.
7There was a $29,732 transfer from "OTC Traded Common Stock" of Enumeral Biomedical Holdings, Inc. from Level 3 investments to a Level 1 investment.

We elected to use the beginning of period values to recognize transfers in and out of Level 3 investments. For the year ended December 31, 2016, there were transfers out of Level 3 investments totaling $131,163. A total of 129,327 of our shares of Enumeral Biomedical Holdings, Inc., transferred from Level 3 investments to Level 1 investments owing to the use of their unadjusted closing share price on their respective stock exchanges on December 31, 2016, to derive their value. Transfers from Level 3 investments to Level 2 investments occur when observable inputs replace unobservable inputs as the primary inputs used to derive value.

At December 31, 2015, our financial assets were categorized as follows in the fair value hierarchy:

	Fair Value Measurement at Reporting Date Using:
Description	December 31, 2015	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Privately Held Portfolio Companies:

Preferred Stock	$48,568,205	$0	$0	$48,568,205
Bridge Notes	4,275,728	0	0	4,275,728
Warrants	480,025	0	0	480,025
Rights to Milestone Payments	3,362,051	0	0	3,362,051
Common Stock	639,786	0	0	639,786
Subordinated Secured Debt	560,538	0	0	560,538
Options	54	0	0	54

Publicly Traded Portfolio Companies:

Common Stock	$19,100,581	$18,126,030	$944,819	$29,732

Total Investments:	$76,986,968	$18,126,030	$944,819	$57,916,119

Funds Held in Escrow From Sales of Investments:	$374,565	$0	$0	$374,565

Total Financial Assets:	$77,361,533	$18,126,030	$944,819	$58,290,684

Financial Instruments Disclosed, but not Carried, at Fair Value

The following table presents the carrying value and the fair value of the Company's financial liabilities disclosed, but not carried, at fair value as of December 31, 2015, and the level of each financial liability within the fair value hierarchy:

Description	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Term Loan Credit Facility(1)	$5,000,000	$5,000,000	$0	$0	$5,000,000

Total	$5,000,000	$5,000,000	$0	$0	$5,000,000

(1) Fair value of the Term Loan Credit Facility is equal to the carrying amount of this credit facility.

Significant Unobservable Inputs

The table below presents the valuation technique and quantitative information about the significant unobservable inputs utilized by the Company in the fair value measurements of Level 3 assets. Unobservable inputs are those inputs for which little or no market data exists and, therefore, require an entity to develop its own assumptions.

	December 31, 2015	Valuation Approach(es)	Unobservable Input(s)	Range(s) (Weighted Average(a))

			Private Offering Price Volatility	$1.08 - $2.17 ($2.07) 48.8% - 131.2% (56.5%)
Preferred Stock	$7,648,727	Hybrid Approach	Time to Exit	1.25 - 1.5 Years (1.48)

			Private Offering Price	$0.02 - $23.03 ($2.65)
			Non-Performance Risk	0% - 48% (4.4%)
			Volatility	0% - 112.8% (68.4%)
Preferred Stock	22,784,347	Income Approach	Time to Exit	1.0 - 5.0 Years (2.8)

			Volatility	0% - 54.1% (45.5%)
			Revenue Multiples	0 - 5.9 (4.76)
			Time to Exit	0.2 - 2 Years (1. 2)
Preferred Stock	18,135,131	Market Approach	Discount for Lack of Marketability	0% - 16.7% (12.9%)

Bridge Notes	1,124,714	Income Approach	Private Offering Price	$1.00 ($1.00)

Bridge Notes	3,151,014	Market Approach	Private Offering Price	$0.56 - $1.00 ($0.98)

			Private Offering Price	$1.08 ($1.08)
			Volatility	131.2% (131.2%)
Common Stock	309,963	Hybrid Approach	Time to Exit	1.25 Years (1.25)

			Private Offering Price	$0 - $3.71 ($3.71)
			Volatility	50.8% (50.8%)
Common Stock	329,802	Income Approach	Time to Exit	3 Years (3)

Common Stock	21	Market Approach	Private Offering Price	$0.0001 - $0.001 ($0.0001)

Warrants	101,431	Market Approach	Volume Weighted Average Price	0.34 (0.34)

			Stock Price	$0.$0.21 - $3.88 ($1.04)
			Volatility	48.8% - 101.9% (64%)
Warrants	378,594	Income Approach	Expected Term	0.03 - 9.14 Years (3.34)

		Probability Weighted	Probability of Achieving Independent Milestones	25% - 100% (58%)
Rights to Milestone Payments	3,362,051	Discounted Cash Flow	Probability of Achieving Dependent Milestones	0% - 75% (36%)

Subordinated Secured Debt	560,538	Market Approach	Market Price	0.56 (0.56)

Funds Held in Escrow From Sales of Investments	374,565	Market Approach	Escrow Discount	50% (50%)

Cont'd	December 31, 2015	Valuation Approach(es)	Unobservable Input(s)	Range(s) (Weighted Average(a))

			Stock Price	$0.23 ($0.23)
			Volatility	79% (79%)
Options	$54	Income Approach	Expected Term	0.58 Years (0.58)

OTC Traded Common Stock	29,732	Market Approach	Stock Price	$0.23 ($0.23)

Total	$58,290,684
      (a) Weighted average based on fair value at December 31, 2015.

The following chart shows the components of change in the financial assets categorized as Level 3 for the year ended December 31, 2015.

	Beginning Balance 1/1/2015	Total Realized Gains (Losses) Included in Changes in Net Assets		Transfers		Total Unrealized (Depreciation) Appreciation Included in Changes in Net Assets	Investments in Portfolio Companies, Interest on Bridge Notes, and Amortization of Loan Fees, Net	Disposals and Settlements	Ending Balance 12/31/2015	Amount of Total (Depreciation) Appreciation for the Period Included in Changes in Net Assets Attributable to the Change in Unrealized Gains or Losses Relating to Assets Still Held at the Reporting Date

Preferred Stock	$70,969,603	$2,364,827	[7]	$(15,054,684)	[1,3]	$(9,744,679)	$5,566,984	$(5,533,846)	$48,568,205	$(8,821,750)

Bridge Notes	2,163,916	1,790,891	[5]	(1,630,121)	[2]	(4,488)	4,384,732	(2,429,202)	4,275,728	(1,270,676)

Common Stock	535,280	0		(74,379)	[2]	178,885	0	0	639,786	178,885

Warrants	2,026,864	(920,093)	[8]	0		(875,095)	272,349	(24,000)	480,025	(1,135,291)

Rights to Milestone Payments	3,193,865	1,261,108	[5]	0		1,773,600	0	(2,866,522)	3,362,051	1,773,600

Senior Secured Debt	1,203,299	35,403	[5]	0		(429,232)	75,899	(885,369)	0	0

Subordinated Secured Debt	979,450	0		0		(430,293)	11,381	0	560,538	(430,293)

Funds Held in Escrow From Sales of Investments	306,802	(59,209)	[6]	126,972	[1]	0	0	0	374,565	0

Options	50,690	0		0		(50,636)	0	0	54	(50,636)

OTC Traded Common Stock	7,251,178	0		(8,020,281)	[4]	(83,817)	882,652	0	29,732	(83,817)

Total	$88,680,947	$4,472,927		$(24,652,493)		$(9,665,755)	$11,193,997	$(11,738,939)	$58,290,684	$(9,839,978)

1There was a $126,972 transfer from "Preferred Stock" into "Funds Held in Escrow From Sales of Investments" owing to the sale of Molecular Imprints, Inc.
2 Represents gross transfers.
3 Represents gross transfers out of $15,556,547, net of gross transfers in of $501,863.
4 Represents gross transfers out of $8,894,891, net of gross transfers in of $874,610.
5 Represents a gross realized gain.
6 Represents gross realized losses of $63,544, net of gross realized gains of $4,335.
7 Represents gross realized gains of $3,351,834, net of gross realized losses of $987,007.
8 Represents gross realized losses of $929,035, net of gross realized gains of $8,942.

For the year ended December 31, 2015, there were transfers out of Level 3 investments totaling $24,652,493. Our shares of Accelerator IV-New York Corporation transferred from a Level 3 investment owing to its qualification as an equity method investment. A total of 1,769,868 of our shares of Adesto Technologies Corporation, 7,837,041 of our shares of Enumeral Biomedical Holdings, Inc., and 1,409,796 of our shares of OpGen, Inc., transferred from Level 3 investments to Level 1 investments owing to the use of their unadjusted closing share price on their respective stock exchanges on December 31, 2015, to derive their value. Our shares of Champions Oncology, Inc., transferred from a Level 1 investment to a Level 2 investment owing to the fact that the shares did not trade in an active market at December 31, 2015.

NOTE 6. DERIVATIVES

At December 31, 2016, and December 31, 2015, we had rights to milestone payments from Amgen, Inc.’s acquisition of our former portfolio company, BioVex Group, Inc. These milestone payments were fair valued at $2,305,239 and $2,900,232 as of December 31, 2016, and December 31, 2015, respectively. At December 31, 2016, and December 31, 2015, we had rights to milestone payments from Laird Technologies, Inc.'s acquisition of our former portfolio company, Nextreme Thermal Solutions, Inc. These milestone payments were fair valued at $0 as of December 31, 2016, and December 31, 2015. At December 31, 2016, and December 31, 2015, we had rights to milestone payments from Canon, Inc.'s acquisition of our former portfolio company, Molecular Imprints, Inc. These milestone payments were fair valued at $234,114 and $461,819 as of December 31, 2016, and December 31, 2015, respectively. These milestone payments are contingent upon certain milestones being achieved in the future.

The following tables present the value of derivatives held at December 31, 2016, and the effect of derivatives held during the year ended December 31, 2016, along with the respective location in the financial statements.

Statements of Assets and Liabilities:

	Assets		Liabilities
Derivatives	Location	Fair Value	Location	Fair Value

Amgen, Inc. Rights to Milestone Payments from Acquisition of BioVex Group, Inc.	Investments	$2,305,239	—	—

Laird Technologies, Inc. Rights to Milestone Payments from Acquisition of Nextreme Thermal Solutions, Inc.	Investments	$0	—	—

Canon, Inc. Rights to Milestone Payments from Acquisition of Molecular Imprints, Inc.	Investments	$234,114	—	—

Statements of Operations:

Derivatives	Location	Realized Gain/(Loss)	Change in unrealized Depreciation

Amgen, Inc. Rights to Milestone Payments from Acquisition of BioVex Group, Inc.	Net Realized and Unrealized (Loss) Gain	$0	$(594,993)

Laird Technologies, Inc. Rights to Milestone Payments from Acquisition of Nextreme Thermal Solutions, Inc.	Net Realized and Unrealized (Loss) Gain	$0	$0

Canon, Inc. Rights to Milestone Payments from Acquisition of Molecular Imprints, Inc.	Net Realized and Unrealized (Loss) Gain	$0	$(227,705)

 The following tables present the value of derivatives held at December 31, 2015, and the effect of derivatives held during the year ended December 31, 2015, along with the respective location in the financial statements.

Statements of Assets and Liabilities:

	Assets		Liabilities
Derivatives	Location	Fair Value	Location	Fair Value

Amgen, Inc. Rights to Milestone Payments from Acquisition of BioVex Group, Inc.	Investments	$2,900,232	—	—

Laird Technologies, Inc. Rights to Milestone Payments from Acquisition of Nextreme Thermal Solutions, Inc.	Investments	$0	—	—

Canon, Inc. Rights to Milestone Payments from Acquisition of Molecular Imprints, Inc.	Investments	$461,819	—	—

 Statements of Operations:

Derivatives	Location	Realized Gain/(Loss)	Change in unrealized Appreciation

Amgen, Inc. Rights to Milestone Payments from Acquisition of BioVex Group, Inc.	Net Realized and Unrealized Gain (Loss)	$862,346	$1,543,924

Laird Technologies, Inc. Rights to Milestone Payments from Acquisition of Nextreme Thermal Solutions, Inc.	Net Realized and Unrealized Gain (Loss)	$0	$0

Canon, Inc. Rights to Milestone Payments from Acquisition of Molecular Imprints, Inc.	Net Realized and Unrealized Gain (Loss)	$398,762	$229,676

NOTE 7. STOCK-BASED COMPENSATION

The Company maintains the Stock Plan, which provides for the grant of equity-based awards of stock options to our officers and employees and restricted stock to our officers, employees and non-employee directors subject to compliance with the 1940 Act and an exemptive order granted on April 3, 2012, by the SEC permitting us to award shares of restricted stock (the "Exemptive Order").

Under the Stock Plan, a maximum of 20 percent (6,200,120 shares) of our total shares of common stock issued and outstanding as of the 2012 Annual Meeting date, calculated on a fully diluted basis (31,000,601 shares), were available for awards under the Stock Plan. Under the Stock Plan, no more than 50 percent of the shares of stock reserved for the grant of the awards under the Stock Plan (up to an aggregate of 3,100,060 shares) may be restricted stock awards at any time during the term of the Stock Plan. If any shares of restricted stock are awarded, such awards will reduce on a percentage basis the total number of shares of stock for which options may be awarded. No more than 1,000,000 shares of our common stock may be made subject to awards under the Stock Plan to any individual in any year. Although the Stock Plan permits us to continue to grant stock options, our Board of Directors has discontinued further grants of stock options. As of December 31, 2016, 710,745 shares of restricted stock, or 2.3 percent, of the 31,000,601 total shares outstanding as of the effective date of the Stock Plan were outstanding. As of December 31, 2016, 197,852 options, or 0.6 percent, of the 31,000,601 total shares outstanding as of the effective date of the Stock Plan were outstanding.

The Stock Plan will expire on June 7, 2022. The expiration of the Stock Plan will not by itself adversely affect the rights of plan participants under awards that are outstanding at the time the Stock Plan expires.

Stock Option Awards

During the years ended December 31, 2016, 2015 and 2014, the Compensation Committee of the Board of Directors of the Company did not grant any stock options. The Compensation Committee does not plan to grant new stock options to employees.

For the years ended December 31, 2016, December 31, 2015, and December 31, 2014, the Company recognized $0, $0, and $92,758, respectively, of compensation expense in the Consolidated Statements of Operations related to stock options. As of December 31, 2016, and December 31, 2015, the stock options outstanding were fully vested and, therefore, fully expensed.

No options were exercised during the years ended December 31, 2016, December 31, 2015, and December 31, 2014. Upon exercise, shares would be issued from our previously authorized but unissued shares.

A summary of the changes in outstanding stock options for the year ended December 31, 2016, is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Options Outstanding at January 1, 2016	1,402,912	$9.85	$6.34	0.70	$0
Granted	0	0	0	0
Exercised	0	0	0	0
Forfeited or Expired	(1,205,060)	10.34	6.85	0
Options Outstanding and Exercisable at December 31, 2016	197,852	$6.86	$3.25	1.01	$0

The aggregate intrinsic value in the table above with respect to outstanding options is calculated as the difference between the Company's closing stock price of $1.38 on December 30, 2016, the last trading day of the year, and the exercise price, multiplied by the number of in-the-money options. This amount represents the total pre-tax intrinsic value that would have been received by the option holders had all option holders exercised their awards on December 30, 2016.

At December 31, 2016, and December 31, 2015, there were no unvested options.

Restricted Stock

On June 11, 2012, the Compensation Committee granted the employees a total of 1,780,000 shares of restricted stock. A total of 1,068,000 awards (60 percent) vest when the volume-weighted stock price is at or above pre-determined stock price targets over a 30-day period. These pre-determined stock price targets range from $5.00 per share to $9.00 per share. The remaining 712,000 of these shares (40 percent) have vesting dates ranging from December 31, 2012, through June 30, 2017, based on the employee's continued service to the Company. On March 6, 2014, the Compensation Committee granted 26,360 shares of restricted stock to a new employee under service terms and volume weighted market price conditions matching those of the June 11, 2012, employee grant. On November 3, 2016, the Compensation Committee granted 4,690 shares of restricted stock to a new employee under service terms matching those of the June 11, 2012, employee grant. Pursuant to the Exemptive Order, non-employee directors receive up to 2,000 shares of restricted stock annually, which vest pro rata over a three-year period from the date of the grant. Non-employee directors were granted 14,000 shares of restricted stock on May 1, 2014, 10,000 shares of restricted stock on June 5, 2015, and 12,000 shares of restricted stock on June 7, 2016.

The compensation expense for the service-based award is determined by the market price of our stock at the date of grant applied to the total number of shares we anticipate to fully vest. The market price for the March 6, 2014, and November 3, 2016, employee service-based award was $3.05 and $1.28, respectively. The market price for the May 1, 2014, grant to the non-employee directors was $3.60. The market price for the June 5, 2015, grant to the non-employee directors was $2.72. The market price for the June 7, 2016, grant to the non-employee directors was $1.74.

The compensation expense for the market-based award is determined by the fair value of the award applied to the number of shares granted, net of estimated forfeitures. The fair value of the market-based award granted on March 6, 2014, was determined using a lattice model. The fair value of this award ranges from $2.40 per share to $2.64 per share and will be expensed over derived service periods ranging from approximately 44 to 86 months.

During 2016, a total of 283,370 shares of restricted stock were forfeited in connection with the voluntary termination of two of our employees. As a result, compensation cost of $374,564 related to these awards was reversed, which reduced stock-based compensation cost for the period. For the year ended December 31, 2016, we recognized $158,973 of net compensation expense related to restricted stock awards. As of December 31, 2016, there was unrecognized compensation cost of $336,397 related to restricted stock awards. This cost is expected to be recognized over a remaining weighted average period of approximately nine months.

Non-vested restricted stock awards as of December 31, 2016, and changes during the year ended December 31, 2016, were as follows:

	Shares	Weighted-Average Grant Date Fair Value Per Share

Outstanding at January 1, 2016	1,062,329	$2.66
Granted	16,690	1.61
Vested based on service	(58,454)	3.33
Shares withheld related to net share settlement of restricted stock	(26,450)	3.37
Forfeited	(283,370)	2.65
Outstanding at December 31, 2016	710,745	$2.56

For the year ended December 31, 2015, we recognized $798,965 of compensation expense related to restricted stock awards. As of December 31, 2015, there was unrecognized compensation cost of $1,074,141 related to restricted stock awards. This cost is expected to be recognized over a remaining weighted average period of approximately 1.0 year.

Non-vested restricted stock awards as of December 31, 2015, and changes during the year ended December 31, 2015, were as follows:

	Shares	Weighted-Average Grant Date Fair Value Per Share

Outstanding at January 1, 2015	1,165,495	$2.73
Granted	10,000	2.72
Vested based on service	(73,992)	3.38
Shares withheld related to net share settlement of restricted stock	(35,175)	3.37
Forfeited	(3,999)	3.44
Outstanding at December 31, 2015	1,062,329	$2.66

Under net settlement procedures currently applicable to our outstanding restricted stock awards for current employees, upon each settlement date, restricted stock awards are withheld to cover the required withholding tax, which is based on the value of the restricted stock award on the settlement date as determined by the closing price of our common stock on the vesting date. The remaining amounts are delivered to the recipient as shares of our common stock. During 2016, 84,904 restricted stock awards vested, of which 75,570 restricted stock awards were net settled by withholding 26,450 shares, which represented the employees' minimum statutory obligation for each employee's applicable income and other employment taxes and remitted cash totaling $39,691 to the appropriate tax authorities. During 2015, 109,167 restricted stock awards vested, of which 100,500 restricted stock awards were net settled by withholding 35,175 shares, which represented the employees' minimum statutory obligation for each such employee's applicable income and other employment taxes and remitted cash totaling of $86,914 to the appropriate tax authorities. The amount remitted to the tax authorities for the employees' tax obligation was reflected as a financing activity within our Consolidated Statements of Cash Flows. The shares withheld by us as a result of the net settlement of restricted stock awards are not considered issued and outstanding, thereby reducing our shares outstanding used to calculate net asset value per share.

NOTE 8. DISTRIBUTABLE EARNINGS

As of December 31, 2016, December 31, 2015, and December 31, 2014, there were no distributable earnings. The difference between the book basis and tax basis components of distributable earnings is primarily nondeductible deferred compensation and net operating losses.

The Company did not declare dividends for the years ended December 31, 2016, 2015 or 2014.

NOTE 9. EMPLOYEE BENEFITS

401(k) Plan

We adopted a 401(k) Plan covering substantially all of our employees. Matching contributions to the plan are at the discretion of the Compensation Committee. For the year ended December 31, 2016, the Compensation Committee approved a 100 percent match, which amounted to $162,000. The 401(k) Company match for the years ended December 31, 2015, and December 31, 2014, was $180,690 and $216,420, respectively.

Medical Benefit Retirement Plan

We administer a plan to provide medical and dental insurance for retirees and their spouses who, at the time of their retirement, have 10 years of service with us and have attained 50 years of age or have attained 45 years of age and have 15 years of service with us (the "Medical Benefit Retirement Plan"). On March 7, 2013, the Board of Directors amended the Medical Benefit Retirement Plan. The amendment limits the medical benefit to $10,000 per year for a period of ten years. The amendment does not affect benefits accrued by former employees or one current employee who is grandfathered under the former terms of the plan.

Our accumulated postretirement benefit obligation was re-measured as of the plan amendment date, which resulted in a $1,101,338 decrease in our liability. A deferred gain of $1,101,338 owing to this amendment was included in "Accumulated other comprehensive income" as of March 31, 2013. This amount is being amortized over a service period of 5.27 years. During the years ended December 31, 2016, December 31, 2015, and December 31, 2014, a total of $208,983, $208,983 and $208,983, respectively, was amortized and included as a reduction of "Salaries, benefits and stock-based compensation" on our Consolidated Statements of Operations. All of the amounts reported in the Consolidated Statements of Comprehensive Income (Loss) relate to the plan amendment.

The plan is unfunded and has no assets. The following disclosures about changes in the benefit obligation under our plan to provide medical and dental insurance for retirees are as of the measurement date of December 31:

	2016	2015

Accumulated Postretirement Benefit Obligation at Beginning of Year	$991,429	$1,042,730
Service Cost	19,031	25,362
Interest Cost	40,241	39,186
Actuarial Loss (Gain)	35,798	(94,174)
Benefits Paid	(18,580)	(21,675)
Accumulated Postretirement Benefit Obligation at End of Year	$1,067,919	$991,429

In accounting for the plan, the assumption made for the discount rate was 3.94 percent and 4.15 percent for the years ended December 31, 2016, and 2015, respectively. The assumed health care cost trend rates in 2016 were 8 percent grading to 5 percent over 10 years for medical and 5 percent per year for dental. The assumed health care cost trend rates in 2015 were 8 percent grading to 5 percent over 6 years for medical and 5 percent per year for dental. The effect on disclosure information of a one percentage point change in the assumed health care cost trend rate for each future year is shown below.

	1% Decrease in Rates	Assumed Rates	1% Increase in Rates

Aggregated Service and Interest Cost	$53,243	$59,272	$66,618
Accumulated Postretirement Benefit Obligation	$958,704	$1,067,919	$1,198,624

The net periodic postretirement benefit cost for the year is determined as the sum of service cost for the year, interest on the accumulated postretirement benefit obligation and amortization of the prior service cost and actuarial gains/losses over the average remaining service period of employees expected to receive plan benefits. The following is the net periodic postretirement benefit cost for the years ended December 31, 2016, 2015, and 2014:

	2016	2015	2014

Service Cost	$19,031	$25,362	$41,433
Interest Cost on Accumulated Postretirement Benefit Obligation	40,241	39,186	42,075
Amortization of Prior Service Cost	(208,983)	(208,983)	(208,983)
Amortization of Net (Gain)/Loss	10,288	17,077	11,833
Net Periodic Post Retirement Benefit Cost	$(139,423)	$(127,358)	$(113,642)

A total of $208,983 in accumulated other comprehensive income is expected to be recognized as a component of net periodic post retirement benefit cost in 2017.

The Company estimates the following benefits to be paid in each of the following years:

2017	$24,323
2018	$28,516
2019	$33,702
2020	$39,391
2021	$45,311
2022 through 2026	$306,370

For the year ended December 31, 2016, net unrecognized actuarial losses, which resulted primarily from the decrease in the discount rate, increased by $25,510, which represents $35,798 of actuarial losses arising during the year, offset by a reclassification adjustment of $10,288 that increased the net periodic benefit cost for the year.

For the year ended December 31, 2015, net unrecognized actuarial gains, which resulted primarily from an increase in the discount rate, increased by $111,251, which represents $94,174 of actuarial gains arising during the year and a reclassification adjustment of $17,077 that increased the net periodic benefit cost for the year.

For the year ended December 31, 2014, net unrecognized actuarial losses, which resulted primarily from the decrease in the discount rate, increased by $72,412, which represents $84,245 of actuarial losses arising during the year, offset by an $11,833 reclassification adjustment that increased the net periodic benefit cost for the year.

Executive Mandatory Retirement Benefit Plan

On May 5, 2011, the Board of Directors of Harris & Harris Group, Inc., terminated the Amended and Restated Executive Mandatory Retirement Benefit Plan. The plan was adopted in 2003 in order to begin planning for eventual management succession for individuals who are employed by us in a bona fide executive or high policy-making position. The plan provided benefits required by age discrimination laws as a result of the Company’s policy of mandatory retirement when such individuals attained the age of 65. Our former President accrued benefits under this plan prior to his retirement, and the termination of this plan has no impact on his accrued benefits. At December 31, 2016, and 2015, we had $201,102 and $210,718, respectively, accrued for benefits for this former employee under the plan, which is included in "Post retirement plan liabilities" on the Consolidated Statements of Assets and Liabilities.

NOTE 10. INCOME TAXES

We filed for the 1999 tax year to elect treatment as a RIC under Subchapter M of the Code and qualified for the same treatment for the years 2000 through 2015. We did not qualify as a RIC under Subchapter M of the Code in 2016. We did not have any taxable income in 2016, so this failure to qualify as a RIC did not result in a tax liability. The discussion below provides details on why we did not qualify as a RIC in 2016.
In the case of a RIC that furnishes capital to development corporations, there is an exception to the rule relating to the diversification of investments required to qualify for RIC treatment. Because of the specialized nature of our investment portfolio, we generally can satisfy the diversification requirements under the Code if we receive a certification from the SEC pursuant to Section 851(e) of the Code. This exception is available only to RICs that the SEC determines to be principally engaged in the furnishing of capital to other corporations that are principally engaged in the development or exploitation of inventions, technological improvements, new processes, or products not previously generally available ("SEC Certification"). If we require, but fail to obtain, the SEC Certification for a taxable year, we may fail to qualify as a RIC for such year. We have received SEC Certification since 1999, including for 2015, but it is possible that we may not receive SEC Certification in future years. Because we failed to qualify as a RIC in 2016, we do not intend to apply for certification for 2016.
In addition, under certain circumstances, even if we qualified for Subchapter M treatment for a given year, we might take action in a subsequent year to ensure that we would be taxed in that subsequent year as a C Corporation, rather than as a RIC.
As a RIC, we also will fail to qualify for favorable RIC tax treatment for a taxable year if we do not satisfy the 90 percent Income Test or Annual Distribution Requirement for such year. In the event we do not satisfy the 90 percent Income Test, the Diversification Tests or the Annual Distribution Requirement for any taxable year, we will be subject to federal tax with respect to all of our taxable income, whether or not distributed. In addition, all our distributions to shareholders in that situation generally will be taxable as ordinary dividends.
Income from fees and consulting payments generally does not qualify as good RIC income under the 90 percent Income Test. We generated more income from such payments for the year ended December 31, 2016, and have failed to qualify as a RIC for the current taxable year owing to the inability to satisfy the 90 percent Income Test. The Company is obligated to be taxed as a corporation (subject to federal, state and local income tax) on its taxable income. Although the Company failed the income test for the year ended December 31, 2016, it does not have taxable income as it is in a loss position owing to gains being offset by current year’s capital losses and operating losses. The Company will continue to evaluate the long-term impact of potential taxation as a C-Corporation based on tax liabilities resulting from failure to pass the 90 Percent Income Test, the Diversification Tests or the Annual Distribution Requirement in each subsequent year.
Furthermore, our ownership percentages in our portfolio have grown over the last several years, which makes it more difficult to pass certain RIC diversification tests when companies in our portfolio are successful and we wish to invest more capital in those companies to increase our investment returns. As long as the aggregate values of our non-qualifying assets remain below 50 percent of total assets, we will continue to qualify as a RIC. Rather than selling portfolio companies that are performing well in order to pass our RIC diversification tests, we may opt instead not to qualify as a RIC. We will choose to take such action only if we believe that the result of the action will benefit us and our shareholders.
For federal tax purposes, the Company’s 2013 through 2016 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations. Generally, for state tax purposes, the Company’s 2012 through 2016 tax years remain open for examination by the tax authorities under a four-year statute of limitations.
During 2016, the Company recorded a consolidated expense of $1,767 in federal, state and local income taxes. At December 31, 2016, we had $0 accrued for federal, state and local taxes payable by the Company.

We pay federal, state and local taxes on behalf of Ventures, which is taxed as a C Corporation. For the years ended December 31, 2016, 2015, and 2014, our income tax (benefit) expense for Ventures was $(3,412), $1,125 and $16,698, respectively.
Tax expense included in the Consolidated Statement of Operations consists of the following:

	2016	2015	2014

Current	$1,767	$2,148	$17,896
Total income tax expense	$1,767	$2,148	$17,896

The Company realized short- and long-term losses of $8,073,408 in 2016. The Company realized short- and long-term gains of $4,533,848 in 2015 and short- and long-term capital losses of $5,899,525 in 2014. The Company offsets any gains with capital loss carryforwards and neither owes federal income taxes on the gains or is required to distribute a portion of the gains to shareholders.
On December 22, 2010, the Regulated Investment Company Modernization Act of 2010 (the "Act") was enacted, which changed various technical rules governing the tax treatment of RICs. The changes are generally effective for taxable years beginning after the date of enactment. One of the more prominent changes addresses capital loss carryforwards. Under the Act, the Company will be permitted to carry forward capital losses incurred in taxable years beginning after the date of enactment for an unlimited period. However, any losses incurred during those future taxable years will be required to be utilized prior to the losses incurred in pre-enactment taxable years, which carry an expiration date. As a result of this ordering rule, pre-enactment capital loss carryforwards may be more likely to expire unused. Additionally, post-enactment capital loss carryforwards will retain their character as either short-term or long-term capital losses rather than being considered all short term as permitted under previous regulation.

As of December 31, 2016, we had post-enactment loss carryforwards under the provisions of the Act of $612,621 short term and $8,837,366 long term. Post-enactment losses have no expiration date. As of December 31, 2016, we had pre-enactment loss carryforwards totaling $3,875,967, expiring in 2018. We had no post-October losses.

NOTE 11. COMMITMENTS AND CONTINGENCIES

On May 4, 2016, the Company made its first investment of $150,000 in AgTech Accelerator Corporation ("AgTech"). On November 17, 2016, the Company made a second investment of $150,000, representing its total operating commitment of $300,000 to AgTech. AgTech will be identifying emerging agricultural innovation companies for the Company to invest in directly. As of December 31, 2016, the Company had an unfunded $1,200,000 investment commitment to be invested in the identified portfolio companies over a five-year period. On February 3, 2017, the Company withdrew from participation in AgTech prior to any of the investment commitment being called. The Company no longer has any unfunded commitments to AgTech following the date of the withdrawal. The Company's decision to withdraw from AgTech allows the other investors the option to purchase the Company's shares of AgTech for $0.001 per share within 90 days from our notice of withdrawal.  This option has yet to be exercised.  If the other investors do not exercise the option to purchase the Company’s shares of AgTech within the 90 days, the Company will retain its shares of AgTech with no further investment commitment.

On July 21, 2014, the Company made a $216,012 investment in Accelerator IV-New York Corporation ("Accelerator"). This initial investment was part of an overall initial $666,667 operating commitment to Accelerator. Accelerator will be identifying emerging biotechnology companies for the Company to invest in directly. In addition to this operating commitment, the Company had an initial $3,333,333 investment commitment to be invested in the identified portfolio companies over a five-year period. If the Company defaults on these commitments, the other investors may purchase the Company's shares of Accelerator for $0.001 per share. In the event of default, the Company would still be required to contribute the remaining operating commitment. During the third quarter of 2016, the board of directors of Accelerator voted to modify the operating commitment and investment commitment distributions, which resulted in the Company's operating commitment to be set at $833,333 and investment commitment to be set at $3,166,667.

The Company's aggregate operating and investment commitments in Accelerator amounted to $833,333 and $3,166,667, respectively. During the year ended December 31, 2015, $262,215 in capital related to the operating commitment and $1,132,950 in capital related to the investment commitment was called. During the year ended December 31, 2016, $103,680 in capital related to the operating commitment and $1,050,290 in capital related to the investment commitment was called. As of December 31, 2016, the Company had remaining unfunded commitments of $251,426 and $983,427, or approximately 30.2 percent and 31.1 percent, of the total operating and investment commitments, respectively. The withdrawal of contributed capital is not permitted. The transfer or assignment of capital is subject to approval by Accelerator.

On September 24, 2009, we signed a ten-year lease for approximately 6,900 square feet of office space located at 1450 Broadway, New York, New York. The lease commenced on January 21, 2010, with these offices replacing our corporate headquarters previously located at 111 West 57th Street, New York, New York. The base rent is $36 per square foot with a 2.5 percent increase per year over the 10 years of the lease, subject to a full abatement of rent for four months and a rent credit for six months throughout the lease term. The lease expires on December 31, 2019.

We have one option to extend the lease term for a five-year period, provided that we are not in default under the lease. Annual rent during the renewal period will equal 95 percent of the fair market value of the leased premises, as determined in accordance with the lease. Upon an event of default, the lease provides that the landlord may terminate the lease and require us to pay all rent that would have been payable during the remainder of the lease or until the date the landlord re-enters the premises.

Total rent expense for all of our office space, including rent on expired leases, was $262,024 in 2016; $301,828 in 2015; and $299,048 in 2014. Aggregate future minimum lease payments in each of the following years are: 2017 - $294,882; 2018 - $302,254; and 2019 - $309,811.

In the ordinary course of business, we indemnify our officers and directors, subject to certain regulatory limitations, for loss or liability related to their service on behalf of the Company, including serving on the boards of directors or as officers of portfolio companies. At December 31, 2016, and 2015, we believed our estimated exposure was minimal, and accordingly we have no liability recorded.

NOTE 12. SHARE REPURCHASE PROGRAM

On August 6, 2015, our Board of Directors authorized a repurchase of up $2.5 million of the Company’s common stock in the open market within a six-month period. Under the repurchase program, we may, but we are not obligated to, repurchase our outstanding common stock in the open market from time to time provided that we comply with the prohibitions under our Insider Trading Policies and Procedures and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints. In addition, any repurchases are conducted in accordance with the 1940 Act. During the year ended December 31, 2015, we repurchased 509,082 shares at an average price of approximately $2.36 per share, inclusive of commissions. This represented a discount of approximately 18.1 percent of the net asset value per share at December 31, 2015. The total dollar amount of shares repurchased in this period was $1,199,994, leaving a maximum of $1,300,006 available for future program purchases as of December 31, 2015. This six-month period expired on February 6, 2016. On March 3, 2016, our Board of Directors reauthorized the repurchase of up to $2.5 million of the Company's common stock within a six-month period from the proxy mailing date of April 29, 2016. This six-month period expired on October 31, 2016. On November 3, 2016, our Board of Directors reauthorized the repurchase of up to $2.5 million of the Company's common stock within a six-month period from the date of notice to investors, which date has yet to be determined. As of December 31, 2016, and March 15, 2017, no additional repurchases had occurred, leaving a maximum of $2.5 million available for future repurchases.

NOTE 13. CHANGE IN NET ASSETS PER SHARE

The following table sets forth the computation of basic and diluted per share net decreases in net assets resulting from operations for the years ended December 31, 2016, 2015, and 2014.

	2016	2015	2014

Numerator for decrease in net assets per share resulting from operations	$(16,366,360)	$(20,245,830)	$(13,570,420)
Denominator for basic weighted average shares	30,864,815	31,174,758	31,222,877
Basic net decrease in net assets per share resulting from operations	$(0.53)	$(0.65)	$(0.43)
Denominator for diluted weighted average shares	30,864,815	31,174,758	31,222,877
Diluted net decrease in net assets per share resulting from operations	$(0.53)	$(0.65)	$(0.43)
Anti-dilutive shares by type:
Stock options	197,852	1,402,912	1,423,912
Restricted stock[1]	63,746	169,329	268,705
Total anti-dilutive shares	261,598	1,572,241	1,692,617

1A total of 647,000, 893,000, and 893,000 market-based shares of restricted stock were outstanding at December 31, 2016, December 31, 2015, and December 31, 2014. These shares vest when the volume-weighted stock price is at or above pre-determined stock price targets over a 30-day period. These pre-determined stock price targets range from $5.00 per share to $9.00 per share. These shares were not included in the computation of diluted net asset value per share because as of the end of the reporting period none of the pre-determined stock price targets were met.

For the years ended December 31, 2016, 2015 and 2014, the calculation of net decrease in net assets resulting from operations per diluted share did not include stock options or shares of restricted stock because such shares were anti-dilutive. Stock options and restricted stock awards may be dilutive in future periods in which there are both a net increase in net assets resulting from operations and either significant increases in our average stock price or significant decreases in the amount of unrecognized compensation cost during the period.

NOTE 14. RELATED PARTY TRANSACTIONS

As a BDC, we provide managerial assistance to our portfolio companies. In certain cases, we receive fees for providing such assistance. During the years ended December 31, 2016, 2015 and 2014, we received fees totaling $1,002,853, $191,609 and $86,667, respectively.

NOTE 15. SUBSEQUENT EVENTS

On January 17, 2017, 180 Degree Capital Corp., a privately held portfolio company, was dissolved, and the Company's invested capital of $150,000 was returned in full.

On February 3, 2017, the Company withdrew from participation in AgTech Accelerator Corporation.

On February 16, 2017, the Company made a $425,000 follow-on investment in Interome, Inc., a privately held portfolio company.

NOTE 16. SELECTED QUARTERLY DATA (UNAUDITED)

	2016
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Total investment income	$302,042	$460,042	$566,152	$463,954

Net operating loss	$(1,161,926)	$(1,048,306)	$(856,765)	$(1,449,111)

Net (decrease) increase in net assets resulting from operations	$(6,049,614)	$(1,185,045)	$(6,022,037)	$(3,109,664)

Net (decrease) increase in net assets resulting from operations per average outstanding share	$(0.20)	$(0.04)	$(0.20)	$(0.09)

	2015
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Total investment income	$142,832	$288,195	$244,402	$241,566

Net operating loss	$(2,036,345)	$(1,585,307)	$(1,587,808)	$(1,953,050)

Net (decrease) increase in net assets resulting from operations	$(3,922,038)	$(1,529,496)	$(16,904,625)	$2,110,329

Net (decrease) increase in net assets resulting from operations per average outstanding share	$(0.13)	$(0.05)	$(0.54)	$0.07

HARRIS & HARRIS GROUP, INC. FINANCIAL HIGHLIGHTS

	Year Ended Dec. 31, 2016	Year Ended Dec. 31, 2015	Year Ended Dec. 31, 2014	Year Ended Dec. 31, 2013	Year Ended Dec. 31, 2012
Per Share Operating Performance
Net asset value per share, beginning of year	$2.88	$3.51	$3.93	$4.13	$4.70
Net operating loss*	(0.15)	(0.23)	(0.25)	(0.26)	(0.28)
Net realized (loss) gain on investments*	(0.26)	0.15	(0.16)	0.59	0.08
Net increase in unrealized depreciation on investments and written call options*(1)	(0.12)	(0.56)	(0.02)	(0.58)	(0.44)
Share of loss on equity method investment*(2)	0.00	(0.01)	0.00	0.00	0.00
Total from investment operations*	(0.53)	(0.65)	(0.43)	(0.25)	(0.64)
Net increase as a result of stock-based compensation expense*(2)	0.01	0.03	0.03	0.04	0.09
Net increase as a result of purchase of treasury stock	0.00	0.01	0.00	0.00	0.00
Net decrease as a result of acquisition of vested restricted stock awards related to employee withholding(2)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)
Total increase from capital stock transactions	0.00	0.03	0.02	0.03	0.07
Net (decrease) increase as a result of other comprehensive (loss) income*(2)	(0.01)	(0.01)	(0.01)	0.02	0.00
Net decrease in net asset value	(0.54)	(0.63)	(0.42)	(0.20)	(0.57)
Net asset value per share, end of year	$2.34	$2.88	$3.51	$3.93	$4.13
Stock price per share, end of year	$1.38	$2.20	$2.95	$2.98	$3.30
Total return based on stock price	(37.27)%	(25.42)%	(1.01)%	(9.70)%	(4.62)%
Supplemental Data:
Net assets, end of year	$72,255,610	$88,711,671	$109,654,427	$122,701,575	$128,436,774
Ratio of expenses, excluding taxes, to average net assets(3)	7.88%	8.15%	7.14%	6.62%	6.57%
Ratio of expenses, including taxes, to average net assets(3)	7.89%	8.15%	7.15%	6.65%	6.58%
Ratio of net operating loss to average net assets(3)	(5.64)%	(7.22)%	(6.70)%	(6.26)%	(6.07)%
Average debt outstanding	$4,590,164	$3,780,822	$0	$0	$1,679,781
Average debt per share	$0.15	$0.12	$0.00	$0.00	$0.05
Number of shares outstanding, end of year	30,904,209	30,845,754	31,280,843	31,197,438	31,116,881

*Based on average shares outstanding.
(1) Net unrealized losses include rounding adjustments to reconcile change in net asset value per share. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" for a description of unrealized losses on investments.
(2) Amounts listed as zero are amounts calculated as less than $0.005.
(3) Not annualized.

Schedule 12-14

HARRIS & HARRIS GROUP, INC. INVESTMENTS IN AND ADVANCES TO AFFILIATES

Name of Issuer	Title of Issue or Nature of Indebtedness(A)	Amount of Dividends or Interest Credited(Debited) to Income (B)	Value as of December 31, 2015	Gross Additions (C)	Gross Reductions (D)	Value as of December 31, 2016

MAJORITY OWNED CONTROLLED INVESTMENTS (E):
180 Degree Capital Corp.	Common Stock	$0	$0	$150,000	$0	$150,000
Black Silicon Holdings, Inc.	Series A Convertible Preferred Stock	$0	$0	$0	$0	$0
	Series A-1 Convertible Preferred Stock	0	0	0	0	0
	Series A-2 Convertible Preferred Stock	0	0	0	0	0
	Series B-1 Convertible Preferred Stock	0	0	0	0	0
	Series C Convertible Preferred Stock	0	0	0	0	0
	Secured Convertible Bridge Notes	103,981	316,613	0	(54,136)	262,477
Interome, Inc.	Common Stock	$0	$0	$10	$0	$10
	Secured Convertible Bridge Note	63,047	0	1,455,000	0	1,455,000
ProMuc, Inc.	Common Stock	$0	$1	$0	$(1)	$0
	Secured Convertible Bridge Note	(70,915)	650,915	0	(637,038)	13,877
SynGlyco, Inc.	Common Stock	$0	$0	$0	$0	$0
	Series A' Convertible Preferred Stock	0	100,343	0	(100,343)	0
	Secured Convertible Bridge Notes	14,331	808,101	0	(778,101)	30,000
Total Majority Owned Controlled Investments		$110,444	$1,875,973	$1,605,010	$(1,569,619)	$1,911,364
OTHER CONTROLLED INVESTMENTS (F):
Essential Health Solutions, Inc.(G)	Common Stock	$0	$0	$116,767	$0	$116,767
	Series A Convertible Preferred Stock	0	0	2,747,905	0	2,747,905
NGX Bio, Inc.(H)	Series Seed Convertible Preferred Stock	$0	$446,878	$259,545	$0	$706,423
	Series A Convertible Preferred Stock	0	403,538	43,800	0	447,338
	Unsecured Convertible Bridge Note	22,192	0	580,211	0	580,211
	Warrants for Series Seed Preferred Stock	0	148,958	0	(148,958)	0
Senova Systems, Inc.(I)	Series B Convertible Preferred Stock	$0	$284,938	$0	$(284,938)	$0
	Series B-1 Convertible Preferred Stock	0	659,411	0	(659,411)	0
	Series C Convertible Preferred Stock	0	1,127,419	0	(672,369)	455,050
	Warrants for Series B Preferred Stock	0	39,980	0	(39,980)	0
	Secured Convertible Bridge Note	22,314	0	356,075	(356,075)	0
TARA Biosystems, Inc.(J)	Common Stock	$0	$20	$702,884	$0	$702,904
	Secured Convertible Bridge Notes	135,668	2,023,419	73,615	0	2,097,034
Total Other Controlled Investments		$180,174	$5,134,561	$4,880,802	$(2,161,731)	$7,853,632
Total Controlled Investments		$290,618	$7,010,534	$6,485,812	$(3,731,350)	$9,764,996
AFFILIATED INVESTMENTS (K):
ABSMaterials, Inc.	Series A Convertible Preferred Stock	$0	$160,303	$44,529	$0	$204,832
	Series B Convertible Preferred Stock	0	823,319	81,114	0	904,433
	Secured Convertible Bridge Note	7,605	0	107,605	0	107,605
AgBiome, LLC	Series A-1 Convertible Preferred Stock	$0	$4,022,722	$2,927,087	$0	$6,949,809
	Series A-2 Convertible Preferred Stock	0	891,588	607,416	0	1,499,004
	Series B Convertible Preferred Stock	0	575,979	190,205	0	766,184

Name of Issuer	Title of Issue or Nature of Indebtedness(A)	Amount of Dividends or Interest Credited(Debited) to Income (B)	Value as of December 31, 2015	Gross Additions (C)	Gross Reductions (D)	Value as of December 31, 2016
AFFILIATED INVESTMENTS (K):
AgTech Accelerator Corporation	Common Stock	$0	$0	$300	$0	$300
	Class B Common Stock	0	0	138	0	138
D-Wave Systems, Inc.	Series 1 Class B Convertible Preferred Stock	$0	$1,485,943	$651,162	$0	$2,137,105
	Series 1 Class C Convertible Preferred Stock	0	588,844	254,613	0	843,457
	Series 1 Class D Convertible Preferred Stock	0	1,117,858	483,355	0	1,601,213
	Series 1 Class E Convertible Preferred Stock	0	368,385	141,553	0	509,938
	Series 1 Class F Convertible Preferred Stock	0	353,940	136,002	0	489,942
	Series 1 Class H Convertible Preferred Stock	0	732,972	199,349	0	932,321
	Series 2 Class D Convertible Preferred Stock	0	886,651	383,382	0	1,270,033
	Series 2 Class E Convertible Preferred Stock	0	711,876	265,852	0	977,728
	Series 2 Class F Convertible Preferred Stock	0	683,959	255,427	0	939,386
	Warrants for Common Stock	0	710	12,626	0	13,336
EchoPixel, Inc.	Series Seed Convertible Preferred Stock	$0	$1,327,092	$0	$(397,036)	$930,056
	Series Seed-2 Convertible Preferred Stock	0	0	332,650	0	332,650
	Convertible Bridge Note	525	113,425	296,809	0	410,234
Ensemble Therapeutics Corporation	Series B Convertible Preferred Stock	$0	$662,607	$0	$(662,607)	$0
	Series B-1 Convertible Preferred Stock	0	1,448,295	0	(575,826)	872,469
Genome Profiling, LLC	Convertible Bridge Note	$7,667	$0	$230,000	$0	$230,000
HZO, Inc.	Common Stock	$0	$329,802	$135,467	$0	$465,269
	Series I Convertible Preferred Stock	0	4,281,820	0	(155,277)	4,126,543
	Series II Convertible Preferred Stock	0	2,515,164	0	(774,131)	1,741,033
	Series II-A Convertible Preferred Stock	0	0	255,888	0	255,888
	Warrants for Series II-A Convertible Preferred Stock	$0	$0	$24,313	$0	$24,313
	Convertible Bridge Note	5,890	0	255,890	(255,890)	0
Laser Light Engines, Inc.	Series A Convertible Preferred Stock	$0	$0	$0	$0	$0
	Series B Convertible Preferred Stock	0	0	0	0	0
	Convertible Bridge Notes(L)	0	0	0	0	0
Lodo Therapeutics Corporation	Series A Convertible Preferred Stock	$0	$107,281	$552,481	$0	$659,762
Metabolon, Inc.	Series B Convertible Preferred Stock	$0	$3,699,120	$0	$(3,699,120)	$0
	Series B-1 Convertible Preferred Stock	0	1,479,647	0	(1,479,647)	0
	Series C Convertible Preferred Stock	0	3,388,907	0	(3,388,907)	0
	Series D Convertible Preferred Stock	0	2,887,617	0	(2,887,617)	0
	Series E-1 Convertible Preferred Stock	0	1,776,987	0	(1,776,987)	0
	Series E-2 Convertible Preferred Stock	0	389,566	0	(389,566)	0

Name of Issuer	Title of Issue or Nature of Indebtedness(A)	Amount of Dividends or Interest Credited(Debited) to Income (B)	Value as of December 31, 2015	Gross Additions (C)	Gross Reductions (D)	Value as of December 31, 2016
AFFILIATED INVESTMENTS (K):
ORIG3N, Inc.	Series 1 Convertible Preferred Stock	$0	$826,563	$159,373	$0	$985,936
	Series A Convertible Preferred Stock	0	750,338	520,668	0	1,271,006
Produced Water Absorbents, Inc.	Series A Convertible Preferred Stock	$0	$77,549	$0	$(77,549)	$0
	Series B Convertible Preferred Stock	0	214,302	0	(214,302)	0
	Series B-2 Convertible Preferred Stock	0	154,718	0	(154,718)	0
	Series B-3 Convertible Preferred Stock	0	140,109	0	(140,109)	0
	Series C Convertible Preferred Stock	0	75,581	0	(75,581)	0
	Series D Convertible Preferred Stock	0	133,330	0	(133,330)	0
	Warrants for Series B-2 Convertible Preferred Stock	0	174	0	(174)	0
	Subordinated Secured Non- Convertible Debt	39,699	560,538	0	(560,538)	0
	Secured Convertible Bridge Note	23,630	143,926	0	(143,926)	0
	Common Stock	0	0	0	0	0
	Senior Secured Debt	392,451	0	1,242,700	0	1,242,700
Total Affiliated Private Investments		$477,467	$40,889,507	$10,747,954	$(17,942,838)	$33,694,623
PUBLICLY TRADED AFFILIATED INVESTMENTS:
Adesto Technologies Corporation	Common Stock	$0	$13,645,682	$0	$(10,371,426)	$3,274,256
Enumeral Biomedical Holdings, Inc.	Common Stock	$0	$1,831,468	$0	$(795,840)	$1,035,628
	Warrants for Common Stock	0	87,486	0	(58,705)	28,781
	Options to Purchase Common Stock	0	54	0	(54)	0
Total Non- Controlled Affiliated Public Investments		$0	$15,564,690	$0	$(11,226,025)	$4,338,665
Total Non- Controlled Affiliated Investments		$477,467	$56,454,197	$10,747,954	$(29,168,863)	$38,033,288
EQUITY METHOD INVESTMENT:
Accelerator IV-New York Corporation	Series A Common Stock	$0	$165,936	$12,424	$0	$178,360
Total Equity Method Investment		$0	$165,936	$12,424	$0	$178,360

(A)
Common stock, warrants, options, membership units and, in some cases, preferred stock are generally non-income producing and restricted. The principal amount of debt and the number of shares of common and preferred stock and number of membership units are shown in the accompanying Consolidated Schedules of Investments as of December 31, 2016, and December 31, 2015.

(B)
Represents the total amount of interest or dividends and yield-enhancing fees on debt securities credited(debited) to income for the portion of the year an investment was a control or affiliate investment, as appropriate. Amounts credited to preferred or common stock represent accrued bridge note interest related to conversions that occurred during the year ended.

(C)
Gross additions include increases in investments resulting from new portfolio investments, paid-in-kind interest or dividends, the amortization of discounts and fees. Gross additions also include net increases in unrealized appreciation or decreases in unrealized depreciation.

(D)
Gross reductions include decreases in investments resulting from principal collections related to investment repayments or sales, the amortization of premiums and acquisition costs. Gross reductions also include net increases in unrealized depreciation or decreases in unrealized appreciation.

(E)
"Majority Owned Controlled" is defined as control of 50.1 percent or more of the voting securities outstanding and/or 50.1 percent or more control of the appointment of members of the board of directors.

(F)
"Other Controlled Investments" is defined as ownership of more than 25 percent and less than 50.1 percent of the voting securities outstanding and/or 25 percent and less than 50.1 percent control of the appointment of members of the board of directors

(G)	We own over 25 percent of Essential Health Solutions, Inc.'s voting securities outstanding and controlled the appointment of three of seven members (43 percent) of its board of directors.

(H)	We own over 25 percent of NGX Bio, Inc.'s voting securities outstanding, but we control the appointment of two out of five members (40 percent) of its board of directors.

(I)	We own over 25 percent of Senova Systems, Inc.'s voting securities outstanding, but we controlled the appointment of only one out of five members (20 percent) of its board of directors.

(J)	We own 20 percent of TARA BioSystems, Inc.'s voting securities outstanding, but we control the appointment of two out of five members (40 percent) of its board of directors.

(K)
"Affiliated Investments" is defined as ownership of five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where we hold the right to appoint one or more members to the portfolio company’s board of directors, but less than 25 percent of the members of the board of directors.

(L)	Debt security is on non-accrual status and, therefore, is considered non-income producing during the year ended December 31, 2016.

 **Information related to the amount of equity in the net profit and loss for the year for the investments listed has not been included in this schedule. This information is not considered to be meaningful owing to the complex capital structures of the portfolio companies, with different classes of equity securities outstanding with different preferences in liquidation. These investments are not consolidated, nor are they accounted for under the equity method of accounting, with the exception of Accelerator IV-New York Corporation, which are accounted for under the equity method.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Unaffiliated Companies (2) -
14.9% of net assets at value

Private Placement Portfolio (Illiquid) (3) -
11.8% of net assets at value

Fleet Health Alliance, LLC (4)(5)		Health Care Technology
Developing software for information transfer amongst healthcare providers and consumers
Unsecured Convertible Bridge Note, 0%, (acquired 4/22/16)	(M)		$225,000	$225,000	$225,000

Mersana Therapeutics, Inc. (4)(5)		Biotechnology
Developing antibody drug conjugates for cancer therapy
Common Stock (acquired 7/27/12)	(H)		3,875,395	350,539	719,586
Series A-1 Convertible Preferred Stock (acquired 7/27/12-4/2/14)	(H)		683,538	635,081	1,342,091
Series B-1 Convertible Preferred Stock (acquired 2/20/15-6/14/16)	(H)		365,820	339,887	734,518
			4,924,753		2,796,195

Muses Labs, Inc. (4)		Life Sciences Tools & Services
Developing a data analytics platform for precision medicine
Unsecured Convertible Bridge Note, 5%, (acquired 5/25/16)	(M)		221,032	$212,000	221,032

Nanosys, Inc. (4)(5)		Specialty Chemicals
Developing inorganic nanowires and quantum dots for use in LED-backlit devices
Series C Convertible Preferred Stock (acquired 4/10/03)	(I)		1,500,000	803,428	954,169
Series D Convertible Preferred Stock (acquired 11/7/05)	(I)		3,000,003	1,016,950	1,884,869
Series E Convertible Preferred Stock (acquired 8/13/10)	(I)		496,573	433,688	838,333
			4,996,576		3,677,371

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Unaffiliated Companies (2) -
14.9% of net assets at value (cont.)

Private Placement Portfolio (Illiquid) (3) -
11.8% of net assets at value (cont.)

NanoTerra, Inc. (4)(5)		Research & Consulting Services
Developing surface chemistry and nano-manufacturing solutions
Warrants for Common Stock expiring on 2/22/21 (acquired 2/22/11)	(I)		$69,168	4,462	$1,118
Warrants for Series A-3 Preferred Stock expiring on 11/15/22 (acquired 11/15/12)	(I)		35,403	47,508	124,231
			104,571		125,349

Petra Pharma Corporation (4)(5)		Pharmaceuticals
Developing small molecule inhibitors for treatment of cancer and metabolic diseases
Series A Convertible Preferred Stock (acquired 12/23/15-10/27/16)	(I)		1,525,050	1,525,050	1,531,718

Phylagen, Inc. (4)		Research & Consulting Services
Developing technology to improve human health and business productivity
Secured Convertible Bridge Note, 5%, (acquired 2/5/15)	(M)		221,534	$200,000	310,148
Secured Convertible Bridge Note, 5%, (acquired 6/5/15)	(M)		10,912	$10,000	15,277
			232,446		325,425

Xenio Corp. (4)(5)(6)		Technology Hardware, Storage & Peripherals
Developing a smart platform for LED lighting that enables local intelligence and communication capabilities
Common Stock (acquired 8/1/16)	(M)		184,653	221,938	23,303

Total Unaffiliated Private Portfolio (cost: $12,414,081)					$8,925,393

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Rights to Milestone Payments (Illiquid) (7) -
3.0% of net assets at value

Amgen, Inc. (4)(5)(8)		Biotechnology
Rights to Milestone Payments from Acquisition of BioVex Group, Inc. (acquired 3/4/11)	(I)		$548,998	$548,998	$2,264,025

Canon, Inc. (4)(5)(9)		Semiconductor Equipment
Rights to Milestone Payments from Acquisition of Molecular Imprints, Inc. (acquired 4/18/14)	(I)		232,865	$232,865	0

Laird Technologies, Inc. (4)(5)(10)		Electronic Components
Rights to Milestone Payments from Merger & Acquisition of Nextreme Thermal Solutions, Inc. (acquired 2/13/13)	(I)		0	$0	0

Total Unaffiliated Rights to Milestone Payments (cost: $781,863)					$2,264,025

Publicly Traded Portfolio (11) -
0.1% of net assets at value

Champions Oncology, Inc. (5)		Life Sciences Tools & Services
Developing its TumorGraftTM platform for personalized medicine and drug development
Warrants for Common Stock expiring 1/28/19 (acquired 1/28/13)	(I)		$400	5,500	$5,621

OpGen, Inc. (5)		Biotechnology
Developing tools for genomic sequence assembly and analysis
Warrants for the Purchase of Common Stock expiring 5/8/20 (acquired 5/5/15)	(M)		425,579	300,833	23,615
Warrants for the Purchase of Common Stock expiring 2/17/25 (acquired 5/5/15)	(I)		785	31,206	27,099
			426,364		50,714

Total Unaffiliated Publicly Traded Portfolio (cost: $426,764)					$56,335

Total Investments in Unaffiliated Companies (cost: $13,622,708)					$11,245,753

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (2) -
65.9% of net assets at value

Private Placement Portfolio (Illiquid) (12) -
54.8% of net assets at value

ABSMaterials, Inc. (4)		Specialty Chemicals
Developing nano-structured absorbent materials for water remediation and consumer applications
Series A Convertible Preferred Stock (acquired 2/17/10-10/24/11)	(I)		$435,000	390,000	$199,251
Series B Convertible Preferred Stock (acquired 11/8/13-6/25/14)	(I)		1,217,644	1,037,751	889,504
Secured Convertible Bridge Note, 8%, (acquired 1/20/16)	(M)		109,578	$100,000	109,578
Secured Convertible Bridge Note, 8%, (acquired 3/28/17)	(M)		25,022	$25,000	25,022
			1,787,244		1,223,355

AgBiome, LLC (4)(5)		Fertilizers & Agricultural Chemicals
Providing early-stage research and discovery for agriculture and utilizing the crop microbiome to identify products that reduce risk and improve yield
Series A-1 Convertible Preferred Stock (acquired 1/30/13)	(I)		2,000,000	2,000,000	6,953,194
Series A-2 Convertible Preferred Stock (acquired 4/9/13-10/15/13)	(I)		521,740	417,392	1,499,980
Series B Convertible Preferred Stock (acquired 8/7/15)	(I)		500,006	160,526	766,873
			3,021,746		9,220,047

AgTech Accelerator Corporation (4)(5)(13)		Research & Consulting Services
Identifying and managing emerging agriculture technologies companies
Common Stock (acquired 5/4/16-11/17/16)	(M)		300,000	300,000	300
Class B Common Stock (acquired 11/17/16)	(M)		0	138,000	138
			300,000		438

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (2) -
65.9% of net assets at value (cont.)

Private Placement Portfolio (Illiquid) (12) -
54.8% of net assets at value (cont.)

D-Wave Systems, Inc. (4)(5)(14)		Technology Hardware, Storage & Peripherals
Developing high-performance quantum computing systems
Series 1 Class B Convertible Preferred Stock (acquired 9/30/08)	(H)		$1,002,074	1,144,869	$2,164,901
Series 1 Class C Convertible Preferred Stock (acquired 9/30/08)	(H)		487,804	450,450	854,427
Series 1 Class D Convertible Preferred Stock (acquired 9/30/08)	(H)		748,473	855,131	1,622,037
Series 1 Class E Convertible Preferred Stock (acquired 11/24/10)	(H)		248,049	269,280	516,663
Series 1 Class F Convertible Preferred Stock (acquired 11/24/10)	(H)		238,323	258,721	496,404
Series 1 Class H Convertible Preferred Stock (acquired 6/27/14)	(H)		909,088	460,866	945,258
Series 2 Class D Convertible Preferred Stock (acquired 9/30/08)	(H)		736,019	678,264	1,286,550
Series 2 Class E Convertible Preferred Stock (acquired 6/1/12-3/22/13)	(H)		659,493	513,900	990,642
Series 2 Class F Convertible Preferred Stock (acquired 6/1/12-3/22/13)	(H)		633,631	493,747	951,793
Warrants for Common Stock expiring 5/12/19 (acquired 5/12/14)	(I)		26,357	20,415	12,736
			5,689,311		9,841,411

EchoPixel, Inc. (4)(5)		Health Care Equipment
Developing virtual reality 3-D visualization software for life sciences and health care applications
Series Seed Convertible Preferred Stock (acquired 6/21/13-6/30/14)	(I)		1,250,000	4,194,630	936,685
Series Seed-2 Convertible Preferred Stock (acquired 1/22/16)	(I)		500,000	1,476,668	334,570
Series A-2 Convertible Preferred Stock (acquired 3/23/17)	(I)		350,000	1,471,577	411,425
			2,100,000		1,682,680

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (2) -
65.9% of net assets at value (cont.)

Private Placement Portfolio (Illiquid) (12) -
54.8% of net assets at value (cont.)

Ensemble Therapeutics Corporation (4)(5)		Pharmaceuticals
Developing DNA-Programmed ChemistryTM for the discovery of new classes of therapeutics
Series B Convertible Preferred Stock (acquired 6/6/07)	(I)		$2,000,000	1,449,275	$0
Series B-1 Convertible Preferred Stock (acquired 4/21/14)	(I)		679,754	492,575	877,642
			2,679,754		877,642

Essential Health Solutions, Inc. (4)(5)		Health Care Technology
Developing software for information transfer amongst healthcare providers and consumers
Common Stock (acquired 11/18/16)	(I)		20	200,000	116,425
Series A Convertible Preferred Stock (acquired 11/18/16)	(I)		2,750,000	2,750,000	2,756,884
			2,750,020		2,873,309

Genome Profiling, LLC (4)		Life Sciences Tools & Services
Developing a platform to analyze and understand the epigenome
Unsecured Convertible Bridge Note, 8%, (acquired 8/4/16)	(M)		230,000	$230,000	230,000

HZO, Inc. (4)		Semiconductor Equipment
Developing novel industrial coatings that protect electronics against damage from liquids
Common Stock (acquired 6/23/14)	(I)		666,667	405,729	456,857
Series I Convertible Preferred Stock (acquired 6/23/14)	(I)		5,709,835	2,266,894	4,115,858
Series II Convertible Preferred Stock (acquired 6/23/14-8/3/15)	(I)		2,500,006	674,638	1,760,011
Series II-A Convertible Preferred Stock (acquired 9/9/16)	(I)		226,070	69,053	258,342
Warrants for Series II-A Convertible Preferred Stock expiring 7/15/23 (acquired 7/15/16)	(I)		29,820	6,577	24,546
			9,132,398		6,615,614

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (2) -
65.9% of net assets at value (cont.)

Private Placement Portfolio (Illiquid) (12) -
54.8% of net assets at value (cont.)

Laser Light Engines, Inc. (4)(5)(15)		Technology Hardware, Storage & Peripherals
Manufactured solid-state light sources for digital cinema and large-venue projection displays
Series A Convertible Preferred Stock (acquired 5/6/08)	(M)		$2,000,000	7,499,062	$0
Series B Convertible Preferred Stock (acquired 9/17/10)	(M)		3,095,802	13,571,848	0
Secured Convertible Bridge Note, 12%, (acquired 10/7/2011)	(M)		200,000	$200,000	0
Secured Convertible Bridge Note, 12%, (acquired 11/17/2011)	(M)		95,652	$95,652	0
Secured Convertible Bridge Note, 12%, (acquired 12/21/2011)	(M)		82,609	$82,609	0
Secured Convertible Bridge Note, 12%, (acquired 3/5/2012)	(M)		434,784	$434,784	0
Secured Convertible Bridge Note, 12%, (acquired 7/26/2012)	(M)		186,955	$186,955	0
Secured Convertible Bridge Note, 20%, (acquired 4/29/2013)	(M)		166,667	$166,667	0
Secured Convertible Bridge Note, 20%, (acquired 7/22/2013)	(M)		166,667	$166,667	0
Secured Convertible Bridge Note, 10%, (acquired 10/30/2013)	(M)		80,669	$80,669	0
Secured Convertible Bridge Note, 10%, (acquired 2/5/2014)	(M)		19,331	$19,331	0
Secured Convertible Bridge Note, 10%, (acquired 6/24/2014)	(M)		13,745	$13,745	0
			6,542,881		0

Lodo Therapeutics Corporation (4)(5)		Pharmaceuticals
Developing and commercializing novel therapeutics derived from a metagenome-based Natural Product Discovery Platform
Series A Convertible Preferred Stock (acquired 12/21/15-4/22/16)	(I)		658,190	658,190	660,337

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (2) -
65.9% of net assets at value (cont.)

Private Placement Portfolio (Illiquid) (12) -
54.8% of net assets at value (cont.)

NGX Bio, Inc. (4)(16)		Research & Consulting Services
Developing translational genomics solutions
Series Seed Convertible Preferred Stock (acquired 6/6/14-1/10/16)	(I)		$500,002	666,667	$355,823
Series A Convertible Preferred Stock (acquired 8/20/15-9/30/15)	(I)		499,999	329,989	226,628
Unsecured Convertible Bridge Note, 6% (acquired 4/6/16)	(M)		529,589	$500,000	296,946
			1,529,590		879,397

ORIG3N, Inc. (4)(5)		Health Care Technology
Developing precision medicine applications for induced pluripotent stems cells
Series 1 Convertible Preferred Stock (acquired 2/5/15-8/5/15)	(I)		500,000	1,195,315	1,002,378
Series A Convertible Preferred Stock (acquired 11/25/15-9/7/16)	(I)		1,500,000	1,364,666	1,329,521
			2,000,000		2,331,899

Produced Water Absorbents, Inc. (4)(17)		Oil & Gas Equipment & Services
Providing integrated process separation solutions to the global oil and gas industries, enabling onsite treatment of produced and flowback water
Common Stock (acquired 4/30/16)	(M)		7,670,281	50,243,350	0
Warrants for Common Stock expiring upon liquidation event (acquired 4/30/16)	(I)		65,250	450,000	0
Senior Secured Debt, 15% commencing on 4/1/16, maturing on 12/31/19 (acquired 4/1/16)	(I)		2,017,334	$2,533,766	1,304,300
			9,752,865		1,304,300

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Non-Controlled Affiliated Companies (2) -
65.9% of net assets at value (cont.)

Private Placement Portfolio (Illiquid) (12) -
54.8% of net assets at value (cont.)

Senova Systems, Inc. (4)(15)(18)		Life Sciences Tools & Services
Developing next-generation sensors to measure pH
Series B-1 Convertible Preferred Stock (acquired 8/1/13-1/15/14)	(I)		$1,083,960	2,759,902	$0
Series C Convertible Preferred Stock (acquired 10/24/14-4/1/15)	(I)		1,208,287	1,611,049	224,868
Warrants for Series B Preferred Stock expiring 10/15/17 (acquired 10/15/12)	(I)		131,538	164,423	0
Warrants for Series B Preferred Stock expiring 4/24/18 (acquired 4/24/13)	(I)		20,000	25,000	0
			2,443,785		224,868

TARA Biosystems, Inc. (4)		Specialty Chemicals
Developing human tissue models for toxicology and drug discovery applications
Common Stock (acquired 8/20/14)	(I)		20	2,000,000	671,914
Series A Convertible Preferred Stock (acquired 3/31/17)	(I)		2,545,493	6,878,572	2,751,429
			2,545,513		3,423,343

Total Non-Controlled Affiliated Private Portfolio (cost: $53,163,297)					$41,388,640

Publicly Traded Portfolio (19) -
11.1% of net assets at value

Adesto Technologies Corporation (5)		Semiconductors
Developing low-power, high-performance memory devices
Common Stock (acquired 10/27/15)	(M)		$11,482,417	1,769,868	$7,344,952

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Publicly Traded Portfolio (19) -
11.1% of net assets at value (cont.)

Enumeral Biomedical Holdings, Inc. (5)		Biotechnology
Developing therapeutics and diagnostics through functional assaying of single cells
Common Stock (acquired 7/31/14)	(M)		$4,993,357	7,966,368	$1,005,356
Warrants to purchase Common Stock expiring 2/2/2024 (acquired 7/31/14)	(I)		57,567	255,120	23,138
Warrants to purchase Common Stock expiring 7/30/2019 (acquired 7/31/14)	(I)		360,250	1,000,000	5,236
			5,411,174		1,033,730

Total Non-Controlled Affiliated Publicly Traded Portfolio (cost: $16,893,591)					$8,378,682

Total Investments in Non-Controlled Affiliated Companies (cost: $70,056,888)					$49,767,322

Investments in Controlled Affiliated Companies (2) -
5.7% of net assets at value

Private Placement Portfolio (Illiquid) (20) -
5.7% of net assets at value

Black Silicon Holdings, Inc. (4)(15)(21)		Semiconductors
Holding company for interest in a company that develops silicon-based optoelectronic products
Series A Convertible Preferred Stock (acquired 8/4/15)	(I)		$750,000	233,499	$0
Series A-1 Convertible Preferred Stock (acquired 8/4/15)	(I)		890,000	2,966,667	0
Series A-2 Convertible Preferred Stock (acquired 8/4/15)	(I)		2,445,000	4,207,537	0
Series B-1 Convertible Preferred Stock (acquired 8/4/15)	(I)		1,169,561	1,892,836	0
Series C Convertible Preferred Stock (acquired 8/4/15)	(I)		1,171,316	1,674,030	0
Secured Convertible Bridge Note, 8%, (acquired 8/25/16)	(I)		1,340,671	$1,278,453	369,763
			7,766,548		369,763

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Investments in Controlled Affiliated Companies (2) -
5.7% of net assets at value (cont.)

Private Placement Portfolio (Illiquid) (20) -
5.7% of net assets at value (cont.)

HALE.life Corporation (4)(22)		Health Care Technology
Developing a platform to facilitate precision health and medicine
Common Stock (acquired 3/1/16)	(M)		$10	1,000,000	$10
Series Seed Convertible Preferred Stock (acquired 3/28/17)	(M)		1,896,920	11,000,000	1,896,920
Unsecured Convertible Bridge Note, 0%, (acquired 3/28/17)	(M)		2,000,000	$2,000,000	2,000,000
			3,896,930		3,896,930

ProMuc, Inc. (4)(15)		Biotechnology
Developing synthetic mucins for the nutritional, food and health care markets
Common Stock (acquired 12/18/13)	(I)		1	1,000	0
Secured Convertible Bridge Note, 8%, (acquired 12/18/13)	(I)		350,000	$350,000	6,035
Secured Convertible Bridge Note, 8%, (acquired 8/13/14)	(I)		100,000	$100,000	1,724
Secured Convertible Bridge Note, 8%, (acquired 8/5/15)	(I)		75,000	$75,000	1,293
Secured Convertible Bridge Note, 8%, (acquired 12/7/15)	(I)		55,000	$55,000	948
			580,001		10,000

SynGlyco, Inc. (4)(15)		Specialty Chemicals
Developed synthetic carbohydrates for pharmaceutical applications
Common Stock (acquired 12/13/11)	(I)		2,729,817	57,463	0
Series A' Convertible Preferred Stock (acquired 12/13/11-6/7/12)	(I)		4,855,627	4,855,627	0
Secured Convertible Bridge Note, 8%, (acquired 2/26/16)	(I)		73,770	$67,823	30,000
			7,659,214		30,000

Total Controlled Private Placement Portfolio (cost: $19,902,693)					$4,306,693

Total Investments in Controlled Affiliated Companies (cost: $19,902,693)					$4,306,693

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Method of Valuation (1)	Industry	Cost	Shares/ Principal	Value

Total Investments in Private Placement and Publicly Traded Portfolio (cost: $103,582,289)					$65,319,768

Private Placement Portfolio (Illiquid) (23) -
0.2% of net assets at value

Private Placement Portfolio (Illiquid) (23) -
0.2% of net assets at value

Accelerator IV-New York Corporation (4)(5)(24)		Research & Consulting Services
Identifying and managing emerging biotechnology companies
Series A Common Stock (acquired 7/21/14-1/29/16)	(E)		$172,522	581,907	$172,522

Total Equity Method Investments (cost: $172,522)					$172,522

Total Investments (cost: $103,754,811)					$65,492,290

OTHER ASSETS (INCLUDING CASH) IN EXCESS OF LIABILITIES					$9,979,571
NET ASSETS (equivalent to $2.43 per share based on 31,121,562 shares of common stock outstanding)					$75,471,861

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

Notes to Consolidated Schedule of Investments

(1)	See "Note 1. Investment Valuation Procedures" on page 143 for a description of the "Valuation Procedures."

(2)
Investments in unaffiliated companies consist of investments in which we own less than five percent of the voting shares of the portfolio company. Investments in non-controlled affiliated companies consist of investments in which we own five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where we hold one the right to appoint or more seats on the portfolio company’s board of directors but do not control the company. Investments in controlled affiliated companies consist of investments in which we own 25 percent or more of the voting shares of the portfolio company or otherwise control the company, including control of a majority of the seats on the board of directors, or more than 25 percent of the seats on the board of directors, with no other entity or person in control of more director seats than us. Among our controlled affiliated companies, ProMuc, Inc., and HALE.life Corporation, were 100 percent owned by us at March 31, 2017.

(3)
The aggregate cost for federal income tax purposes of investments in unaffiliated privately held companies is $12,414,081. The gross unrealized appreciation based on the tax cost for these securities is $120,425. The gross unrealized depreciation based on the tax cost for these securities is $3,609,113.

(4)	We are subject to legal restrictions on the sale of our investment(s) in this company.

(5)	Represents a non-income producing investment. Investments that have not paid dividends or interest within the last 12 months are considered to be non-income producing.

(6)
We received shares of Xenio Corporation as part of the consideration distributed to shareholders of Bridgelux, Inc., for the sale of Bridgelux, Inc., to an investment group led by China Electronics Corporation and ChongQing Linkong Development Investment Company. The close of this transaction occurred on August 1, 2016.

(7)
The aggregate cost for federal income tax purposes of investments in unaffiliated rights to milestone payments is $781,863. The gross unrealized appreciation based on the tax cost for these securities is $1,715,027. The gross unrealized depreciation based on the tax cost for these securities is $232,865.

(8)	If all the remaining milestones are met, we would receive $5,384,482. There can be no assurance as to how much of these amounts we will ultimately realize or when they will be realized, if at all.

(9)	The milestone associated with these rights was not achieved in the allotted timeframe. No further payments from these rights are expected.

(10)
If all the remaining milestones are met, we would receive approximately $400,000. There can be no assurance as to how much of these amounts we will ultimately realize or when they will be realized, if at all.

(11)
The aggregate cost for federal income tax purposes of investments in unaffiliated publicly traded companies is $426,764. The gross unrealized appreciation based on the tax cost for these securities is $5,221. The gross unrealized depreciation based on the tax cost for these securities is $375,650.

(12)
The aggregate cost for federal income tax purposes of investments in non-controlled affiliated privately held companies is $53,163,297. The gross unrealized appreciation based on the tax cost for these securities is $11,685,566. The gross unrealized depreciation based on the tax cost for these securities is $23,460,223.

(13)
Our initial investment in AgTech Accelerator Corporation was on May 4, 2016, and from the date of initial investment through September 30, 2016, the investment was accounted for using the equity method of accounting. On February 3, 2017, we withdrew from participation in AgTech Accelerator.  The value reflects the price per share at which our ownership may be purchased by other investors in the entity within 90 days of notice of our intent to withdraw.  We have yet to receive notification of such interest from other investors. In the event that the other investors do not complete the purchase of our shares of AgTech Accelerator within the 90 days of notice, we would retain our shares of AgTech Accelerator and the investment would again be accounted for using equity method of accounting.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF MARCH 31, 2017 (UNAUDITED)

(14)
D-Wave Systems, Inc., is located and is doing business primarily in Canada. We invested in D-Wave through Parallel Universes, Inc., a Delaware company. Our investment is denominated in Canadian dollars and is subject to foreign currency translation.

(15)	Represents a non-operating entity that exists to collect future payments from licenses or other engagements and/or monetize assets for future distributions to investors and debt holders.

(16)	On August 19, 2015, UberSeq, Inc., changed its name to NGX Bio, Inc.

(17)	Produced Water Absorbents, Inc., also does business as ProSep, Inc.

(18)	On October 19, 2016, Senova Systems, Inc., sold substantially all of its assets to an undisclosed buyer for an up-front payment and potential future payments upon achievement of milestones.

(19)
The aggregate cost for federal income tax purposes of investments in non-controlled affiliated publicly traded companies is $16,893,591. The gross unrealized appreciation based on the tax cost for these securities is $0. The gross unrealized depreciation based on the tax cost for these securities is $8,514,909.

(20)
The aggregate cost for federal income tax purposes of investments in controlled affiliated companies is $19,902,693. The gross unrealized appreciation based on the tax cost for these securities is $0. The gross unrealized depreciation based on the tax cost for these securities is $15,596,000.

(21)
On August 4, 2015, SiOnyx, Inc., reorganized its corporate structure to become a subsidiary of a new company, Black Silicon Holdings, Inc.  Our security holdings of SiOnyx converted into securities of Black Silicon Holdings.  SiOnyx was then acquired by an undisclosed buyer.  Black Silicon Holdings owns a profit interest in the undisclosed buyer.

(22)	In March 2017, Interome, Inc., changed its name to HALE.life Corporation.

(23)
The aggregate cost for federal income tax purposes of investments in privately held equity method investments is $172,522. Under the equity method, investments are carried at cost, plus or minus the Company's equity in the increases and decreases in the investee's net assets after the date of acquisition and certain other adjustments. The Company owns approximately 9 percent or Accelerator IV-New York Corporation.

(24)
The Company's aggregate operating and investment commitments in Accelerator IV-New York Corporation ("Accelerator") amounted to $833,333 and $3,166,667, respectively. As of March 31, 2017, the Company had remaining unfunded commitments of $251,426 and $983,427, or approximately 30.2 percent and 31.1 percent, of the total operating and investment commitments, respectively. The withdrawal of contributed capital is not permitted. The transfer or assignment of capital is subject to approval by Accelerator.

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

NOTE 1. INVESTMENT VALUATION PROCEDURES

I.     Determination of Net Asset Value

The 1940 Act requires periodic valuation of each investment in the portfolio of the Company to determine its net asset value. Under the 1940 Act, unrestricted securities with readily available market quotations are to be valued at the current market value; all other assets must be valued at "fair value" as determined in good faith by or under the direction of the Board of Directors.

The Board of Directors is also responsible for (1) determining overall valuation guidelines and (2) ensuring that the investments of the Company are valued within the prescribed guidelines.

The Valuation Committee, comprised of all of the independent Board members, is responsible for determining the valuation of the Company’s assets within the guidelines established by the Board of Directors. The Valuation Committee receives information and recommendations from management. An independent valuation firm also reviews select portfolio company valuations. The independent valuation firm does not provide proposed valuations.

The fair values assigned to these investments are based on available information and do not necessarily represent amounts that might ultimately be realized when that investment is sold, as such amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated or become readily marketable.

Management meets at the end of each quarter to discuss portfolio companies and propose fair valuations for all privately held securities, restricted publicly traded securities and publicly traded securities without reliable market quotations. The Valuation Committee book is prepared with the use of data from primary sources whenever reasonably practicable. Proposed valuations for each portfolio company are communicated to the Valuation Committee in the Valuation Committee book and at the Valuation Committee meeting after the end of each quarter. The Valuation Committee determines the fair value of each private security and publicly traded securities without reliable market quotations. All valuations are then reported to the full Board of Directors along with the Chief Financial Officer’s calculation of net asset value.
II.     Approaches to Determining Fair Value

Accounting Standards Codification Topic 820, "Fair Value Measurements and Disclosures," ("ASC 820") defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). It applies fair value terminology to all valuations whereas the 1940 Act applies market value terminology to readily marketable assets and fair value terminology to other assets.

The main approaches to measuring fair value utilized are the market approach, the income approach and the hybrid approach.

•
Market Approach (M): The market approach may use quantitative inputs such as prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities and the values of market multiples derived from a set of comparable companies. The market approach may also use qualitative inputs such as progress toward milestones, the long-term potential of the business, current and future financing requirements and the rights and preferences of certain securities versus those of other securities. The selection of the relevant inputs used to derive value under the market approach requires judgment considering factors specific to the significance and relevance of each input to deriving value.

•
Income Approach (I): The income approach uses valuation techniques to convert future amounts (for example, revenue, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Those valuation techniques include present value techniques; option-pricing models, such as the Black-Scholes-Merton formula (a closed-form model) and a binomial model (a lattice model), which incorporate present value techniques; and the multi-period excess earnings method, which is used to measure the fair value of certain assets.

•
Hybrid Approach (H): The hybrid approach uses elements of both the market approach and the income approach. The hybrid approach calculates values using the market and income approach, individually. The resulting values are then distributed among the share classes based on probability of exit outcomes.

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

ASC Topic 820 classifies the inputs used to measure fair value by these approaches into the following hierarchy:

•	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities;

•
Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices in active markets for similar assets or liabilities, or quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 2 inputs are in those markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers; and

•
Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are those inputs that reflect our own assumptions that market participants would use to price the asset or liability based upon the best available information.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement and are not necessarily an indication of risks associated with the investment.

III.     Investment Categories

The Company’s investments can be classified into five broad categories for valuation purposes:

•	Equity-related securities;

•	Long-term fixed-income securities;

•	Short-term fixed-income securities;

•	Investments in intellectual property, patents, research and development in technology or product development; and

•	All other securities.

The Company applies the methods for determining fair value discussed above to the valuation of investments in each of these five broad categories as follows:

A.     EQUITY-RELATED SECURITIES

Equity-related securities, including options or warrants, are fair valued using the market, income or hybrid approaches. The following factors may be considered to fair value these types of securities:

•	Readily available public market quotations;

•	The cost of the Company’s investment;

•	Transactions in a company's securities or unconditional firm offers by responsible parties as a factor in determining valuation;

•	The financial condition and operating results of the company;

•	The company's progress towards milestones;

•	The long-term potential of the business and technology of the company;

•	The values of similar securities issued by companies in similar businesses;

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

•	Multiples to revenue, net income or EBITDA that similar securities issued by companies in similar businesses receive;

•	Estimated time to exit;

•	Volatility of similar securities in similar businesses;

•	The proportion of the company's securities we own and the nature of any rights to require the company to register restricted securities under applicable securities laws; and

•	The rights and preferences of the class of securities we own as compared with other classes of securities the portfolio company has issued.

When the income approach is used to value warrants, the Company uses the Black-Scholes-Merton formula.

The Company values one investment using the equity method.

•Equity Method (E): Under the equity method, investments are carried at cost, plus or minus the Company’s equity in the increases and decreases in the investee’s net assets after the date of acquisition and certain other adjustments.

B.     LONG-TERM FIXED-INCOME SECURITIES

1.	Readily Marketable. Long-term fixed-income securities for which market quotations are readily available are valued using the most recent bid quotations when available.

2.
Not Readily Marketable. Long-term fixed-income securities for which market quotations are not readily available are fair valued using the income approach. The factors that may be considered when valuing these types of securities by the income approach include:

•	Credit quality;

•	Interest rate analysis;

•	Quotations from broker-dealers;

•	Prices from independent pricing services that the Board believes are reasonably reliable; and

•	Reasonable price discovery procedures and data from other sources.

C.    SHORT-TERM FIXED-INCOME SECURITIES

Short-term fixed-income securities are valued in the same manner as long-term fixed-income securities until the remaining maturity is 60 days or less, after which time such securities may be valued at amortized cost if there is no concern over payment at maturity.

D.    INVESTMENTS IN INTELLECTUAL PROPERTY, PATENTS, RESEARCH AND DEVELOPMENT IN TECHNOLOGY OR PRODUCT DEVELOPMENT

Such investments are fair valued using the market approach. The Company may consider factors specific to these types of investments when using the market approach including:

•	The cost of the Company’s investment;

•	Investments in the same or substantially similar intellectual property or patents or research and development in technology or product development or offers by responsible third parties;

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

•	The results of research and development;

•	Product development and milestone progress;

•	Commercial prospects;

•	Term of patent;

•	Projected markets; and

•	Other subjective factors.

E.     ALL OTHER SECURITIES

All other securities are reported at fair value as determined in good faith by the Valuation Committee using the approaches for determining valuation as described above.

For all other securities, the reported values shall reflect the Valuation Committee's judgment of fair values as of the valuation date using the outlined basic approaches of valuation discussed in Section II. They do not necessarily represent an amount of money that would be realized if we had to sell such assets in an immediate liquidation. Thus, valuations as of any particular date are not necessarily indicative of amounts that we may ultimately realize as a result of future sales or other dispositions of investments we hold.

IV.     Frequency of Valuation

The Valuation Committee shall value the Company’s investment assets (i) as of the end of each calendar quarter at the time sufficiently far in advance of filing of the Company’s reports on Form N-Q, Form N-SAR, and Form N-CSR to enable preparation thereof, (ii) as of within 48 hours of pricing any common stock of the Company by the Company (exclusive of Sundays and holidays) unless the proposed sale price is at least 200 percent of any reasonable net asset value of such shares, and (iii) as of any other time requested by the Board of Directors.

V.     Regular Review

The Chief Financial Officer shall review these Valuation Procedures on an annual basis to determine the continued appropriateness and accuracy of the methodologies used in valuing the Company’s investment assets, and will report any proposed modifications to these Valuation Procedures to the Board of Directors for consideration and approval.

The Chief Executive Officer, the Chief Financial Officer and the individuals responsible for preparing the Valuation Committee book shall meet quarterly before each Valuation Committee meeting to review the methodologies for the valuation of each security, and will highlight any changes to the Valuation Committee.

VI.     Other Assets

Non-investment assets, such as fixtures and equipment, shall be valued using the cost approach less accumulated depreciation at rates determined by management and reviewed by the Audit Committee. Valuation of such assets is not the responsibility of the Valuation Committee.

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

NOTE 2. FAIR VALUE OF INVESTMENTS

At March 31, 2017, our financial assets valued at fair value were categorized as follows in the fair value hierarchy:

	Fair Value Measurement at Reporting Date Using:
Description	March 31, 2017	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Privately Held Portfolio Companies:

Preferred Stock	$47,322,496	$0	$0	$47,322,496
Bridge Notes	3,842,766	0	0	3,842,766
Warrants	162,631	0	0	162,631
Rights to Milestone Payments	2,264,025	0	0	2,264,025
Common Stock	1,988,533	0	0	1,988,533
Senior Secured Debt	1,304,300	0	0	1,304,300

Publicly Traded Portfolio Companies:

Common Stock	$8,350,308	$8,350,308	$0	$0
Warrants	84,709	23,615	0	61,094

Total Investments:	$65,319,768	$8,373,923	$0	$56,945,845

Funds Held in Escrow From Sales of Investments:	$249,476	$0	$0	$249,476

Total Financial Assets:	$65,569,244	$8,373,923	$0	$57,195,321

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

Significant Unobservable Inputs

The table below presents the valuation technique and quantitative information about the significant unobservable inputs utilized by the Company in the fair value measurements of Level 3 assets. Unobservable inputs are those inputs for which little or no market data exists and, therefore, require an entity to develop its own assumptions.

		Valuation Approach(es)	Unobservable Input(s)	Range(s) (Weighted Average(a))
			Price Per Share	$2.26 - $2.35 ($2.33)
			Public Comparable Adjustment (Including Non-Performance Risk)	0.0% (0.0%)
			Volatility	48.1% - 95.5% (56.4%)
Preferred Stock	$11,905,284	Hybrid Approach	Time to Exit / Cash Flows (Years)	5.0 (5.00)
			Probability of Achieving Independent Milestones	25.0% - 50.0% (47.5%)
			Probability of Achieving Dependent Milestones	25.0% - 85.3% (57.4%)
			Price Per Share	$0.00 - $3.71 ($2.14)
			Public Comparable Adjustment (Including Non-Performance Risk)	-50.0% - 45.4% (32.7%)
			Volatility	46.1% - 120.5% (64.8%)
Preferred Stock	33,520,292	Income Approach	Time to Exit / Cash Flows (Years)	0.2 - 10.5 (5.36)

Preferred Stock	1,896,920	Market Approach	Price Per Share	$0.000 - $0.172 ($0.172)
Bridge Notes	409,763	Income Approach	Estimated Value to Cost Ratio at Payout	0.02 - 0.41 (0.28)
			Estimated Value to Cost Ratio at Payout	0.00 (0.00)
Bridge Notes	3,433,003	Market Approach	Estimated Value to Cost Ratio at Conversion	0.59 - 1.58 (1.00)
			Price Per Share	$2.26 ($2.26)
			Public Comparable Adjustment (Including Non-Performance Risk)	0.0% (0.0%)
			Volatility	95.5% (95.5%)
Common Stock	719,586	Hybrid Approach	Time to Exit (Years)	5.0 (5.00)
			Discount for Lack of Marketability	16.0% (16.0%)
			Public Comparable Adjustment (Including Non-Performance Risk)	0.0% (0.0%)
			Volatility	46.1% - 91.9% (74.5%)
			Time to Exit (Years)	5.0 - 7.8 (5.5)
Common Stock	1,245,196	Income Approach	Price Per Share	$0.00 - $3.71 ($1.67)
			Volatility	40.9% (40.9%)
			Revenue Multiples	1.8 (1.8)
			Time to Exit (Years)	1.8 (1.8)
			Discount for Lack of Marketability	14.5% (14.5%)
Common Stock	23,751	Market Approach	Price Per Share	$0.00100 - $0.21000 ($0.20613)
			Stock Price	$0.00 - $3.88 ($2.94)
			Volatility	40.9% - 110.2% (67.8%)
Warrants	223,725	Income Approach	Time to Exit (Years)	1.8 - 7.9 (5.26)
			Probability of Achieving Independent Milestones	0% - 75% (73%)
			Probability of Achieving Dependent Milestones	6% - 75% (49%)
Rights to Milestone Payments	2,264,025	Income Approach	Time to Cash Flows (Years)	0.0 - 7.8 (4.6)
Senior Secured Debt	1,304,300	Income Approach	Discount Rate	67% (67%)
			Escrow Discount	100% (100%)
Funds Held in Escrow from Sales of Investments	249,476	Income Approach	Time to Cash Flows (Years)	0.0 (0.0)

Total	$57,195,321

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

(a) Weighted average based on fair value at March 31, 2017.

Valuation Methodologies and Inputs for Level 3 Assets

The following sections describe the valuation techniques and significant unobservable inputs used to measure Level 3 assets.

Preferred Stock, Bridge Notes and Common Stock

Preferred stock, bridge notes and common stock are valued by either a market, income or hybrid approach using internal models with inputs, most of which are not market observable. Common inputs for valuing Level 3 preferred stock, bridge note and private common stock investments include prices from recently executed private transactions in a company’s securities or unconditional firm offers, revenue multiples of comparable publicly traded companies, merger and acquisition ("M&A") transactions consummated by comparable companies, discounts for lack of marketability, rights and preferences of the class of securities we own as compared with other classes of securities the portfolio company has issued, particularly related to potential liquidity scenarios of an initial public offering ("IPO") or an acquisition transaction, estimated time to exit, volatilities of comparable publicly traded companies and management’s best estimate of risk attributable to non-performance risk. Certain securities are valued using the present value of future cash flows.

We may also consider changes in market values for sets of comparable companies when recent private transaction information is not available and/or in consideration of non-performance risk. We define non-performance risk as the risk that the price per share (or implied valuation of a portfolio company) or the effective yield of a debt security of a portfolio company, as applicable, does not appropriately represent the risk that a portfolio company with negative cash flow will be: (a) unable to raise capital, will need to be shut down and will not return our invested capital; or (b) able to raise capital, but at a valuation significantly lower than the implied post-money valuation of the last round of financing.  We assess non-performance risk for each private portfolio company quarterly. Our assessment of non-performance risk typically includes an evaluation of the financial condition and operating results of the company, the company's progress towards milestones, and the long-term potential of the business and technology of the company and how this potential may or may not affect the value of the shares owned by us. An increase to the non-performance risk or a decrease in the private offering price of a future round of financing from that of the most recent round would result in a lower fair value measurement and/or a change in the distribution of value among the classes of securities we own.

Option pricing models place a high weighting on liquidation preferences, which means that small differences in how the preferences are structured can have a material effect on the fair value of our securities at the time of valuation and also on future valuations should additional rounds of financing occur with senior preferences. As such, valuations calculated by option pricing models may not increase if 1) rounds of financing occur at higher prices per share, 2) liquidation preferences include multiples on investment, 3) the amount of invested capital is small and/or 4) liquidation preferences are senior to prior rounds of financing. Additionally, an increase in the volatility assumption generally increases the enterprise value calculated in an option pricing model. An increase in the time to exit assumption also generally increases the enterprise value calculated in an option pricing model. Variations in the expected time to exit or expected volatility assumptions have a significant impact on fair value.

Bridge notes commonly contain terms that provide for the conversion of the full amount of principal, and sometimes interest, into shares of preferred stock at a defined price per share and/or the price per share of the next round of financing. The use of a discount for non-performance risk in the valuation of bridge notes would indicate the potential for conversion of only a portion of the principal, plus interest when applicable, into shares of preferred stock or the potential that a conversion event will not occur and that the likely outcome of a liquidation of assets would result in payment of less than the remaining principal outstanding of the note. An increase in non-performance risk would result in a lower fair value measurement.

Warrants and Options

We use the Black-Scholes-Merton option-pricing model to determine the fair value of warrants and options held in our portfolio unless there is a publicly traded active market for such warrants and options or another indication of value such as a sale of the portfolio company. Option pricing models, including the Black-Scholes-Merton model, require the use of subjective input assumptions, including expected volatility, expected life, expected dividend rate, and expected risk-free rate of return. In the Black-

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

Scholes-Merton model, variations in the expected volatility or expected term assumptions have a significant impact on fair value. Because certain securities underlying the warrants in our portfolio are not publicly traded, many of the required input assumptions are more difficult to estimate than they would be if a public market for the underlying securities existed.

An input to the Black-Scholes-Merton option-pricing model is the value per share of the type of stock for which the warrant is exercisable as of the date of valuation. This input is derived according to the methodologies discussed in "Preferred Stock, Bridge Notes and Common Stock."

Rights to Milestone Payments

Rights to milestone payments are valued using a probability-weighted discounted cash flow model. As part of Amgen Inc.’s acquisition of our former portfolio company, BioVex Group, Inc., we are entitled to potential future milestone payments based upon the achievement of certain regulatory and sales milestones. We are also entitled to future milestone payments from Laird Technologies Inc.'s acquisition of our former portfolio company, Nextreme Thermal Solutions, Inc., and from Canon, Inc.'s acquisition of Molecular Imprints, Inc. We assign probabilities to the achievements of the various milestones. Milestones identified as independent milestones can be achieved irrespective of the achievement of other contractual milestones. Dependent milestones are those that can only be achieved after another, or series of other, milestones are achieved. The interest rates used in these models are observable inputs from sources such as the published interest rates for corporate bonds of the acquiring or comparable companies.

Subordinated Secured Debt and Senior Secured Debt

We invest in venture debt investments through subordinated secured debt and senior secured debt. We value these securities using an income approach. The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Common inputs for valuing Level 3 debt investments include: the effective yield of the debt investment or, in the case where we have received warrant coverage, the warrant-adjusted effective yield of the security, adjustments for changes in the yields of comparable publicly traded high-yield debt funds and risk-free interest rates and an assessment of non-performance risk. For venture debt investments, an increase in yields would result in a lower fair value measurement. Furthermore, yields would decrease, and value would increase, if the company is exceeding targets and risk has been substantially reduced from the level of risk that existed at the time of investment. Yields would increase, and values would decrease, if the company is failing to meet its targets and risk has been increased from the level of risk that existed at the time of investment. Historically, we also invested in venture debt through participation agreements. We did not hold any participation agreements as of March 31, 2017.

Changes in Valuation Approaches

We changed the approaches used to determine the fair value of our preferred stock of Nanosys, Inc., as of March 31, 2017, from those used to determine fair value as of December 31, 2016.

As of December 31, 2016, we valued our preferred stock Nanosys, Inc., based on the Market approach. As of March 31, 2017, we valued our preferred stock Nanosys, based on the Income approach. The change was owing to inputs becoming available that provided an indication of value using option pricing models that our Valuation Committee deemed more appropriate than public market comparables to use in the derivation of value as of this valuation date.
.

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

NOTE 3. INDUSTRY DIVERSIFICATION

The following table shows the percentage of our net assets invested by industry as of March 31, 2017.

Industry	Value as of March 31, 2017	% of Net Assets	Value as of March 31, 2017	% of Net Assets
Biotechnology			$6,154,664	8.2%
Unaffiliated Portfolio Companies	$5,110,934	6.8%
Non-Controlled Affiliated Portfolio Companies	1,033,730	1.4%
Controlled Affiliated Portfolio Companies	10,000	0.0%
Fertilizers & Agricultural Chemicals			9,220,047	12.2%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	9,220,047	12.2%
Controlled Affiliated Portfolio Companies	0	0.0%
Health Care Equipment			1,682,680	2.2%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	1,682,680	2.2%
Controlled Affiliated Portfolio Companies	0	0.0%
Health Care Technology			9,327,138	12.4%
Unaffiliated Portfolio Companies	225,000	0.3%
Non-Controlled Affiliated Portfolio Companies	5,205,208	6.9%
Controlled Affiliated Portfolio Companies	3,896,930	5.2%
Life Sciences Tools & Services			4,104,864	5.4%
Unaffiliated Portfolio Companies	226,653	0.3%
Non-Controlled Affiliated Portfolio Companies	3,878,211	5.1%
Controlled Affiliated Portfolio Companies	0	0.0%
Oil & Gas Equipment & Services			1,304,300	1.7%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	1,304,300	1.7%
Controlled Affiliated Portfolio Companies	0	0.0%
Pharmaceuticals			3,069,697	4.1%
Unaffiliated Portfolio Companies	1,531,718	2.0%
Non-Controlled Affiliated Portfolio Companies	1,537,979	2.0%
Controlled Affiliated Portfolio Companies	0	0.0%
Research & Consulting Services			1,503,131	2.0%
Unaffiliated Portfolio Companies	450,774	0.6%
Non-Controlled Affiliated Portfolio Companies	1,052,357	1.4%
Controlled Affiliated Portfolio Companies	0	0.0%
Semiconductor Equipment			6,615,614	8.8%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	6,615,614	8.8%
Controlled Affiliated Portfolio Companies	0	0.0%
(Continued on next page.)

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS
MARCH 31, 2017
(Unaudited)

Industry	Value as of March 31, 2017	% of Net Assets	Value as of March 31, 2017	% of Net Assets
Semiconductors			$7,714,715	10.2%
Unaffiliated Portfolio Companies	$0	0.0%
Non-Controlled Affiliated Portfolio Companies	7,344,952	9.7%
Controlled Affiliated Portfolio Companies	369,763	0.5%
Specialty Chemicals			4,930,726	6.5%
Unaffiliated Portfolio Companies	3,677,371	4.9%
Non-Controlled Affiliated Portfolio Companies	1,223,355	1.6%
Controlled Affiliated Portfolio Companies	30,000	0.0%
Technology Hardware, Storage & Peripherals			9,864,714	13.1%
Unaffiliated Portfolio Companies	23,303	0.0%
Non-Controlled Affiliated Portfolio Companies	9,841,411	13.0%
Controlled Affiliated Portfolio Companies	0	0.0%

180 DEGREE CAPITAL CORP. INVESTMENTS IN AND ADVANCES TO AFFILIATES
SCHEDULE 12-14 (UNAUDITED)

Name of Issuer	Title of Issue or Nature of Indebtedness (A)	Amount of Dividends or Interest Credited to Income (B)	Value as of 12/31/16	Gross Additions (C)	Gross Reductions (D)	Value as of 3/31/17

MAJORITY OWNED CONTROLLED INVESTMENTS (E):
180 Degree Capital Corp.	Common Stock	$0	$150,000	$0	$(150,000)	$0
Black Silicon Holdings, Inc.	Series A Convertible Preferred Stock	$0	$0	$0	$0	$0
	Series A-1 Convertible Preferred Stock	0	0	0	0	0
	Series A-2 Convertible Preferred Stock	0	0	0	0	0
	Series B-1 Convertible Preferred Stock	0	0	0	0	0
	Series C Convertible Preferred Stock	0	0	0	0	0
	Secured Convertible Bridge Notes	25,569	262,477	107,286	0	369,763
HALE.life Corporation	Common Stock	$0	$10	$0	$0	$10
	Series Seed Convertible Preferred Stock	0	0	1,896,920	0	1,896,920
	Convertible Bridge Notes	47,377	1,455,000	545,000	0	2,000,000
ProMuc, Inc.	Common Stock	$0	$0	$0	$0	$0
	Secured Convertible Bridge Note	0	13,877	0	(3,877)	10,000
SynGlyco, Inc.	Common Stock	$0	$0	$0	$0	$0
	Series A' Convertible Preferred Stock	0	0	0	0	0
	Secured Convertible Bridge Notes	1,338	30,000	0	0	30,000
Total Majority Owned Controlled Investments		$74,284	$1,911,364	$2,549,206	$(153,877)	$4,306,693
Total Controlled Investments		$74,284	$1,911,364	$2,549,206	$(153,877)	$4,306,693

NON-CONTROLED AFFILIATED INVESTMENTS (F):
ABSMaterials, Inc.	Series A Convertible Preferred Stock	$0	$204,832	$0	$(5,581)	$199,251
	Series B Convertible Preferred Stock	0	904,433	0	(14,929)	889,504
	Secured Convertible Bridge Note	1,995	107,605	26,995	0	134,600
AgBiome, LLC	Series A-1 Convertible Preferred Stock	$0	$6,949,809	$3,385	$0	$6,953,194
	Series A-2 Convertible Preferred Stock	0	1,499,004	976	0	1,499,980
	Series B Convertible Preferred Stock	0	766,184	689	0	766,873
AgTech Accelerator Corporation	Common Stock	$0	$300	$0	$0	$300
	Class B Common Stock	0	138	0	0	138
D-Wave Systems, Inc.	Series 1 Class B Convertible Preferred Stock	$0	$2,137,105	$27,796	$0	$2,164,901
	Series 1 Class C Convertible Preferred Stock	0	843,457	10,970	0	854,427
	Series 1 Class D Convertible Preferred Stock	0	1,601,213	20,824	0	1,622,037
	Series 1 Class E Convertible Preferred Stock	0	509,938	6,725	0	516,663
	Series 1 Class F Convertible Preferred Stock	0	489,942	6,462	0	496,404
	Series 1 Class H Convertible Preferred Stock	0	932,321	12,937	0	945,258

180 DEGREE CAPITAL CORP. INVESTMENTS IN AND ADVANCES TO AFFILIATES
SCHEDULE 12-14 (UNAUDITED)

Name of Issuer	Title of Issue or Nature of Indebtedness (A)	Amount of Dividends or Interest Credited to Income (B)	Value as of 12/31/16	Gross Additions (C)	Gross Reductions (D)	Value as of 3/31/17
D-Wave Systems, Inc. (cont.)	Series 2 Class D Convertible Preferred Stock	$0	$1,270,033	$16,517	$0	$1,286,550
	Series 2 Class E Convertible Preferred Stock	0	977,728	12,914	0	990,642
	Series 2 Class F Convertible Preferred Stock	0	939,386	12,407	0	951,793
	Warrants for Common Stock	0	13,336	0	(600)	12,736
EchoPixel, Inc.	Series Seed Convertible Preferred Stock	$0	$930,056	$6,629	$0	$936,685
	Convertible Bridge Note	0	410,234	0	(410,234)	0
	Series Seed-2 Convertible Preferred Stock	0	332,650	1,920	0	334,570
	Series A-2 Convertible Preferred Stock	0	0	411,425	0	411,425
Ensemble Therapeutics Corporation	Series B Convertible Preferred Stock	$0	$0	$0	$0	$0
	Series B-1 Convertible Preferred Stock	0	872,469	5,173	0	877,642
Essential Health Solutions, Inc.	Common Stock	$0	$116,767	$0	$(342)	$116,425
	Series A Convertible Preferred Stock	0	2,747,905	8,979	0	2,756,884
Genome Profiling, LLC	Convertible Bridge Note	$4,549	$230,000	$0	$0	$230,000
HZO, Inc.	Common Stock	$0	$465,269	$0	$(8,412)	$456,857
	Series I Convertible Preferred Stock	0	4,126,543	0	(10,685)	4,115,858
	Series II Convertible Preferred Stock	0	1,741,033	18,978	0	1,760,011
	Series II-A Convertible Preferred Stock	0	255,888	2,454	0	258,342
	Warrants for Series II-A Convertible Preferred Stock	0	24,313	233	0	24,546
Laser Light Engines, Inc.	Series A Convertible Preferred Stock	$0	$0	$0	$0	$0
	Series B Convertible Preferred Stock	0	0	0	0	0
	Convertible Bridge Notes(G)	0	0	0	0	0
Lodo Therapeutics Corporation	Series A Convertible Preferred Stock	$0	$659,762	$575	$0	$660,337
NGX Bio, Inc.	Series Seed Convertible Preferred Stock	$0	$706,423	$0	$(350,600)	$355,823
	Series A Convertible Preferred Stock	0	447,338	0	(220,710)	226,628
	Unsecured Convertible Bridge Note	7,397	580,211	0	(283,265)	296,946
ORIG3N, Inc.	Series 1 Convertible Preferred Stock	$0	$985,936	$16,442	$0	$1,002,378
	Series A Convertible Preferred Stock	0	1,271,006	58,515	0	1,329,521
Produced Water Absorbents, Inc.	Warrants for Common Stock	$0	$0	$0	$0	$0
	Common Stock	0	0	0	0	0
	Senior Secured Debt	128,907	1,242,700	61,600	0	1,304,300
Senova Systems, Inc.	Series B Convertible Preferred Stock	$0	$0	$0	$0	$0
	Series B-1 Convertible Preferred Stock	0	0	0	0	0
	Series C Convertible Preferred Stock	0	455,050	0	(230,182)	224,868
	Warrants for Series B Preferred Stock	0	0	0	0	0
TARA Biosystems, Inc.	Common Stock	$0	$702,904	$0	$(30,990)	$671,914
	Series A Convertible Preferred Stock	0	0	2,751,429	0	2,751,429
	Secured Convertible Bridge Notes	33,162	2,097,034	0	(2,097,034)	0
Total Non-Controlled Affiliated Private Investments		$176,010	$41,548,255	$3,503,949	$(3,663,564)	$41,388,640

180 DEGREE CAPITAL CORP. INVESTMENTS IN AND ADVANCES TO AFFILIATES
SCHEDULE 12-14 (UNAUDITED)

Name of Issuer	Title of Issue or Nature of Indebtedness (A)	Amount of Dividends or Interest Credited to Income (B)	Value as of 12/31/16	Gross Additions (C)	Gross Reductions (D)	Value as of 3/31/17
NON-CONTROLLED PUBLICLY TRADED AFFILIATED INVESTMENTS (F):
Adesto Technologies Corporation	Common Stock	$0	$3,274,256	$4,070,696	$0	$7,344,952
Enumeral Biomedical Holdings, Inc.	Common Stock	$0	$1,035,628	$0	$(30,272)	$1,005,356
	Warrants for Common Stock	0	28,781	0	(407)	28,374
Total Non- Controlled Affiliated Public Investments		$0	$4,338,665	$4,070,696	$(30,679)	$8,378,682
Total Non- Controlled Affiliated Investments		$176,010	$45,886,920	$7,574,645	$(3,694,243)	$49,767,322

EQUITY METHOD INVESTMENT:
Accelerator IV-New York Corporation	Series A Common Stock	$0	$178,360	$0	$(5,838)	$172,522
Total Equity Method Investment		$0	$178,360	$0	$(5,838)	$172,522

(A)
Common stock, warrants, membership units and, in some cases, preferred stock are generally non-income producing and restricted. The principal amount of debt and the number of shares of common and preferred stock and number of membership units are shown in the accompanying Consolidated Schedule of Investments as of March 31, 2017.

(B)
Represents the total amount of interest or dividends and yield-enhancing fees on debt securities credited(debited) to income for the portion of the year an investment was a control or affiliate investment, as appropriate. Amounts credited to preferred or common stock represent accrued bridge note interest related to conversions that occurred during the quarter ended March 31, 2017.

(C)
Gross additions include increases in investments resulting from new portfolio investments, paid-in-kind interest or dividends, the amortization of discounts and fees. Gross additions also include net increases in unrealized appreciation or decreases in unrealized depreciation.

(D)
Gross reductions include decreases in investments resulting from principal collections related to investment repayments or sales, the amortization of premiums and acquisition costs. Gross reductions also include net increases in unrealized depreciation or decreases in unrealized appreciation.

(E)
"Majority Owned Controlled" is defined as control of 50.1 percent or more of the voting securities outstanding and/or 50.1 percent or more control of the appointment of members of the board of directors.

(F)
"Affiliated Investments" is defined as ownership of five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where we hold the right to appoint one or more members to the portfolio company’s board of directors, but less than 25 percent of the members of the board of directors.

(G)	Debt security is on non-accrual status and, therefore, is considered non-income producing during the quarter ended March 31, 2017.

 **Information related to the amount of equity in the net profit and loss for the year for the investments listed has not been included in this schedule. This information is not considered to be meaningful owing to the complex capital structures of the portfolio companies, with different classes of equity securities outstanding with different preferences in liquidation. These investments are not consolidated, nor are they accounted for under the equity method of accounting, with the exception of Accelerator IV-New York Corporation, which are accounted for under the equity method.

The following exhibits are filed herewith or incorporated by reference.

(a)(1)
Restated Certificate of Incorporation of Harris & Harris Group, Inc., dated September 23, 2005, incorporated by reference as Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 814-00176) filed on March 15, 2016.

(a)(2)
Certificate of Amendment of the Certificate of Incorporation of Harris & Harris Group, Inc., dated May 19, 2006, incorporated by reference to Exhibit 3.1(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 814-00176), filed on March 15, 2017

(a)(3)
Certificate of Change of the Certificate of Incorporation of Harris & Harris Group, Inc., dated August 5, 2010, incorporated by reference as Exhibit 3.1(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 814-00176) filed on March 15, 2016.

(a)(4)
Certificate of Change of the Certificate of Incorporation of Harris & Harris Group, Inc., dated August 5, 2010, incorporated by reference as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 814-00176), filed on March 24, 2017.

(b)	Amended and Restated By-laws, incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00176), filed on March 27, 2017.
(c)	Not applicable.
(d)
Form of Specimen Certificate of Common Stock, incorporated by reference as Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 814-00176), filed on March 16, 2015

(f)	Not applicable.
(g)	Not applicable.
(h)	Not applicable.
(i)	Form of Executive Severance Agreement, incorporated by reference as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 814-00176), filed on March 27, 2016.
(i)(2)
Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 814-00176) filed on March 14, 2012

(j)(1)
Custody Agreement by and between Harris & Harris Group, Inc. and Union Bank, dated March 11, 2011, incorporated by reference as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00176) filed on March 14, 2011

(j)(2)
Custody Agreement by and between Harris & Harris Group, Inc. and TD Bank, N.A., dated February 24, 2011, incorporated by reference as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 814-00176) filed on February 24, 2011

(k)(1)
Form of Indemnification Agreement which has been established with all directors and executive officers of the Registrant, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00176) filed on November 1, 2013

(k)(2)
Lease Agreement, dated September 24, 2009, between Rosh 1450 Properties LLC and Harris & Harris Group, Inc., incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 814-00176), filed on March 16, 2015

(l)	Not applicable.
(m)	Not applicable
(n)(2)	Consent of the Independent Registered Public Accounting Firm *
(o)	Not applicable
(p)	Not applicable.
(q)	Not applicable.
(r)	Code of Ethics Pursuant to Rule 17j-1, incorporated by reference as Exhibit 14 to the Registrant’s Current Report on Form 8-K (File No. 814-00176), filed on August 6, 2010

* Filed herewith.

Item 26. Marketing Arrangements.

Not applicable.

Item 27. Other Expenses of Issuance or Distribution.

Not applicable.

Item 28. Persons Controlled by or Under Common Control.

Direct Subsidiary

At June 28, 2017	Organized under laws of	Percentage of voting securities owned by the Registrant
H&H Ventures Management, Inc.	Delaware	100%

Indirect Subsidiary

We indirectly control Harris Partners I, L.P. The partners are H&H Ventures Management, Inc. (sole general partner) and the Company (sole limited partner).

Item 29. Number of Holders of Securities.

As of June 28, 2017, there were approximately 110 holders of record and approximately 12,000 beneficial owners of the Company's common stock.

Item 30. Indemnification.

Article 8 (“Article 8”) of our Certificate of Incorporation, as adopted by our board of directors in October 1992, and approved by our shareholders in December 1992 and restated in September 2005 and amended in May 2006, provides for the indemnification of our directors and officers to the fullest extent permitted by applicable New York law, subject to the applicable provisions of the 1940 Act.

Scope of Indemnification Under New York Law.  NYBCL §§721 – 725 generally provide that a director or officer of a New York corporation who is made or threatened to be made a party to any, action or proceeding by reason of the fact that such person was a director or officer of the corporation (i) shall be entitled to indemnification by the corporation for all expenses of litigation when such director or officer is successful on the merits or otherwise, (ii) may be indemnified by the corporation in any non-derivative action for judgments, fines, and amounts paid in settlement of, and reasonable expenses incurred as a result of such action or proceeding, although such director or officer is not successful on the merits, if such director or officer acted in good faith and for a purpose such director or officer reasonably believed to be in the best interests of the corporation (and, in criminal actions or proceedings, had no reasonable cause to believe that such director’s or officer’s conduct was unlawful), and (iii) may be indemnified by the corporation in any derivative action (i.e., a suit by a shareholder alleging a breach of a duty owed to the corporation by a director or officer) for amounts paid in settlement and reasonable expenses actually and necessarily incurred in connection with the defense or settlement of such action or in connection with an appeal of such action even if such director or officer is not successful on the merits, if such director or officer acted in good faith, for a purpose which such director or officer believed to be in the best interests of the corporation. However, no indemnification may be made in accordance with clause (iii) if the director or officer is adjudged liable to the corporation, unless the court in which the action was brought or a court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, such director or officer is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination by (i) the board of the corporation acting by a quorum of disinterested directors upon a finding that the director or officer has met the standard of conduct set forth in clauses (ii) and (iii) above or (ii) by the board, if a quorum of disinterested directors is not available, upon the opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct in clauses (ii) and (iii) has been met, or (iii) the shareholders upon a finding that indemnification is proper because the applicable standard of conduct in clauses (ii) and (iii) has been met. In addition, litigation expenses may be advanced to a director or officer prior to the final disposition of such litigation upon receipt of an undertaking by or on behalf of such director or officer to repay all advanced expenses if it is ultimately determined that such director or officer is not entitled to be indemnified or, where indemnification is granted, to repay advanced expenses to the extent such expenses exceed the indemnification to which such director or officer is entitled. The indemnification and advancement of expenses provided for by NYBCL §§721 – 725 are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. When any action with respect to indemnification of directors and officers is taken by way of amendment to the by-laws, resolution of directors, or by agreement, the corporation must mail a statement specifying the action taken to its shareholders of record no later than the date of the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, in which case the statement must be mailed within fifteen months after the date of the action taken.

The foregoing provisions are subject to Section 17(h) of the 1940 Act, which provides that neither the certificate of incorporation or by-laws nor any agreement may protect any director or officer against any liability to the Company or any of its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties.

The Indemnification Agreement.  Pursuant to the Indemnification Agreement, the Company would indemnify the indemnified director or officer (the “Indemnitee”) to the fullest extent permitted by New York law as in effect at the time of execution of the Indemnification Agreement and to such fuller extent as New York law may permit in the future, subject in each case to the applicable provisions of the 1940 Act. An Indemnitee would be entitled to receive indemnification against all judgments rendered, fines levied, and other assessments (including amounts paid in settlement of any claims, if approved by the Company), plus all reasonable costs and expenses (including attorneys’ fees) incurred in connection with the defense of any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (an “Action”), related to or arising from (i) any actual or alleged act or omission of the Indemnitee at any time as a director, officer, employee, or agent of the Company or any of its affiliates or subsidiaries, or (ii) the Indemnitee’s past, present, or future status as a director, officer, employee or agent of the Company or any of its affiliates or subsidiaries. An Indemnitee would also be entitled to advancement of all reasonable costs and expenses incurred in the defense of any Action upon a finding by a court or an opinion of independent counsel that the Indemnitee is more likely than not to prevail. If the Company makes any payment to the Indemnitee under the Indemnification Agreement and it is ultimately determined that the Indemnitee was not entitled to be indemnified, the Indemnitee would be required to repay the Company for all amounts paid to the Indemnitee under the Indemnification agreement. An Indemnitee would not be entitled to Indemnification or advancement of expenses under the Indemnification Agreement with respect to any proceeding or claim brought by him against the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We maintain directors’ and officers’ liability insurance.

Item 31. Business and Other Connections of the Adviser.

Not applicable.

Item 32. Locations of Accounts and Records.

All accounts, books, and other documents required to be maintained by Section 31(a) of the 1940 Act, and the rules thereunder are maintained at the offices of:

(1)	the Registrant, 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair NJ 07042;

(2)	the Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038; and

(3)	the Custodian, Union Bank, 350 California St, 8th Fl, San Francisco, CA 94104.

Item 33. Management Services.

None.

Item 34. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 28th day of June, 2017.

180 DEGREE CAPITAL CORP.

By:	/s/ Daniel B. Wolfe

	Name:	Daniel B. Wolfe
	Title:	President and Chief Financial Officer
(Principal Financial Officer)